Exhibit 10.1

EXECUTION VERSION

INVESTMENT AGREEMENT

dated as of May 4, 2015

by and between

GrafTech International Ltd.

and

BCP IV GrafTech Holdings LP

TABLE OF CONTENTS

		Page

ARTICLE I

PURCHASE; CLOSING

1.1	Purchase	1

1.2	Closing	2

1.3	Closing Conditions	2

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1	Representations and Warranties of the Company	5

2.2	Representations and Warranties of the Purchaser	15

ARTICLE III

COVENANTS

3.1	Filings; Other Actions	17

3.2	Reasonable Best Efforts to Close	18

3.3	Stockholder Approval; Proxy Statement	19

3.4	Authorized Common Stock	19

3.5	Series A Certificate	20

3.6	Series B Certificate	20

3.7	Certain Adjustments	20

3.8	Confidentiality	20

3.9	NYSE Listing of Shares	20

3.10	State Securities Laws	21

3.11	Negative Covenants	21

3.12	Change of Control	21

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1	Legend	22

4.2	Tax Matters	23

i

TABLE OF CONTENTS

(continued)

INDEX OF DEFINED TERMS

Term	Location of Definition
Affiliate	6.9(f)
Agreement	Preamble
Board of Directors	2.1(c)(1)
Brookfield Parties	6.9(g)
business day	6.9(d)
Bylaws	2.1(c)(2)
Capitalization Date	2.1(b)(1)
Certificate of Incorporation	2.1(c)(2)
CFIUS	1.3(a)(3)
CFIUS Clearance	1.3(a)(3)
CFIUS Notice	3.1
Closing	1.2(a)
Closing Date	1.2(a)
Code	4.2(b)
Common Stock	Recitals
Company	Preamble
Company Material Adverse Effect	6.9(h)
Company Related Parties	5.2
Company Stock Awards	2.1(b)(1)
Company Stock Options	2.1(b)(1)
Company Subsidiary	2.1(a)(2)
Confidentiality Agreement	3.8
control/controlled by/under common control with	6.9(f)
Credit Agreement	6.9(i)
Draft CFIUS Notice	3.1
Effect	6.9(j)
Environmental Law	6.9(j)
Equity Securities	6.9(l)
ERISA	6.9(m)
Exchange Act	2.1
Exon Florio	6.9(n)
Fund Guarantee	Recitals
GAAP	2.1(f)(4)
Governmental Entity	6.9(o)
Government Official	2.1(t)
herein/hereof/hereunder	6.9(c)
HSR Act	3.1
including/includes/included/include	6.9(b)
Indemnified Party	5.3(b)
Indemnifying Party	5.3(b)
Information	3.8
Intellectual Property	6.9(p)
Knowledge of the Company	6.9(q)
Law	6.9(r)

Term	Location of Definition
Letter of Intent	6.9(s)
Lien	6.9(t)
Losses	5.1
Materials of Environmental Concern	6.9(u)
Non-Recourse Party	6.17
or	6.9(a)
person	6.9(e)
Permitted Transferee	6.9(v)
Plan	6.9(w)
Preferred Shares	1.1
Preferred Stock	2.1(b)(1)
Pre-Closing Change of Control	3.12
Pre-Closing Period	3.1
Proxy Statement	3.3
Purchase Price	1.1
Purchaser	Preamble
Purchaser Related Parties	5.1
Registration Rights Agreement	6.9(x)
SEC	2.1(f)(1)
SEC Documents	2.1(f)(1)
Senior Notes	6.9(y)
Senior Subordinated Notes	6.9(z)
Series A Certificate	Recitals
Series A Number	6.9(aa)
Series A Preferred Stock	Recitals
Series B Certificate	Recitals
Series B Number	6.9(bb)
Series B Preferred Stock	Recitals
Stockholder Approval	3.3
Stockholder Meeting	3.3
Stockholder Rights Agreement	6.9(cc)
Subsidiary	2.1(a)(2)
Tax Return	6.9(dd)
Taxes	6.9(ee)
Tender Offer Letter of Intent	6.9(h)
Third Party Claim	5.3(b)
Transaction Documents	6.9(ff)
Treasury Department	3.1
Voting Debt	2.1(b)(2)

LIST OF SCHEDULES

Schedule A:	Form of Series A Convertible Preferred Stock Certificate of Designations
Schedule B:	Form of Series B Convertible Preferred Stock Certificate of Designations
Schedule C:	Form of Registration Rights Agreement
Schedule D:	Form of Stockholder Rights Agreement

INVESTMENT AGREEMENT, dated as of May 4, 2015 (this “Agreement”), by and between GrafTech International Ltd., a Delaware corporation (the “Company”), and BCP IV GrafTech Holdings LP, a limited partnership formed under the laws of Delaware (the “Purchaser”).

RECITALS:

WHEREAS, the Company proposes to issue and sell to the Purchaser (including its permitted assignees pursuant to Section 6.8) shares of its preferred stock, par value $0.01 per share, designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”), having the terms set forth in the Certificate of Designations (the “Series A Certificate”) in the form attached to this Agreement as Schedule A, subject to the terms and conditions set forth in this Agreement;

WHEREAS, the Company proposes to issue and sell to the Purchaser (including its permitted assignees pursuant to Section 6.8) shares of its preferred stock, par value $0.01 per share, designated as “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”), having the terms set forth in the Certificate of Designations (the “Series B Certificate”) in the form attached to this Agreement as Schedule B, subject to the terms and conditions set forth in this Agreement;

WHEREAS, the Series A Preferred Stock will be convertible into shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”);

WHEREAS, the Series B Preferred Stock will be conditionally convertible into shares of Series A Preferred Stock;

WHEREAS, concurrently herewith, and as a condition and inducement to enter into this Agreement, Brookfield Capital Partners IV L.P. (“Brookfield”) has delivered a limited guarantee (the “Fund Guarantee”) in favor of the Company, pursuant to which Brookfield has irrevocably guaranteed the payment, performance and discharge of the obligations of the Purchaser under this Agreement.

WHEREAS, capitalized terms used in this Agreement have the meanings set forth in Section 6.9 or such other section indicated in the preceding Index of Defined Terms.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

PURCHASE; CLOSING

1.1 Purchase. On the terms and subject to the conditions herein, on the Closing Date, the Company agrees to sell and issue to the Purchaser, and the Purchaser agrees to purchase from the Company (i) the Series A Number of shares of Series A Preferred Stock, free and clear of any Liens (other than restrictions arising under applicable securities Laws and the Stockholder Rights Agreement), at a purchase price of $1,000 per share of Series A Preferred Stock, and (ii)

the Series B Number of shares of Series B Preferred Stock, free and clear of any Liens (other than restrictions arising under applicable securities Laws and the Stockholder Rights Agreement), at a purchase price of $1,000 per share of Series B Preferred Stock, for an aggregate purchase price of $150,000,000 in cash (the “Purchase Price”). The shares of Series A Preferred Stock and Series B Preferred Stock to be issued and sold by the Company to the Purchaser pursuant to this Agreement are collectively referred to as the “Preferred Shares”.

1.2 Closing.

(a) Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the purchase and sale by the Purchaser of the Preferred Shares referred to in Section 1.1 pursuant to this Agreement (the “Closing”) shall be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, at 10:00 a.m. New York time on the third business day after the satisfaction or waiver of the latest to occur of the conditions set forth in Section 1.3 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to their satisfaction) or at such other date, time and place as the Company and the Purchaser agree (the “Closing Date”).

(b) Subject to the satisfaction or waiver on or prior to the Closing Date of the applicable conditions to the Closing in Section 1.3, at the Closing:

(1) the Company will deliver to the Purchaser (i) certificates representing the Series A Preferred Stock being purchased, (ii) certificates representing the Series B Preferred Stock being purchased, (ii) the executed Registration Rights Agreement, in the form of Schedule C hereto, (iii) the executed Stockholder Rights Agreement, in the form of Schedule D hereto and (iv) all other documents, instruments and writings required to be delivered by the Company to the Purchaser pursuant to this Agreement or otherwise required in connection herewith; and

(2) the Purchaser will deliver or cause to be delivered (i) to a bank account designated by the Company in writing at least two (2) business days prior to the Closing Date, the Purchase Price by wire transfer of immediately available funds, (ii) the executed Registration Rights Agreement and (iii) the executed Stockholder Rights Agreement and all other documents, instruments and writings required to be delivered by the Purchaser to the Company pursuant to this Agreement or otherwise required in connection herewith.

1.3 Closing Conditions.

(a) The obligation of the Purchaser, on the one hand, and the Company, on the other hand, to effect the Closing is subject to the satisfaction or written waiver by the Purchaser and the Company prior to the Closing of the following conditions:

(1) no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Entity, and no Law shall be in effect restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

(2) all applicable waiting periods (and any extension thereof) prescribed by the HSR Act and other applicable antitrust Laws agreed to by the Purchaser and the Company shall have expired or shall have been terminated; and

(3) the receipt by the Purchaser of written notice from the Committee on Foreign Investment in the United States (“CFIUS”) with (A) its determination that the transaction contemplated by this Agreement is not subject to Exon-Florio, (B) its determination following a review or investigation of the transaction that there are no unresolved national security concerns, or (C) a determination by the President of the United States not to suspend or prohibit the transaction contemplated by this Agreement pursuant to his authority under Exon-Florio, and (ii) CFIUS has not required any condition to mitigate any threat to the national security of the United States that is unacceptable to the Purchaser (collectively, “CFIUS Clearance”).

(b) The obligation of the Purchaser to effect the Closing is also subject to the satisfaction or written waiver by the Purchaser at or prior to the Closing of the following conditions:

(1) (i) the representations and warranties of the Company set forth in Section 2.1 hereof (other than Sections 2.1(a)(1), 2.1(b), 2.1(c)(1), 2.1(e) and 2.1(h)) shall be true and correct (disregarding all qualifications or limitations as to materiality or Company Material Adverse Effect) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect, and (ii) the representations and warranties of the Company set forth in Sections 2.1(a)(1), 2.1(b), 2.1(c)(1), 2.1(e) and 2.1(h) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date;

(2) the Company shall have performed in all material respects all obligations required to be performed by it pursuant to this Agreement prior to the Closing;

(3) the Purchaser shall have received a certificate signed on behalf of the Company by a duly authorized person certifying to the effect that the conditions set forth in Sections 1.3(b)(1), (2), (8) and (9) have been satisfied;

(4) the Company shall have adopted and filed the Series A Certificate with the Secretary of State of the State of Delaware, and the Series A Certificate shall be in full force and effect;

(5) the Company shall have adopted and filed the Series B Certificate with the Secretary of State of the State of Delaware, and the Series B Certificate shall be in full force and effect;

(6) the shares of Common Stock issuable upon conversion of the Series A Preferred Stock (including the Series A Preferred Stock issuable upon conversion of the Series B Preferred Stock) shall have been approved for listing on the New York Stock Exchange (“NYSE”), subject to official notice of issuance;

(7) substantially contemporaneous with the Closing, the Company shall have reimbursed the documented, out-of-pocket third-party costs and expenses of the Purchaser incurred in connection with the transaction contemplated by this Agreement, including the fees and expenses of Weil, Gotshal & Manges LLP, counsel to the Purchaser, as well as Purchaser’s financial advisors, accountants, consultants and other advisors; provided that the aggregate of all such costs and expenses reimbursable by the Company shall not exceed $500,000;

(8) the Board of Directors shall have taken all actions necessary, without expanding the Board of Directors beyond eleven (11) directors, to cause to be elected to the Board of Directors, effective immediately upon the Closing, two (2) individuals designated by the Purchaser in writing at least three (3) business days prior to the Closing Date, and the Board of Directors shall have appointed at least one of such individuals to each committee of the Board of Directors (other than the special committee formed to handle the 2015 annual meeting of the stockholders), subject to compliance with the applicable Law and NYSE rules regarding qualification, the Company’s director qualifications and completion by such individuals of a D&O questionnaire, and the Purchaser shall have received evidence reasonably satisfactory to it of the taking of such actions; and

(9) since March 31, 2015, there shall not have occurred any Company Material Adverse Effect.

(c) The obligation of the Company to effect the Closing is also subject to the satisfaction or written waiver by the Company prior to the Closing of the following conditions:

(1) (i) the representations and warranties of the Purchaser set forth in Section 2.2 hereof (other than Sections 2.2(a), 2.2(b)(1), 2.2(c) and 2.2(d)) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or have a material adverse effect on the ability of the Purchaser to fully perform its covenants and obligations under the Transaction Documents and (ii) the representations and warranties of the Purchaser set forth in Sections 2.2(a), 2.2(b)(1), 2.2(c) and 2.2(d) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date;

(2) the Purchaser shall have performed in all material respects all obligations required to be performed by it pursuant to this Agreement prior to the Closing; and

(3) the Company shall have received a certificate signed on behalf of the Purchaser by a senior executive officer certifying to the effect that the conditions set forth in Sections 1.3(c)(1) and (2) have been satisfied.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company. Except as set forth (x) in publicly available SEC Documents filed prior to the date of this Agreement, excluding any disclosures set forth in risk factors or any “forward looking statements” within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or (y) in a correspondingly identified schedule attached hereto (provided that any such disclosure shall be deemed to be disclosed with respect to each other representation and warranty to which the relevance of such exception is reasonably apparent on the face of such disclosure), the Company represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date), that:

(a) Organization and Authority.

(1) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, has all requisite corporate power and authority to own its properties and conduct its business as presently conducted, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have Company Material Adverse Effect. True and accurate copies of the Certificate of Incorporation and Bylaws, each as in effect as of the date of this Agreement, have been made available to the Purchaser prior to the date hereof.

(2) Each material Company Subsidiary is duly organized and validly existing under the laws of its jurisdiction of organization, has all requisite corporate or other applicable entity power and authority to own its properties and conduct its business as presently conducted, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As used herein, “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (x) of which such Person or a subsidiary of such Person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or Persons performing similar functions with respect to such Person, is directly or indirectly owned by such Person and/or one or more subsidiaries thereof; and “Company Subsidiary” means any Subsidiary of the Company.

(b) Capitalization.

(1) The authorized capital stock of the Company consists of 225,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”). As of the close of business on April 20, 2015 (the “Capitalization Date”), there were 137,677,872 shares of Common Stock outstanding and zero shares of Preferred Stock outstanding. As of the close of business on the Capitalization Date, (i) 1,945,043 shares of Common Stock were reserved for issuance upon the exercise or payment of stock options outstanding on such date (“Company Stock Options”) and 4,193,962 shares of Common Stock were reserved for issuance upon the exercise or payment of stock units (including restricted stock and restricted stock units) or other equity-based incentive awards granted pursuant to any plans, agreements or arrangements of the Company and outstanding on such date), including Company Stock Options (collectively, the “Company Stock Awards”) and (ii) 15,446,360 shares of Common Stock were held by the Company in its treasury. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. From the Capitalization Date through and as of the date of this Agreement, no other shares of Common Stock or Preferred Stock have been issued other than shares of Common Stock issued in respect of the exercise of Company Stock Options or grant or payment of Company Stock Awards in the ordinary course of business. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect.

(2) No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. Except (i) pursuant to any cashless exercise provisions of any Company Stock Options or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under Company Stock Options or Company Stock Awards, and (ii) as set forth in Section 2.1(b)(1), the Company does not have and is not bound by any outstanding options, preemptive rights, rights of first offer, warrants, calls, commitments or other rights or agreements calling for the purchase or issuance of, or securities or rights convertible into, or exchangeable for, any shares of Common Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement).

(c) Authorization.

(1) The Company has the corporate power and authority to enter into this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of the Company (the “Board of Directors”). This Agreement has been, and (as of the Closing) the other Transaction Documents will be, duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the

Purchaser, is, and (as of the Closing) each of the other Transaction Documents will be, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). No other corporate proceedings are necessary for the execution and delivery by the Company of this Agreement or the other Transaction Documents, the performance by it of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby other than the Stockholder Approval with respect to the exchange of Series B Preferred for Series A Preferred Stock in accordance with the terms of the Series B Certificate of Designations. The Board of Directors has taken all necessary actions such that the restrictions set forth in Section 203 of the Delaware General Corporation Law will not apply to any acquisition by the Purchaser of the Preferred Shares to be issued pursuant to this Agreement or upon the conversion of the Preferred Shares issued pursuant to this Agreement.

(2) Neither the execution and delivery by the Company of this Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof (including the conversion or exercise provisions of the Preferred Shares), will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the material properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (i) the certificate of incorporation of the Company (as amended or modified from time to time prior to the date hereof, the “Certificate of Incorporation”) or bylaws of the Company (as amended or modified from time to time prior to the date hereof, the “Bylaws”) or the certificate of incorporation, charter, bylaws or other governing instrument of any Company Subsidiary or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (B) violate any law, statute, ordinance, rule, regulation, permit, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets, except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(3) Other than (A) the securities or blue sky laws of the various states and Canada, (B) approval or expiration of applicable waiting periods under the HSR Act and the antitrust laws agreed to by the Purchaser and the Company, (C) the CFIUS Clearance, (D) the filing with the Secretary of State of the State of Delaware of the Series A Certificate and the Series B Certificate, (E) the filing of a Form D, one or more Forms 8-K and the Proxy Statement with the SEC, and (F) the listing on the NYSE of the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the consummation by the Company of the transactions contemplated by this Agreement or the other Transaction Documents.

(d) Sale of Securities. Based in part on the Purchaser’s representations in Section 2.2, the offer and sale of the Preferred Shares is exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations promulgated thereunder. Without limiting the foregoing, neither the Company nor, to the Knowledge of the Company, any other person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offer or sales of the Preferred Shares and neither the Company nor, to the Knowledge of the Company, any person acting on its behalf, has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Preferred Shares under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in Regulation D or any other applicable exemption from registration under the Securities Act not being available, nor will the Company take any action or steps that would cause the offering or issuance of the Preferred Shares under this Agreement to be integrated with other offerings.

(e) Status of Securities. The Preferred Shares to be issued pursuant to this Agreement, the shares of Series A Preferred Stock to be issued upon conversion of the Series B Preferred Stock (subject to the Stockholder Approval), and the shares of Common Stock to be issued upon conversion of the Series A Preferred Stock have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor as provided in this Agreement, the Series A Certificate or the Series B Certificate, such securities will be validly issued, fully paid and nonassessable, will not be subject to preemptive rights of any other stockholder of the Company, and will effectively vest in the Purchaser good title to all such securities, free and clear of all Liens (other than Liens incurred by the Purchaser and restrictions arising under applicable securities Laws), except restrictions imposed by the Securities Act, any applicable state or foreign securities laws and the Stockholder Rights Agreement. Upon any conversion of any shares of Series A Preferred Stock into Common Stock pursuant to the Series A Certificate, the shares of Common Stock issued upon such conversion will be validly issued, fully paid and nonassessable, and will not be subject to preemptive rights of any other stockholder of the Company, and will effectively vest in the Purchaser good title to all such securities, free and clear of all Liens (other than Liens incurred by the Purchaser, restrictions arising under applicable securities Laws), except restrictions imposed by the Securities Act, any applicable state or foreign securities laws and the Stockholder Rights Agreement. The respective rights, preferences, privileges, and restrictions of the Series A Preferred Stock, Series B Preferred Stock and the Common Stock are as stated in the Certificate of Incorporation (including the Series A Certificate and the Series B Certificate). The shares of Common Stock to be issued upon any conversion of shares of Preferred Shares into Common Stock have been duly reserved for such issuance.

(f) SEC Documents; Financial Statements.

(1) The Company has filed all required reports, proxy statements, forms, and other documents with the Securities and Exchange Commission (the “SEC”) since December 31, 2012 (collectively, the “SEC Documents”). Each of the SEC Documents, as of its respective date complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and, except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document filed and publicly available prior to the date of this Agreement, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(2) The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are reasonably designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the individuals responsible for the preparation of the Company’s filings with the SEC and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the Board of Director’s audit committee (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date of this Agreement, to the Knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

(3) There is no transaction, arrangement or other relationship between the Company and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Documents and is not so disclosed.

(4) The financial statements of the Company and its consolidated Subsidiaries included in the SEC Documents (a) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, in each case as of the date such SEC Document was filed, and (b) have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows of the Company and its consolidated subsidiaries for the periods then ended (subject, in the case of unaudited statements, to the absence of footnote disclosures and normal audit adjustments).

(g) Undisclosed Liabilities. Except for (i) those liabilities that are reflected or reserved for in the consolidated financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, (ii) liabilities incurred since December 31, 2014 in the ordinary course of business consistent with past practice, (iii) liabilities incurred pursuant to the transactions contemplated by this Agreement, the Registration Rights Agreement or the Stockholder Rights Agreement, and (iv) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries do not have any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise).

(h) Brokers and Finders. Except for J.P. Morgan Securities LLC pursuant to that certain engagement letter dated April 20, 2015, the fees and expenses of which will be paid by the Company, neither the Company nor its Subsidiaries or any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company in connection with this Agreement or the transactions contemplated hereby.

(i) Litigation. There is no action, suit, proceeding or investigation pending or, to the Knowledge of the Company, threatened (including “cease and desist” letters or invitations to take patent license) against, nor any outstanding judgment, order, writ or decree against, the Company or any of its Subsidiaries or any of their respective assets before or by any Governmental Entity, which in the aggregate have, or if adversely determined, would reasonably be expected to have, a Company Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in default with respect to any judgment, order or decree of any Governmental Entity.

(j) Taxes.

(1) Each of the Company and its Subsidiaries has filed all material Tax Returns required to have been filed, such Tax Returns were accurate in all material respects, and all material Taxes due and payable (taking into account any extensions properly obtained) by the Company (whether or not shown on any Tax Return) have been timely paid, except for those which are being contested in good faith and by appropriate proceedings and in respect of which adequate reserves with respect thereto are maintained in accordance with GAAP.

(2) No material examination or audit of any Tax Return relating to any material Taxes of the Company or any of its Subsidiaries or with respect to any material Taxes due from or with respect to the Company or any of its Subsidiaries by any taxing authority is currently in progress or threatened in writing.

(3) Neither the Company nor any of its Subsidiaries has engaged in, or has any obligation with respect to, any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4.

(4) The Company is not and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding Corporation” within the meaning of Section 897(c)(2) of the Code.

(k) Permits and Licenses. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by each Governmental Entity necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations and permits would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(l) Environmental Matters. The Company and its Subsidiaries are in compliance with all, and since January 1, 2012 have not violated any, applicable Environmental Laws except where failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has released Materials of Environmental Concern and, to the Knowledge of the Company, Materials of Environmental Concern are not present at, under, in or affecting any Property currently or formerly owned, leased or used by the Company or any of its Subsidiaries, or at any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage or disposal, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(m) Title. Each of the Company and its Subsidiaries has (i) good and marketable title to its Property that is owned real property, (ii) to the Knowledge of the Company, valid leases to its Property that is leased real property, and (iii) good and valid title to all of its other Property, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(n) Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company or its Subsidiaries exclusively own all (a) Intellectual Property registrations and applications filed in their names that have not expired or been abandoned, which such registrations are subsisting and unexpired, and to the Knowledge of the Company, valid and enforceable and (b) other proprietary Intellectual Property used in the conduct of the businesses of the Company or its Subsidiaries that is not used pursuant to a license; provided, however, the foregoing representation in Section 2.1(n)(i) is subject to the Knowledge of the Company with respect to patents owned by third parties under which a license may be needed to practice any such Intellectual Property; (ii) the conduct of the businesses of Company and its Subsidiaries does not materially infringe the Intellectual Property of any third party, and to the Knowledge of the Company, no person is materially infringing any Intellectual Property owned by the Company or its Subsidiaries; (iii) the Company and its Subsidiaries take reasonable actions to protect the material trade secrets and confidential information owned by the Company or its Subsidiaries and the security and operation of their material software, websites and systems (and the data therein), and there have been no material breaches or outages of same; and (iv) there are no judicial or administrative orders, decrees or judgments to which the Company or any of the Subsidiaries is a party or by which they are bound which restrict any rights to any material proprietary Intellectual Property used in the conduct of the businesses of the Company or its Subsidiaries.

(o) Employee Benefits/Labor.

(1) Except as would not reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect, (A) each Plan complies with, and has been operated and administered in compliance with, its terms and all applicable Laws (including, without limitation ERISA and the Code), (B) the Company and each of its Subsidiaries have filed all reports, returns, notices, and other documentation required by ERISA, the Code or other applicable Law to be filed with any Governmental Entity with respect to each Plan, (C) with respect to any Plan, no actions, Liens, lawsuits, claims or complaints (other than routine claims for benefits, appeals of such claims and domestic relations order proceedings) are pending or, to the Knowledge of the Company, threatened, and, to the Knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such actions, Liens, lawsuits, claims or complaints, and (D) to the Knowledge of the Company, no event has occurred with respect to a Plan which would reasonably be expected to result in a liability of the Company or any of its Subsidiaries to any Governmental Entity. Neither the Company, its Subsidiaries, nor any other entity which, together with the Company or its Subsidiaries, would be treated as a single employer under Section 4001 of ERISA or Section 414 of the Code, has at any time during the last six (6) years maintained, sponsored or contributed to any employee benefit plan that is subject to Title IV of ERISA, including, without limitation, any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

(2) Except as would not reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect, none of the execution of, or the completion of the transactions contemplated by, this Agreement (whether alone or in connection with any other event(s)), could result in (A) severance pay or an increase in severance pay upon termination after Closing to any current or former employee of the Company or its Subsidiaries, (B) any payment, compensation or benefit becoming due, or increase in the amount of any payment, compensation or benefit due, to any current or former employee of the Company or its Subsidiaries, (C) acceleration of the time of payment or vesting or result in funding of compensation or benefits to any current or former employee of the Company or its Subsidiaries, (D) any new material obligation under any Plan, (E) any limitation or restriction on the right of Company to merge, amend, or terminate any Plan, or (F) any payments which would not be deductible under Section 280G of the Code or subject to Tax under Section 4999 of the Code. No Plan provides for reimbursement or gross-up of any excise tax under Section 409A or Section 4999 of the Code.

(3) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, as of the date of this Agreement: (A) the Company and each of its Subsidiaries is not a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of the Company or any Subsidiary, nor is any such contract or agreement presently being negotiated; (B) to the Knowledge of the Company, no campaigns are being conducted to solicit cards from any of the employees of the Company or any of its Subsidiaries to authorize representation by any labor organization, and no such campaigns have been conducted within the past three years; (C) no labor strike, slowdown, work stoppage, dispute, lockout or other labor controversy is in effect or, to the Knowledge of the Company, threatened in writing, and neither the Company nor any of its Subsidiaries has experienced any such labor controversy within the past three years; (D) no unfair labor practice charge or complaint is pending or, to the Knowledge of the Company, threatened in writing with respect to any employment practices of the Company or any of its Subsidiaries; (E) no action, complaint, charge, inquiry, proceeding or investigation by or on behalf of any current or former employee, labor organization or other representative of the employees of the Company or any of its Subsidiaries (including persons employed jointly by such entities with any other staffing or other similar entity) is pending or, to the Knowledge of the Company, threatened in writing; (F) the Company and each of its Subsidiaries are in compliance with all applicable laws, agreements, contracts, policies, plans and programs relating to employment, employment practices, compensation, benefits, hours, terms and conditions of employment, and the termination of employment, including any obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988, as amended, the classification of employees as exempt or non-exempt from overtime pay requirements, the provision of meal and rest breaks and pay for all working time, and the proper classification of individuals as non-employee contractors or consultants; and (G) the Company and each of its Subsidiaries is in compliance with all applicable Law relating to child labor, forced labor and involuntary servitude.

(4) With respect to the Company’s Benefits Protection Trust: (A) the only plan covered by the Benefits Protection Trust is the Deferred Compensation Plan and (B) the Company makes contributions to the Benefits Protection Trust so that the liabilities of the Deferred Compensation Plan are fully funded at March 31, 2015 (with cash and, at March 31, 2015, 72,679 shares of Common Stock valued, at March 31, 2015, at approximately $700,000).

(p) Indebtedness. Neither the Company nor any of its Subsidiaries is, immediately prior to the execution and delivery of this Agreement, in default in the payment of any material indebtedness or in default under any agreement relating to its material indebtedness.

(q) Registration Rights. Except as provided in the Registration Rights Agreement, the Company has not granted or agreed to grant, and is not under any obligation to provide, any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.

(r) Compliance with Laws. Neither the Company nor any of its Subsidiaries is, or since January 1, 2012 has been, in violation of any applicable Law, except where such violation would not, individually or in the aggregate, reasonably be expected to have, or has not had, a Company Material Adverse Effect. To the Knowledge of the Company as of the date of this Agreement, neither the Company nor any of its Subsidiaries is being investigated with respect to any applicable Law, except for such of the foregoing as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(s) Absence of Changes. Since December 31, 2014, there has not been any action or omission of the Company or any of its Subsidiaries that, if such action or omission occurred between the date of this Agreement and the Closing Date, would violate Section 3.11.

(t) Illegal Payments; FCPA Violations. None of the Company or its Subsidiaries, nor any of their respective officers, directors, employees, nor, to the Knowledge of the Company, any agent, representative or consultant of the Company or its Subsidiaries have, in connection with the business of the Company: (i) corruptly offered, paid, promised to pay, or authorized the payment of, directly or indirectly, anything of value, including, but not limited to, money, loans, gifts, travel, or entertainment, to any person acting in an official capacity for any Government Entity, to any political party or official thereof, or to any candidate for political office (each, a “Government Official”) with the purpose of (a) influencing any act or decision of such Government Official in his official capacity; (b) inducing such Government Official to perform or omit to perform any activity in violation of his legal duties; (c) securing any improper advantage; or (d) inducing such Government Official to influence or affect any act or decision of such Government Entity, except as permitted under the U.S. Foreign Corrupt Practices Act; (ii) made any illegal contribution to any political party or candidate; (iii) made, offered or promised to pay any bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature, directly or indirectly, in connection with the business of the Company, to any person, including any supplier or customer; (iv) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose; or (v) otherwise violated the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010 or any other applicable anti-corruption or anti-bribery law.

(1) For purposes of this Section, “Government Official” means any officer or employee of a Government Entity or any department, agency, or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such Government or department, agency, or instrumentality, or for or on behalf of any such public international organization, or any political party, party official, or candidate thereof, excluding officials related to the government of the United States; and

(2) “Government Entity” means any foreign Government, any political subdivision thereof, or any corporation or other entity owned or controlled in whole or in part by any Government or any sovereign wealth fund, excluding entities related to the government of the United States.

(u) Economic Sanctions. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company is not in contravention of and has not engaged in any conduct sanction sanctionable under U.S. economic sanctions laws, including laws administered and enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, 31 C.F.R. Part V, the Iran Sanctions Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act, the Iran Threat Reduction and Syria Human Rights Act, the Iran Freedom and Counter-Proliferation Act of 2012, and any executive order issued pursuant to any of the foregoing.

(v) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to, have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received as of the date of this Agreement any notification that the SEC is contemplating terminating such registration.

(w) No Restriction on Ability to Pay Cash Dividends. Except as set forth in the the Credit Agreement, the Company is not party to any contract, agreement, arrangement or other understanding, oral or written, express or implied, and is not subject to any provision in its Certificate of Incorporation or Bylaws or other governing documents or resolutions of the Board of Directors that, in each case, by its terms restricts, limits, prohibits or prevents the Company from paying dividends, including in full in cash on the Preferred Shares in the amounts contemplated by the Series A Certificate and Series B Certificate, as applicable.

(x) No Additional Representations. Except for the representations and warranties made by the Company in this Section 2.1, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to the Purchaser, or any of its Affiliates or representatives, with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective business, or (ii) any oral or written information presented to the Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Purchaser and its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement or in any certificate delivered pursuant hereto, nor will anything in this Agreement operate to limit any claim by the Purchaser or any of its Affiliates for fraud.

2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date),that:

(a) Organization and Authority. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where failure to be so qualified would not reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis, and the Purchaser has the corporate or other power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is now being conducted.

(b) Authorization.

(1) The Purchaser has the corporate or other power and authority to enter into this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Purchaser and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Purchaser, and no further approval or authorization by any of its stockholders, partners, members or other equity owners, as the case may be, is required. This Agreement has been and (as of the Closing) the other Transaction Documents will be, duly and validly executed and delivered by the Purchaser and assuming due authorization, execution and delivery by the Company, is, and (as of the Closing) each of the other Transaction Documents will be, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(2) Neither the execution, delivery and performance by the Purchaser of this Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Purchaser with any of the provisions hereof or thereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Purchaser under any of the terms, conditions or provisions of (i) its governing instruments or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Purchaser is a party or by which it may be bound, or to which the Purchaser or any of the properties or assets of the Purchaser may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Purchaser or any of their respective properties or assets except in the case of clause (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or have a material adverse effect on the Purchaser’s ability to fully perform its respective covenants and obligations under this Agreement.

(3) Other than (A) the securities or blue sky laws of the various states and Canada, (B) approval or expiration of applicable waiting periods under the HSR Act and the antitrust Laws agreed to by the Purchaser and the Company and (C) CFIUS Clearance, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the consummation by the Purchaser of the transactions contemplated by this Agreement or the other Transaction Documents.

(c) Purchase for Investment. The Purchaser acknowledges that the Preferred Shares have not been registered under the Securities Act or under any state securities laws. The Purchaser (1) acknowledges that it is acquiring the Preferred Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Preferred Shares to any person in violation of applicable securities laws, (2) will not sell or otherwise dispose of any of the Preferred Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act, any other applicable securities laws and the Stockholder Rights Agreement, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Preferred Shares and of making an informed investment decision, (4) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act), (5) is a “qualified institutional buyer” (as that term is defined in Rule 144A of the Securities Act), and (6) (A) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Preferred Shares, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access and (C) can bear the economic risk of (x) an investment in the Preferred Shares indefinitely and (y) a total loss in respect of such investment. The Purchaser has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to, its investment in the Preferred Shares and to protect its own interest in connection with such investment.

(d) Financial Capability. The Purchaser at the Closing will have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement. The Purchaser is not aware of any reason why the funds sufficient to fulfill its obligations under Article I will not be available on the Closing Date.

(e) Brokers and Finders. Neither the Purchaser nor its Affiliates or any of their respective officers, directors, employees or agents has employed any broker or finder for which the Company will incur any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees.

ARTICLE III

COVENANTS

3.1 Filings; Other Actions. During the period commencing on the date hereof and terminating on the earlier to occur of (a) the Closing and (b) the termination of this Agreement in accordance with the provisions hereof (the “Pre-Closing Period”), each of the Purchaser, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters. In particular, the Purchaser and the Company shall submit to CFIUS (i) a draft joint voluntary notice of the transaction contemplated by this agreement pursuant to 31 C.F.R. § 800.401(f) (the “Draft CFIUS Notice”) within 10 business days of the date hereof; (ii) a joint voluntary notice pursuant to 31 C.F.R. § 800.401(a) (the “CFIUS Notice”) within 20 business days of the date hereof, unless U.S. Department of the Treasury (“Treasury Department”) comments on the Draft CFIUS Notice indicate that filing the CFIUS Notice at a later date would be prudent, in which case the CFIUS Notice shall be filed as soon thereafter as is practicable in light of the Treasury Department’s comments; and (iii) any supplemental information requested by CFIUS within any deadline imposed by CFIUS under Exon-Florio. The Purchaser and the Company shall cooperate in all respects with each other to provide or cause to be provided to CFIUS all information requested by CFIUS. In addition, the Purchaser and the Company shall use all reasonable best efforts to obtain or submit, as the case may be, as promptly as practicable following the date hereof (and in any event within fifteen (15) business days of the date hereof), the approvals and authorizations of, filings and registrations with, and notifications to, or expiration or termination of any applicable waiting period, under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and other applicable antitrust Laws, in each case, with respect to the transactions contemplated hereby, including the issuance of Preferred Shares and Common Stock to the Purchaser (upon conversion of Series A Preferred Stock). Without limiting the foregoing, the Purchaser and the Company shall prepare and file a Notification and Report Form pursuant to the HSR Act in connection with the transactions contemplated by this Agreement. The Purchaser and the Company will have the right to review in advance, and to the extent practicable, each will consult with the other, in each case, subject to applicable laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 3.1. The Purchaser shall promptly furnish the Company, and the Company shall promptly furnish the Purchaser, to the extent permitted by Law, with copies of written communications received by it or its Subsidiaries from any Governmental Entity in respect of the transactions contemplated by this Agreement.

3.2 Reasonable Best Efforts to Close. During the Pre-Closing Period, the Company and the Purchaser will use reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary under applicable laws so as to permit consummation of the transactions contemplated hereby as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate reasonably with the other party hereto to that end, including in relation to the satisfaction of the conditions to Closing set forth in Sections 1.3(a), (b) and (c) and cooperating in seeking to obtain any consent required from Governmental Entities.

3.3 Stockholder Approval; Proxy Statement. The Company agrees to use its reasonable best efforts to seek the approval of the holders of a majority of the outstanding Common Stock voting as a single class (which, for this purpose, shall not include the votes of holders of shares of the Series A Preferred Stock), in accordance with applicable Law, the By-laws and the NYSE Listed Company Manual, of the conversion of the Series B Preferred Stock into Series A Preferred Stock (the “Stockholder Approval”) at the 2015 annual meeting of the stockholders of the Company (the “Stockholder Meeting”), which shall be held as soon as reasonably practicable after the consummation of the transactions contemplated by this Agreement, provided that if the Purchaser or an Affiliate of the Purchaser commences the tender offer contemplated by the Tender Offer Letter of Intent, such meeting shall be scheduled promptly following consummation or termination of such tender offer. The preliminary proxy statement to be sent to the Company’s stockholders in connection with the Stockholder Meeting (the “Proxy Statement”) shall include the recommendation of the Board of Directors that the stockholders vote in favor of the Stockholder Approval. If the Stockholder Approval is not obtained at the Stockholder Meeting, then the Company will use its reasonable best efforts to obtain the Stockholder Approval at the next occurring annual meeting of the stockholders of the Company. The Company shall use commercially reasonable efforts to solicit from the stockholders proxies in favor of the Stockholder Approval and to obtain the Stockholder Approval. The Purchaser agrees to furnish to the Company all information concerning the Purchaser and its Affiliates as the Company may reasonably request in connection with any stockholder meeting at which the Stockholder Approval is sought. The Company shall respond reasonably promptly to any comments received from the SEC with respect to any preliminary Proxy Statement. The Company shall provide to the Purchaser, as promptly as reasonably practicable after receipt thereof, any written comments from the SEC or any written request from the SEC or its staff for amendments or supplements to the Proxy Statement or any preliminary proxy statement as it relates to the Stockholder Approval and shall provide the Purchaser with copies of all correspondence between the Company, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement as it relates to the Stockholder Approval. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC or its staff with respect thereto as it relates to the Stockholder Approval, the Company shall provide the Purchaser with a reasonable opportunity to review and comment on such document or response.

3.4 Authorized Common Stock. At any time that any Preferred Shares are outstanding, the Company shall from time to time take all lawful action within its control to cause the authorized capital stock of the Corporation to include a sufficient number of authorized but unissued shares of (a) Common Stock to satisfy the conversion requirements of all shares of the Series A Preferred Stock then outstanding (assuming full conversion of the Series B Preferred Stock and giving effect to any adjustment to the Conversion Rate (as defined in the Series A Certificate) pursuant to Section 9 of the Series A Certificate) and (b) Series A Preferred Stock to satisfy the conversion requirements of all shares of the Series B Preferred Stock then outstanding (giving effect to any adjustment of the Conversion Rate (as defined in the Series B Certificate) pursuant to Section 9 of the Series B Certificate). All shares of Common Stock delivered upon conversion of the Series A Preferred Stock shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and free and clear of any Liens (other than Liens incurred by the Purchaser, restrictions arising under applicable securities Laws or the Stockholder Rights Agreement).

3.5 Series A Certificate. Prior to the Closing, the Company shall file in the office of the Secretary of State of the State of Delaware the Series A Certificate in the form attached to this Agreement as Schedule A, with such changes thereto as the parties may agree.

3.6 Series B Certificate. Prior to the Closing, the Company shall file in the office of the Secretary of State of the State of Delaware the Series B Certificate in the form attached to this Agreement as Schedule B, with such changes thereto as the parties may agree.

3.7 Certain Adjustments. If any occurrence from the date hereof until the Closing would have resulted in an adjustment to the Conversion Rate (as defined in the Series A Certificate) pursuant to Section 9 of the Series A Certificate if the Series A Preferred Stock had been issued and outstanding since the date hereof, the Company shall adjust the Conversion Rate, effective as of the Closing, in the same manner as would have been required by Section 9 of the Series A Certificate if the Series A Preferred Stock had been issued and outstanding since the date hereof.

3.8 Confidentiality. Each party to this Agreement will hold, and will cause its respective Affiliates and their respective directors, managers, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a regulatory authority is necessary in connection with any necessary regulatory approval, examination or inspection or unless disclosure is required by judicial or administrative process or by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange (in which case, other than in connection with a disclosure in connection with a routine audit or examination by, or document request from, a regulatory or self-regulatory authority, bank examiner or auditor, the party disclosing such information shall provide the other party with prior written notice of such permitted disclosure), all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by or on behalf of such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (1) previously known by such party from other sources, provided that such source was not known, after reasonable inquiry and investigation, by such party to be bound by a contractual, legal or fiduciary obligation of confidentiality to the other party, (2) in the public domain through no violation of this Section 3.8 by such party or (3) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, financing sources and other consultants and advisors. The Confidentiality Agreement, dated as of March 20, 2015 (the “Confidentiality Agreement”), by and between GrafTech International Ltd. and Brookfield Capital Partners LLC shall remain in full force and effect.

3.9 NYSE Listing of Shares. To the extent it has not already done so, the Company shall promptly apply to cause the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock to be approved for listing on the NYSE, subject to official notice of issuance.

3.10 State Securities Laws. During the Pre-Closing Period, the Company shall use its reasonable best efforts to (a) obtain all necessary permits and qualifications, if any, or secure an exemption therefrom, required by any state or country prior to the offer and sale of Common Stock upon the conversion of the Preferred Shares and/or the Preferred Shares and (b) cause such authorization, approval, permit or qualification to be effective as of the Closing and, as to such Common Stock, as of any conversion of the Preferred Shares.

3.11 Negative Covenants. During the Pre-Closing Period, the Company and its Subsidiaries shall use their reasonable best efforts to operate their businesses in the ordinary course, and, without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), shall not:

(a) declare, or make payment in respect of, any dividend or other distribution upon any shares of capital stock of the Company;

(b) redeem, repurchase or acquire any capital stock of the Company or any of its Subsidiaries, other than repurchases of capital stock from employees, officers or directors of the Company or any of its Subsidiaries in the ordinary course of business pursuant to any of the Company’s agreements or plans in effect as of the date hereof;

(c) amend the Certificate of Incorporation or Bylaws in a manner that would adversely affect the Purchaser either as a holder of Series A Preferred Stock or with respect to the rights of the Purchaser under this Agreement, the Registration Rights Agreement or the Stockholder Rights Agreement; or

(d) authorize, issue or reclassify any capital stock, or securities exercisable for, exchangeable for or convertible into capital stock, of the Company other than (i) the authorization and issuance of the Series A Preferred Stock and the Series B Preferred Stock and (ii) issuances of capital stock, or securities exercisable for, exchangeable for or convertible into capital stock, of the Company to employees, officers and directors of the Company or any of its Subsidiaries in the ordinary course of business pursuant to any of the Company’s agreements or plans in effect as of the date hereof.

3.12 Change of Control. The parties agree that in the event a Change of Control (as defined in the Series A Certificate) occurs on or prior to the Closing Date (a “Pre-Closing Change of Control”), upon issuance of the Preferred Shares, the holders of the Preferred Shares shall have the right to require the Company to repurchase, by irrevocable, written notice to the Company, all or any portion of such holder’s Preferred Shares at a purchase price per Preferred Share equal to the amount such holders would have received in the Pre-Closing Change of Control had they converted such shares into shares of Common Stock immediately prior to the Pre-Closing Change of Control (i.e., the As-Converted Value of Preferred Stock per Annex 1 to the Series A Certificate) (the “Repurchase Price”). Within thirty (30) days following the Pre-Closing Change of Control, the Company shall send notice by first class mail, postage prepaid, addressed to (a) if the Closing has occurred, the holders of record of Preferred Shares at their respective last addresses appearing on the books of the Company or (b) if the Closing has not occurred, to the Purchaser in accordance with Section 6.6, stating (i) that a Pre-Closing Change of Control has occurred, (ii) that all shares of Series A Preferred Stock tendered prior to a specified Business Day no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed shall be accepted for repurchase; provided, that if the Closing has not occurred as of the date such notice is mailed, then such specified Business Day shall be no earlier than thirty (30) days nor later than sixty (60) days after the Closing Date, and (iii) the procedures that the holders of the Preferred Shares must follow in order for their Preferred Shares to be repurchased, including the place or places where certificates for such shares are to be surrendered for payment of the Repurchase Price. If such holders have not timely tendered their shares of Series A Preferred Stock in accordance with the foregoing sentence, such holders shall be deemed to have waived all rights to have their Preferred Shares repurchased under this Section 3.12 and under the Series A Certificate with respect to such Pre-Closing Change of Control.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Legend.

(a) The Purchaser agrees that all certificates or other instruments representing the Preferred Shares subject to this Agreement (or the shares of Common Stock issuable upon conversion thereof) will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A STOCKHOLDER RIGHTS AGREEMENT, DATED AS OF [●], 2015, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER.

(b) Upon request of the applicable Brookfield Party (or any Permitted Transferee), upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state laws, the Company shall promptly cause the first paragraph of the legend to be removed from any certificate for any Preferred Shares to be transferred in accordance with the terms of the Stockholder Rights Agreement. The Purchaser acknowledges that the Preferred Shares and Common Stock issuable upon conversion of the Series A Preferred Stock have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Preferred Shares or Common Stock issuable upon conversion of the Series A Preferred Stock, except in compliance with the registration requirements or exemption provisions of the Securities Act, any other applicable securities laws and the Stockholder Rights Agreement.

4.2 Tax Matters.

(a) The Company and its paying agent shall be entitled to withhold taxes on all payments on the Preferred Shares or Common Stock or other securities issued upon conversion of the Series A Preferred Stock to the extent required by law. Prior to the date of any such payment, the Purchaser (or any transferee) shall deliver to the Company or its paying agent a duly executed, valid, accurate and properly completed Internal Revenue Service Form W-9 or an appropriate Internal Revenue Service Form W-8, as applicable.

(b) Absent a change in law or Internal Revenue Service practice, or a contrary determination (as defined in Section 1313(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”)), the Purchaser and the Company agree not to treat the Preferred Shares (based on their terms as set forth in the Series A Certificate and Series B Certificate, as applicable) as “preferred stock” within the meaning of Section 305 of the Code, and Treasury Regulation Section 1.305-5 for United States federal income tax and withholding tax purposes and shall not take any position inconsistent with such treatment.

(c) The Company shall pay any and all documentary, stamp and similar issue or transfer tax due on (x) the issuance of the Preferred Shares, (y) the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock or (z) the issuance of shares of Series A Preferred Stock upon conversion of the Series B Preferred Stock. However, in the case of conversion of Series A Preferred Stock, the Company shall not be required to pay any tax or duty that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or Series A Preferred Stock in a name other than that of the holder of the shares to be converted, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

(d) The Purchaser and the Company agree to cooperate with each other in connection with any redemption of part of the Preferred Shares and to use good faith efforts to structure such redemption so that such redemption may be treated as a sale or exchange pursuant to Section 302 of the Code; provided that nothing in this Section 4.2(d) shall require the Company to purchase any of the Preferred Shares, and provided further that the Company makes no representation or warranty hereunder regarding the tax treatment of any redemption of the Preferred Shares.

ARTICLE V

INDEMNITY

5.1 Indemnification by the Company. From and after the Closing, the Company agrees to indemnify the Purchaser and its Affiliates and its and their officers, directors, managers, employees and agents (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all losses, damages, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action (“Losses”), and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable and documented out-of-pocket costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable and documented out-of-pocket expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third Party Claim, incurred by or asserted against such Purchaser Related Parties, as a result of or arising out of (i) the failure of the representations or warranties made by the Company contained in Section 2.1(a), 2.1(b), 2.1(c)(1), 2.1(e), 2.1(f)(1), 2.1(f)(4) or in any certificate delivered pursuant hereto to be true and correct or (ii) the breach of any of the covenants of the Company contained herein; provided that in the case of the immediately preceding clause (i), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty as set forth in Section 5.5; provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party shall have given written notice (stating in reasonable detail the basis of the claim for indemnification) to the Company shall constitute the date upon which such claim has been made.

5.2 Indemnification by the Purchaser. From and after the Closing, the Purchaser agrees to indemnify the Company and its officers, directors, managers, employees, and agents (collectively, “Company Related Parties”) from, and hold each of them harmless against, any and all Losses, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable and documented out-of-pocket costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable and documented out-of-pocket expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third Party Claim, incurred by or asserted against such Company Related Parties as a result of or arising out of (i) the failure of any of the representations or warranties made by the Purchaser contained in Section 2.2(a), 2.2(b)(1) or 2.2(c) to be true and correct or (ii) the breach of any of the covenants of the Purchaser contained herein; provided that in the case of the immediately preceding clause (i), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty as set forth in Section 5.5; provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Company Related Party shall have given written notice (stating in reasonable detail the basis of the claim for indemnification) to the Purchaser shall constitute the date upon which such claim has been made.

5.3 Indemnification Procedure.

(a) A claim for indemnification for any matter not involving a Third Party Claim may be asserted by written notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification that it may claim in accordance with this Article V unless and to the extent the Indemnifying Party is materially prejudiced by such failure, except as otherwise provided in Sections 5.1 and 5.2.

(b) Promptly after any Company Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each, a “Third Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such Third Party Claim but failure or delay to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure or delay. Such notice shall state the nature and the basis of such Third Party Claim to the extent then known. The Indemnifying Party shall have the right to assume and control the defense of, and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to assume and control the defense or settle such Third Party Claim, it shall promptly, and in no event later than ten (10) business days after notice of such claim, notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all reasonable respects in the defense thereof and/or the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its own expense, to participate in the defense of such asserted liability and any negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within fifteen (15) business days of when the Indemnified Party provides written notice of a Third Party Claim, failed to (y) assume the defense or settlement of such Third Party Claim and (z) notify the Indemnified Party of such assumption, or (B) the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then, in each case, the Indemnified Party shall have the right to select one (1) separate counsel and, upon prompt notice to the Indemnifying Party, to assume such settlement or legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not contain any admission of wrongdoing by, the Indemnified Party.

5.4 Tax Matters. All indemnification payments under this Article V shall be treated as adjustments to the Purchase Price for tax purposes, except as otherwise required by applicable Law.

5.5 Survival. The representations and warranties of the parties contained in this Agreement shall survive for twelve (12) months following the Closing, except that (i) the representations and warranties of the Company contained in Sections 2.1(a), 2.1(b), 2.1(c)(1) and 2.1(e) will survive until the expiration of the applicable statute of limitations, and (ii) the representations and warranties of the Purchaser contained in Sections 2.2(a), 2.2(b)(1) or 2.2(c) will survive until the expiration of the applicable statute of limitations. All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance.

5.6 Limitation on Damages. Notwithstanding any other provision of this Agreement, except in the case of fraud, no party hereto shall have any liability to the other party in excess of the Purchase Price, and neither party shall be liable for any exemplary or punitive damages or any other damages to the extent not reasonably foreseeable arising out of or in connection with this Agreement or the transactions contemplated hereby (in each case, unless any such damages are awarded pursuant to a Third Party Claim).

ARTICLE VI

MISCELLANEOUS

6.1 Expenses. Each of the parties will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement; provided that, except as set forth in Section 4.2(c) that the Company shall, upon the Closing of the transaction contemplated hereby, or thereafter, reimburse the Purchaser for its reasonable and documented out-of-pocket third-party costs and expenses incurred in connection with due diligence, the negotiation and preparation of this Agreement and undertaking of the transactions contemplated pursuant to this Agreement, including any such costs and expenses incurred after the Closing (including fees and expenses of attorneys and accounting and financial advisers in connection with the transactions contemplated pursuant to this Agreement); provided that the maximum amount of such reimbursable costs and expenses shall not exceed $500,000 in the aggregate.

6.2 Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

6.3 Counterparts; Electronic Transmission. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or other means of electronic transmission and such facsimiles or other means of electronic transmission will be deemed as sufficient as if actual signature pages had been delivered.

6.4 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. The parties hereby irrevocably and unconditionally consent to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such court or that any such action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.6 shall be deemed effective service of process on such party.

6.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)	If to Purchaser:

BCP IV GrafTech Holdings LP

c/o Brookfield Capital Partners Ltd.

Brookfield Place

181 Bay Street, Suite 300

Toronto, Ontario M5J 2T3

Attn:	David Nowak
Peter Gordon
E-mail:	David.Nowak@brookfield.com
Peter.Gordon@brookfield.com
Fax:	416-365-9642

with a copy to (which copy alone shall not constitute notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attn:	Michael J. Aiello
Jackie Cohen
E-mail:	michael.aiello@weil.com
jackie.cohen@weil.com
Fax:	212-310-8007

(b)	If to the Company:

GrafTech International Ltd.

Suite 300 Park Center I

6100 Oak Tree Boulevard

Independence, Ohio 44131

Attn:	General Counsel
E-mail:	john.moran@graftech.com
Fax:	216-676-2526

with copies to (which copy alone shall not constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attn:	Steven A. Seidman
Michael A. Schwartz
E-mail:	sseidman@willkie.com
mschwartz@willkie.com
Fax:	212-728-8111

and

Withers Bergman LLP

660 Steamboat Road

Greenwich, Connecticut 06830

Attn:	M. Ridgway Barker
E-mail:	mr.barker@withersworldwide.com
Fax:	203-302-6613

6.7 Entire Agreement. This Agreement (including the Schedules hereto and the documents and instruments referred to in this Agreement), together with the Fund Guarantee and the Confidentiality Agreement, constitutes the entire agreement among the parties and supersedes the Letter of Intent and all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and transactions contemplated hereby.

6.8 Assignment. Neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party, provided, however, that (a) the Purchaser or any Brookfield Party may assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more Permitted Transferees, after the Closing, subject to any conditions in the Stockholder Rights Agreement, and (b) in the event of such assignment, the assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned; provided that no such assignment will relieve the Purchaser of its obligations hereunder prior to the Closing; provided, further, that no Brookfield Party shall assign any of its obligations hereunder with the primary intent of avoiding, circumventing or eliminating such Brookfield Party’s obligations hereunder.

6.9 Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

(a) the word “or” is not exclusive;

(b) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(c) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(d) the term “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or the State of Ohio generally are authorized or required by law or other governmental action to close; and

(e) the term “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(f) “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person; provided, however, that (i) portfolio companies in which any person or any of its Affiliates has an investment shall not be deemed an Affiliate of such person, or (ii) the Company, any of its Subsidiaries, or any of the Company’s other controlled Affiliates, in each case, will not be deemed to be Affiliates of the Purchaser for purposes of this Agreement; provided, however, that for the purposes of Section 3.8, any portfolio company of the Purchaser or its Affiliates that (but for clause (i) of this definition) would be an Affiliate of the Purchaser will be an Affiliate if the Purchaser or any of its Affiliates (or any representative on behalf of the Purchaser or any of its Affiliates) has provided, directly or indirectly, such portfolio company with Information subject to the restrictions in Section 3.8. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

(g) “Brookfield Parties” means the Purchaser and affiliates of the Purchaser to whom shares of Series A Preferred Stock, Series B Preferred Stock or Common Stock are transferred pursuant to the Stockholder Rights Agreement.

(h) “Company Material Adverse Effect” shall mean, with respect to the Company, any Effect that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following individually or taken together, be deemed to constitute, or be taken into account in determining whether a Company Material Adverse Effect has occurred: (A) any change in the Company’s stock price or trading volume on the NYSE, (B) any failure by the Company to meet internal or analyst revenue, earnings or other financial projections or expectations for any period, (C) any default of or acceleration or repurchase obligation under the Credit Agreement, Senior Notes or Senior Subordinated Notes by the Company as a direct result of the transactions contemplated by this Agreement or as a result of the tender offer contemplated by the letter of intent executed on April 29, 2015, by and between the Company and an Affiliate of the Purchaser (the “Tender Offer Letter of Intent”) (including any event of default as a result of a cross default), (D) any Effect that results from changes affecting the industry in which the Company operates, or the United States economy generally, or any Effect that results from changes affecting general worldwide economic or United States or global capital market conditions, (E) any Effect caused by the announcement or pendency of the transactions contemplated by this Agreement or the other Transaction Documents, or the identity of the Purchaser or any of its Affiliates as the purchaser in connection with the transactions contemplated by this Agreement, (F) political conditions, including acts of war or terrorism or natural disasters, (G) the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein and therein, or any action taken or omitted to be taken by the Company at the written request or with the prior written consent of the Purchaser, (H) changes in GAAP or other accounting standards (or any interpretation thereof), (I) changes in any Laws or other binding directives issued by any Governmental Entity or interpretations or enforcement thereof or (J) the matters set forth in Schedule 6.9(i); provided, however, that (x) the exceptions in clause (A) and (B) shall not prevent or otherwise affect a determination that any Effect underlying such change or failure has resulted in, or contributed to, a Company Material Adverse Effect, (y) with respect to clauses (D), (F) and (I), such Effects, alone or in combination, may be deemed to constitute, or be taken into account in determining whether a Company Material Adverse Effect has occurred, but only to the extent such Effects disproportionately affect the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the same industry as the Company and its Subsidiaries.

(i) “Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of February 27, 2015, among the Company, GrafTech Finance Inc., GrafTech Luxembourg I S.a.r.l., GrafTech Luxembourg II S.a.r.l., GrafTech Switzerland S.A., the LC Subsidiaries (as defined therein) from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A. as administrative agent (as amended, restated, supplemented or otherwise modified from time to time).

(j) “Effect” shall mean any change, event, effect, development or circumstance.

(k) “Environmental Law” shall mean any Laws regulating, relating to or imposing standards of conduct concerning protection of the environment or of human health and safety.

(l) “Equity Securities” means the equity securities of the Company, including shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock.

(m) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

(n) “Exon Florio” shall mean section 721 of the Defense Production Act of 1950, codified at 50 U.S.C. App. § 2170, as amended, together with the implementing regulations set forth at 31 C.F.R. pt. 800.

(o) “Governmental Entity” shall mean any court, administrative or regulatory agency or commission or other governmental or arbitral body or authority or instrumentality, including any state-controlled or owned corporation or enterprise, in each case whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

(p) “Intellectual Property” means all worldwide intellectual and industrial property rights, whether or not registered, including patents, utility models, trademarks, service marks, trade names, corporate names, trade dress, domain names, and other source indicators (and all goodwill relating thereto), copyrights and copyrighted works, inventions, know-how, trade secrets, methods, processes, formulae, technical or proprietary information, and technology and all registrations, applications, renewals, re-examinations, re-issues, divisions, continuations, continuations-in part and foreign counterparts thereof.

(q) “Knowledge of the Company” means the actual knowledge after reasonable inquiry of one or more of Joel L. Hawthorne, Erick R. Asmussen, John D. Moran, Lionel D. Batty, Darrell Blair, Michael Carr and Tom Jacques.

(r) “Law” means any applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or other legally binding requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

(s) “Letter of Intent” means that certain letter agreement, dated as of April 29, 2015, by and between the Purchaser and the Company, relating to the purchase of Preferred Shares by the Purchaser from the Company.

(t) “Lien” means any mortgage, pledge, security interest, encumbrance, lien, charge or other restriction of any kind, whether based on common law, statute or contract.

(u) “Materials of Environmental Concern” shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances that are regulated pursuant to or could give rise to liability under any Environmental Law.

(v) “Permitted Transferee” means, with respect to any person, (i) any Affiliate of such person, (ii) any successor entity of such person and (iii) with respect to any person that is an investment fund, vehicle or similar entity, any other investment fund, vehicle or similar entity of which such person or an Affiliate, advisor or manager of such person serves as the general partner, manager or advisor.

(w) “Plan” shall mean (i) any employee pension benefit plan (as defined in Section 3(2)(A) of ERISA) maintained for employees of the Company or of any member of a “controlled group,” as such term is defined in Section 414 of the Code, of which the Company or any of its Subsidiaries is a part, or any such employee pension benefit plan to which the Company or any of its Subsidiaries is required to contribute on behalf of its employees, and any other employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; or (ii) any compensation or other benefit plan, policy, program, agreement or arrangement, including any employment, change in control, bonus, equity-based compensation, retention or other similar agreement, that the Company or any of its Subsidiaries, maintains, sponsors, is a party to, or as to which the Company or any of its Subsidiaries otherwise has any material obligation or material liability.

(x) “Registration Rights Agreement” means that certain Registration Rights Agreement, the form of which is set forth as Schedule B.

(y) “Senior Notes” means the 6.375% senior promissory notes of the Company, issued on November 20, 2012, due 2020.

(z) “Senior Subordinated Notes” means the senior subordinated promissory notes of the Company, issued on November 30, 2010, for an aggregate total face amount of $200 million, due November 2015.

(aa) “Series A Number” means the number of whole shares of Series A Preferred Stock that, upon issuance of the Series A Preferred Stock on the Closing Date, is convertible into an aggregate number of shares of Common Stock that is most nearly equal to (but not more than) 19.9% of the number of shares of Common Stock outstanding immediately prior to such issuance of the Series A Preferred Stock.

(bb) “Series B Number” means a number of whole shares of Series B Preferred Stock equal to (x) 150,000 minus (y) the number of Series A Shares.

(cc) “Stockholder Rights Agreement” means that certain Stockholder Rights Agreement, the form of which is attached hereto as Schedule D.

(dd) “Tax Return” means any return, declaration, report, statement or other document filed or required to be filed in respect of Taxes (including any attached schedules), including any information return, claim for refund, amended return and declaration of estimated Tax.

(ee) “Taxes” shall mean all United States federal, state, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, profits, estimated, severance, occupation, production, capital gains, capital stock, goods and services, environmental, employment, withholding, stamp, value added, alternative or add-on minimum, sales, transfer, use, license, payroll and franchise taxes or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, imposed by the United States, or any state, county, local or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties, fines, related liabilities or additions to tax attributable to such taxes, charges, fees, levies or other assessments, and any liability for Taxes (as heretofore defined) payable by reason of contract, assumption, transferee liability, operation of Law, Treas. Reg. § 1.1502-6(a) (or any predecessor or successor thereof and any analogous or similar provision under Law) or otherwise.

(ff) “Transaction Documents” means this Agreement, the Series A Certificate, the Series B Certificate, the Registration Rights Agreement and the Stockholder Rights Agreement.

6.10 Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

6.11 Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

6.12 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto (and their permitted assigns), any benefit, right or remedies other than the Indemnified Parties pursuant to Article V.

6.13 Public Announcements. Subject to each party’s disclosure obligations imposed by law or regulation or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor the Purchaser will make any such news release or public disclosure without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed) and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure.

6.14 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement, and no party will allege, and each party hereby waives, the defense or counterclaim that there is an adequate remedy at law.

6.15 Termination. Prior to the Closing, this Agreement may only be terminated:

(a) by mutual written agreement of the Company and the Purchaser;

(b) by the Company or the Purchaser, upon written notice to the other party if the Closing has not occurred by the date that is 150 days after the date hereof; provided, however that the right to terminate this Agreement pursuant to this Section 6.15(b) shall not be available to any party whose failure to fulfill any obligations under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c) by notice given by the Company to the Purchaser, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Purchaser in this Agreement such that the conditions in Section 1.3(c)(1) or (2) would not be satisfied and which have not been cured by the Purchaser thirty (30) days after receipt by the Purchaser of written notice from the Company requesting such inaccuracies or breaches to be cured; or

(d) by notice given by the Purchaser to the Company, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Company in this Agreement such that the conditions in Section 1.3(b)(1) or (2) would not be satisfied and which have not been cured by the Company within thirty (30) days after receipt by the Company of written notice from the Purchaser requesting such inaccuracies or breaches to be cured.

6.16 Effects of Termination. In the event of any termination of this Agreement in accordance with Section 6.15, neither party (or any of its Affiliates) shall have any liability or obligation to the other (or any of its Affiliates) under or in respect of this Agreement, except to the extent of (A) any liability arising from any breach by such party of its obligations of this Agreement arising prior to such termination and (B) any fraud or intentional or willful breach of this Agreement. In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, in each case, except (x) as set forth in the preceding sentence and (y) that the provisions of Sections 3.5 (Confidentiality), 6.2 to 6.14 (Amendment, Waiver; Counterparts, Electronic Transmission; Governing Law; Waiver of Jury Trial; Notices; Entire Agreement, Assignment; Interpretation; Other Definitions; Captions; Severability; No Third Party Beneficiaries; Public Announcements; and Specific Performance) and Section 6.17 (Non-Recourse) shall survive the termination of this Agreement.

6.17 Non-Recourse. Subject to the Fund Guarantee, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof, including permitted assignees and successors, or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Purchaser, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Subject to the Fund Guarantee, without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

GRAFTECH INTERNATIONAL LTD.

By:	/s/ Joel Hawthorne
	Name:	Joel Hawthorne
	Title:	Chief Executive Officer

[Signature Page to Investment Agreement]

BCP IV GRAFTECH HOLDINGS LP

By:	BPE IV (Non-Cdn) GP LP,
its general partner

	By:	Brookfield Capital Partners Ltd.,
its general partner

/s/ David Nowak
		Name:	David Nowak
		Title:	Managing Partner

/s/ J. Peter Gordon
		Name:	J. Peter Gordon
		Title:	Managing Partner

[Signature Page to Investment Agreement]

SCHEDULE A

CERTIFICATE OF DESIGNATIONS

OF THE

SERIES A CONVERTIBLE PREFERRED STOCK,

PAR VALUE $0.01 PER SHARE,

OF

GRAFTECH INTERNATIONAL LTD.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the “Board”) of GrafTech International Ltd., a Delaware corporation (hereinafter called the “Corporation”), with the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, having been fixed by the Board pursuant to authority granted to it under Article Sixth of the Corporation’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”) and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware:

RESOLVED: That, pursuant to authority conferred upon the Board by the Certificate, the Board hereby authorizes the issuance of up to 150,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Corporation and hereby fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such shares, in addition to those set forth in the Certificate, as follows:

Section 1. Designation. The shares of such series shall be designated “Series A Convertible Preferred Stock,” and the number of shares constituting such series shall be 150,000 (the “Series A Preferred Stock”). The number of shares of Series A Preferred Stock may be increased or decreased by resolution of the Board and the approval by the holders of a majority of the outstanding shares of the Series A Preferred Stock, voting as a separate class; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares of such series then outstanding.

Section 2. Currency. All Series A Preferred Stock shall be denominated in United States currency, and all payments and distributions thereon or with respect thereto shall be made in United States currency. All references herein to “$” or “dollars” refer to United States currency.

Section 3. Ranking. The Series A Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank senior to each other class or series of shares of the Corporation that the Corporation may issue in the future the terms of which do not expressly provide that such class or series ranks equally with, or senior to, the Series A Preferred Stock, with respect to dividend rights and/or rights upon liquidation, winding up or dissolution, including, without limitation, the common stock of the Corporation, par value $0.01 per share (the “Common Stock”) (such junior stock being referred to hereinafter collectively as “Junior Stock”).

The Series A Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank equally with each other class or series of shares of the Corporation that the Corporation may issue in the future the terms of which expressly provide that such class or series shall rank equally with the Series A Preferred Stock with respect to dividend rights and rights upon liquidation, winding up or dissolution (“Parity Stock”).

The Series A Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank junior to each other class or series of shares of the Corporation that the Corporation may issue in the future, the terms of which expressly provide that such class or series shall rank senior to the Series A Preferred Stock with respect to dividend rights and rights upon liquidation, winding up or dissolution. The Series A Preferred Stock shall also rank junior to the Corporation’s existing and future Indebtedness.

For the avoidance of doubt, the Series B Convertible Preferred Stock of the Company (the “Series B Preferred Stock”) shall, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank equally with the Series A Preferred Stock.

Section 4. Dividends.

(a) The holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any funds legally available therefor, dividends per share of Series A Preferred Stock of an amount equal to (i) 7.0% per annum of the Stated Value (as herein defined) of each share of such Series A Preferred Stock then in effect, before any dividends shall be declared, set apart for or paid upon the Junior Stock (the “Regular Dividends”), and (ii) the aggregate amount of any dividends or other distributions, whether cash, in kind or other property, paid on outstanding shares of Common Stock on a per share basis based on the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted on the applicable record date for such dividends or other distributions, assuming such shares of Common Stock were outstanding on the applicable record date for such dividend or other distributions (the “Participating Dividends” and, together with the Regular Dividends, the “Dividends”). For purposes hereof, the term “Stated Value” shall mean $1,000.00 per share of Series A Preferred Stock, as adjusted as described in Section 4(c) below.

(b) Regular Dividends shall be payable quarterly in arrears on [January 1, April 1, July 1 and October 1] of each year (unless any such day is not a Business Day, in which event such Regular Dividends shall be payable on the next succeeding Business Day, without accrual to the actual payment date), commencing on [July 1], 2015 (each such payment date being a “Regular Dividend Payment Date,” and the period from the date of issuance of the Series A Preferred Stock to the first Regular Dividend Payment Date and each such quarterly period thereafter being a “Regular Dividend Period”). The amount of Regular Dividends payable on the Series A Preferred Stock for any period shall be computed on the basis of a 365-day year and the actual number of days elapsed. Participating Dividends shall be payable as and when paid to the holders of shares of Common Stock (each such date being a “Participating Dividend Payment Date,” and, together with each Regular Dividend Payment Date, a “Dividend Payment Date”).

(c) Regular Dividends shall begin to accrue from the Issue Date and, if not declared, shall be cumulative. Any Regular Dividend or portion thereof undeclared and accrued but

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unpaid on any Regular Dividend Payment Date shall, (i) so long as Stockholder Approval (as defined in the Investment Agreement) has been obtained, be added to the Stated Value until, but only until, such Regular Dividend or portion thereof is paid in cash in full or (ii) shall remain outstanding as accrued but unpaid dividends until, but only until, such Regular Dividend or portion thereof is paid in cash in full. If at any time the Corporation does not pay any Regular Dividend in full on any scheduled Regular Dividend Payment Date, such Regular Dividends will accrue at an annual rate of 8.0% of the Stated Value from such scheduled Regular Dividend Payment Date to the date that all accumulated Regular Dividends on the Series A Preferred Stock have been paid in cash in full, and thereafter will accrue at an annual rate of 7.0%. For the avoidance of doubt, Regular Dividends shall accumulate whether or not in any Regular Dividend Period there have been funds of the Corporation legally available for the payment of such dividends. Participating Dividends are payable on a cumulative basis once declared, whether or not there shall be funds legally available for the payment thereon.

(d) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of Dividends then accrued but unpaid with respect to the Series A Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the Stated Value on all shares of Series A Preferred Stock held by each such holder as of the record date for such payment. When Dividends are not paid in full upon the shares of Series A Preferred Stock, all Dividends declared on Series A Preferred Stock and any other Parity Stock shall be paid pro rata so that the amount of Dividends so declared on the shares of Series A Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accrued but unpaid Dividends (for the full amount of dividends that would be payable for the most recently payable dividend period if dividends were declared in full on non-cumulative Parity Stock) on the shares of Series A Preferred Stock and such other class or series of Parity Stock bear to each other.

(e) When and if declared, the Regular Dividends shall be paid in cash.

(f) The Corporation shall not declare or pay any dividends on shares of Common Stock unless the holders of the Series A Preferred Stock then outstanding shall simultaneously receive Participating Dividends on a pro rata basis as if the shares of Series A Preferred Stock had been converted into shares of Common Stock pursuant to Section 7 immediately prior to the record date for determining the stockholders eligible to receive such dividends.

(g) Each Dividend shall be payable to the holders of record of shares of Series A Preferred Stock as they appear on the stock records of the Corporation at the Close of Business on such record dates (each, a “Dividend Payment Record Date”), which (i) with respect to Regular Dividends, shall be not more than thirty (30) days nor less than ten (10) days preceding the applicable Regular Dividend Payment Date, and (ii) with respect to Participating Dividends, shall be the same day as the record date for the payment of dividends or distributions to the holders of shares of Common Stock.

(h) From and after the time, if any, that the Corporation shall have failed to pay all accrued but unpaid Regular Dividends for all prior Regular Dividend Periods and/or declared and unpaid Participating Dividends in accordance with this Section 4, no dividends shall be declared or paid or set apart for payment, or other distribution declared or made, upon any Junior

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Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Stock) by the Corporation, directly or indirectly until all such Regular Dividends and/or Participating Dividends have been paid in full, without the consent of the holders of a majority of the outstanding shares of Series A Preferred Stock; provided, however, that the foregoing limitation shall not apply to:

(1) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, managers or consultants of or to the Corporation or any of its Subsidiaries;

(2) an exchange, redemption, reclassification or conversion of any class or series of Junior Stock for any class or series of Junior Stock; or

(3) any dividend in the form of stock, warrants, options or other rights where the dividended stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

Section 5. Liquidation, Dissolution or Winding Up.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (each, a “Liquidation”), after satisfaction of all liabilities and obligations to creditors of the Corporation and before any distribution or payment shall be made to holders of any Junior Stock, each holder of Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) legally available therefor, an amount per share of Series A Preferred Stock equal to the greater of:

(1) the Stated Value per share, plus an amount equal to any Regular Dividends accrued but unpaid thereon (whether or not declared) plus declared but unpaid Participating Dividends, in each case, through the date of Liquidation; and

(2) the payment such holders would have received had such holders, immediately prior to such Liquidation converted their shares of Series A Preferred Stock into shares of Common Stock (at the then applicable Conversion Rate) pursuant to Section 7 immediately prior to such Liquidation, plus declared but unpaid Participating Dividends through the date of Liquidation.

(the greater of (1) and (2) is referred to herein as the “Liquidation Preference”). Holders of Series A Preferred Stock will not be entitled to any other amounts from the Corporation after they have received the full amounts provided for in this Section 5(a) and will have no right or claim to any of the Corporation’s remaining assets.

(b) If, in connection with any distribution described in Section 5(a) above, the assets of the Corporation or proceeds thereof are not sufficient to pay in full the Liquidation Preference payable on the Series A Preferred Stock and the corresponding amounts payable on the Parity Stock, then such assets, or the proceeds thereof, shall be paid pro rata in accordance with the full respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

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(c) For purposes of this Section 5, the merger or consolidation of the Corporation with or into any other corporation or other entity, or the sale, conveyance, lease or other disposition of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Voting Rights.

(a) Except as otherwise required by law, the holders of the shares of Series A Preferred Stock shall be entitled to (i) vote as a class on all matters adversely affecting the rights of holders of Series A Preferred Stock, (ii) vote with the holders of the Common Stock on all matters submitted for a vote of holders of Common Stock (subject to the Stockholder Rights Agreement, dated as of [●], 2015, by and between the Corporation and BCP IV Graftech Holdings LP (as may be amended from time to time, the “Stockholder Rights Agreement”) with respect to the election of directors), (iii) a number of votes per share of Series A Preferred Stock equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock is then convertible at the time of the related record date, (iv) notice of all stockholders’ meetings (or pursuant to any action by written consent) in accordance with the Certificate and the Amended and Restated By-laws of the Corporation (the “By-Laws”) as if the holders of Series A Preferred Stock were holders of Common Stock and (v) so long as (i) the Approved Holders (as defined in the Stockholder Rights Agreement) have the right to designate a director pursuant to the Stockholder Rights Agreement and (ii) the Approved Holders are the holders of a majority of the outstanding shares of Series A Preferred Stock, vote as a class on the election of directors as described in Section 6(c).

(b) For so long as the Outstanding Preferred Percentage is at least 25%, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the written consent or affirmative vote at a meeting called for that purpose of holders of a majority of outstanding shares of Series A Preferred Stock (the “Majority Holders”), take any of the following actions:

(1) Any change, amendment, alteration or repeal (including as a result of a merger, consolidation, or other similar or extraordinary transaction) of any provisions of the Certificate or By-Laws that adversely amends, modifies or affects the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

(2) Any authorization, issuance or reclassification of stock (other than the conversion of the Series B Preferred Stock into the Series A Preferred Stock) that would rank equal or senior to the Series A Preferred Stock with respect to the redemption, liquidation, dissolution or winding up of the Corporation or with respect to dividend rights.

(c) (i) For so long as the Majority Approved Holders (as defined in the Stockholder Rights Agreement) have the right to designate one director pursuant to the Stockholder Rights Agreement, the Majority Holders shall have the right to elect one member of the board of

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directors of the Company at any meeting of stockholders of the Company at which directors are to be elected, designated or appointed, except such meetings for the purpose of filling vacancies or newly created directorships, voting as a separate class or by execution of a written consent in lieu of such meeting, and (ii) for so long as the Majority Approved Holders have the right to designate two directors pursuant to the Stockholder Rights Agreement, the Majority Holders shall have the right to elect two members of the board of directors of the Company at any meeting of stockholders of the Company at which directors are to be elected, designated or appointed, except such meetings for the purpose of filling vacancies or newly created directorships, voting as a separate class or by execution of a written consent in lieu of such meeting.

(d) In the event of the death, disability, resignation or removal of a director elected, designated or appointed by the Majority Holders, the Majority Holders may, to the extent the Majority Approved Holders (as defined in the Stockholder Rights Agreement) have the right to designate a director pursuant to the Stockholder Rights Agreement, elect or appoint a replacement director to fill the resulting vacancy; provided that if a director elected by the Majority Holders is removed for cause, the replacement director will not be the same person who was removed. Other than for cause, a director elected, designated or appointed by the Majority Holders may not be removed by the Board or the stockholders of the Corporation without the prior written consent of the Majority Holders.

(e) The Corporation will at all times provide the directors elected by the Majority Holders with the same rights to indemnification that it provides to the other members of the Board. The directors elected by the Majority Holders shall each receive director fees and rights to expense reimbursement that are no less favorable to them than the fees and reimbursement provided to any other non-management director (in their capacity as directors).

Section 7. Conversion.

(a) Conversion. At any time, each holder of Series A Preferred Stock shall have the right, at such holder’s option, to convert any or all of such holder’s shares of Series A Preferred Stock, and the shares of Series A Preferred Stock to be converted shall be converted into (i) a number of shares of Common Stock equal to the product of the aggregate Stated Value of the shares of Series A Preferred Stock to be converted divided by $1,000 multiplied by the Conversion Rate then in effect, plus (ii) cash in lieu of fractional shares, as set out in Section 9(i), plus an amount in cash per share of Series A Preferred Stock equal to accrued but unpaid dividends on such share from and including the immediately preceding Dividend Payment Date to but excluding the applicable Conversion Date to the extent not added to Stated Value, out of funds legally available therefor.

(b) Conversion Rate. The “Conversion Rate” means 200 shares, subject to adjustment in accordance with the provisions of this Certificate of Designations.

(c) Conversion Procedures. A holder must do each of the following in order to convert its shares of Series A Preferred Stock pursuant to this Section 7:

(1) complete and manually sign the conversion notice provided by the Conversion Agent, and deliver such notice to the Conversion Agent;

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(2) deliver to the Conversion Agent the certificate or certificates representing the shares of Series A Preferred Stock to be converted (or, if such certificate or certificates have been lost, stolen or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation);

(3) if required, furnish appropriate endorsements and transfer documents in form and substance reasonably acceptable to the Corporation; and

(4) if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Corporation pursuant to Section 7(g).

The “Conversion Date” means the date on which a holder complies in all respects with the procedures set forth in this Section 7(c).

(d) Effect of Conversion. Effective immediately prior to the Close of Business on the Conversion Date applicable to any shares of Series A Preferred Stock, dividends shall no longer accrue or be declared on any such shares of Series A Preferred Stock and such shares of Series A Preferred Stock shall cease to be outstanding.

(e) Record Holder of Underlying Securities as of Conversion Date. The Person or Persons entitled to receive the Common Stock and, to the extent applicable, cash, issuable upon conversion of Series A Preferred Stock on a Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or cash as of the Close of Business on such Conversion Date. As promptly as practicable on or after the Conversion Date and compliance by the applicable holder with the relevant conversion procedures contained in Section 7(c) (and in any event no later than three Trading Days thereafter), the Corporation shall issue the number of whole shares of Common Stock issuable upon conversion (and deliver payment of cash in lieu of fractional shares). Such delivery of shares of Common Stock and, if applicable, cash, shall be made, at the option of the applicable holder, in certificated form or by book-entry. Any such certificate or certificates shall be delivered by the Corporation to the appropriate holder on a book-entry basis or by mailing certificates evidencing the shares to the holders at their respective addresses as set forth in the conversion notice. If fewer than all of the shares of Series A Preferred Stock held by any holder hereto are converted pursuant to Section 7(b), then a new certificate representing the unconverted shares of Series A Preferred Stock shall be issued to such holder concurrently with the issuance of the certificates (or book-entry shares) representing the applicable shares of Common Stock. In the event that a holder shall not by written notice designate the name in which shares of Common Stock and, to the extent applicable, cash to be delivered upon conversion of shares of Series A Preferred Stock should be registered or paid, or the manner in which such shares and, if applicable, cash should be delivered, the Corporation shall be entitled to register and deliver such shares and, if applicable, cash in the name of the holder and in the manner shown on the records of the Corporation.

(f) Status of Converted or Acquired Shares. Shares of Series A Preferred Stock duly converted in accordance with this Certificate of Designations, or otherwise acquired by the

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Corporation in any manner whatsoever, shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement and any filing required by the Delaware General Corporation Law become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board pursuant to the provisions of the Certificate of Incorporation.

(g) Taxes.

(1) The Corporation and its paying agent shall be entitled to withhold taxes on all payments on the Series A Preferred Stock or Common Stock or other securities issued upon conversion of the Series A Preferred Stock to the extent required by law. Prior to the date of any such payment, the Corporation shall request and, upon request, each holder of Series A Preferred Stock shall deliver to the Corporation or its paying agent a duly executed, valid, accurate and properly completed Internal Revenue Service Form W-9 or an appropriate Internal Revenue Service Form W-8, as applicable.

(2) Absent a change in law or Internal Revenue Service practice, or a contrary determination (as defined in Section 1313(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”)), each holder of Series A Preferred Stock and the Corporation agree not to treat the Series A Preferred Stock (based on their terms as set forth in this Certificate of Designations) as “preferred stock” within the meaning of Section 305 of the Code, and Treasury Regulation Section 1.305-5 for United States federal income tax and withholding tax purposes and shall not take any position inconsistent with such treatment.

(3) The Corporation shall pay any and all documentary, stamp and similar issuance or transfer tax due on (x) the issuance of the Series A Preferred Stock and (y) the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock. However, in the case of conversion of Series A Preferred Stock, the Corporation shall not be required to pay any tax or duty that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or Series A Preferred Stock in a name other than that of the holder of the shares to be converted, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or duty, or has established to the satisfaction of the Corporation that such tax or duty has been paid.

(4) Each holder of Series A Preferred Stock and the Corporation agree to cooperate with each other in connection with any redemption of part of the shares of Series A Preferred Stock and to use good faith efforts to structure such redemption so that such redemption may be treated as a sale or exchange pursuant to Section 302 of the Code; provided that nothing in this Section 7(g) shall require the Corporation to purchase any shares of Series A Preferred Stock, and provided further that the Corporation makes no representation or warranty in this Section 7(g) regarding the tax treatment of any redemption of Series A Preferred Stock.

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Section 8. Redemption and Repurchase.

(a) Optional Redemption.

(1) The Series A Preferred Stock may be redeemed, in whole or in part, at any time on or after the seventh anniversary of the Issue Date, at the option of the Corporation, upon giving notice of redemption pursuant to Section 8(d), at a redemption price per share equal to the sum of the Stated Value per share of the Series A Preferred Stock to be redeemed plus an amount per share equal to accrued but unpaid dividends on such share of Series A Preferred Stock from and including the immediately preceding Dividend Payment Date to but excluding the date of redemption.

(2) The Series A Preferred Stock may be redeemed in whole or in part, if, at any time after the fourth anniversary of the Issue Date, the daily volume weighted average price (“VWAP”) of the Common Stock equals or exceeds 175.0% of the Conversion Price then in effect for at least 40 Trading Days during a period of 60 consecutive Trading Days, at the option of the Corporation, upon giving notice of redemption pursuant to Section 8(d), at a redemption price per share equal to the sum of the Stated Value per share of the Series A Preferred Stock to be redeemed plus an amount per share equal to accrued but unpaid dividends on such share of Series A Preferred Stock from and including the immediately preceding Dividend Payment Date to but excluding the date of redemption.

(3) For the avoidance of doubt, holders of Series A Preferred Stock shall have the right to convert all or a portion of the Series A Preferred Stock pursuant to Section 7(a) at any time prior to the date fixed for redemption.

(b) Repurchase at the Option of the Holder Upon a Change of Control. Upon the occurrence of a Change of Control, each holder of shares of Series A Preferred Stock shall have the right to require the Corporation to repurchase, by irrevocable, written notice to the Corporation, all or any portion of such holder’s shares of Series A Preferred Stock at a purchase price per share equal to the value calculated in accordance with the applicable formula as set forth on Annex 1 (the “Fair Value”).

Within thirty (30) days of the occurrence of a Change of Control, the Corporation shall send notice by first class mail, postage prepaid, addressed to the holders of record of the shares of Series A Preferred Stock at their respective last addresses appearing on the books of the Corporation stating (1) that a Change of Control has occurred, (2) that all shares of Series A Preferred Stock tendered prior to a specified Business Day no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed shall be accepted for repurchase and (3) the procedures that holders of the Series A Preferred Stock must follow in order for their shares of Series A Preferred Stock to be repurchased, including the place or places where certificates for such shares are to be surrendered for payment of the repurchase price. Any notice mailed as provided in this subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A Preferred Stock designated for repurchase shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock.

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(c) Mandatory Redemption. For a six (6)-month period (the “Mandatory Redemption Period”) beginning on the seventh anniversary of the Issue Date (the “Initial Mandatory Redemption Date”), a holder of shares of Series A Preferred Stock may irrevocably elect to require the Corporation to repurchase all or any portion of such holder’s shares of Series A Preferred Stock in accordance with the next succeeding sentence by giving irrevocable, written notice to the Corporation at a repurchase price per share, payable in cash, equal to the sum of (1) the Stated Value per share of the Series A Preferred Stock plus (2) an amount per share equal to accrued but unpaid dividends from and including the immediately preceding Dividend Payment Date to but excluding the date of repurchase; provided that the Corporation shall provide written notice of the Initial Mandatory Redemption Date to each holder of record of Series A Convertible Preferred Stock not more than thirty (30) days in advance of the Initial Mandatory Redemption Date; provided further, that if the Corporation fails to provide such notice in a timely manner, the Mandatory Redemption Period shall be extended until the date which is the six-month anniversary of the delivery of such notice but in no event earlier than the Initial Mandatory Redemption Date. Such notice shall state the number of shares of Series A Preferred Stock to be repurchased and the date of repurchase, which shall be at least five (5) but no more than twenty (20) Business Days following the delivery of such notice. Any notice mailed as provided in this subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A Preferred Stock designated for repurchase shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock.

(d) Notice of Redemption at the Option of the Corporation. Notice of every redemption of shares of Series A Preferred Stock pursuant to Section 8(a) shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least thirty (30) days and not more than sixty (60) days before the date fixed for redemption. Any notice mailed as provided in this Section 8(d) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of the Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. For the avoidance of doubt, holders of Series A Preferred Stock shall have the right to convert all or a portion of the Series A Preferred Stock at any time prior to the date fixed for redemption.

(e) Partial Redemption. In case of any redemption of part of the shares of Series A Preferred Stock at the time outstanding pursuant to Section 8(a), the shares to be redeemed shall be selected pro rata. Subject to the provisions hereof, the Corporation shall have full power and

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authority to prescribe the terms and conditions upon which shares of Series A Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(f) Effectiveness of Redemption. If notice of redemption has been duly given under Section 8(d) and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date specified in the notice dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares (including voting and consent rights) shall forthwith on such redemption date specified in the notice cease and terminate, except that the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest shall survive such cessation and termination. Any funds unclaimed at the end of three years from the redemption date specified in the notice shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 9. Anti-Dilution Provisions.

(a) Adjustments. The Conversion Rate will be subject to adjustment, without duplication, under the following circumstances:

(1) the issuance of Common Stock as a dividend or distribution to all or substantially all holders of Common Stock, to the extent that an equivalent Participating Dividend was not distributed to the holders of Series A Preferred Stock, or a subdivision or combination of Common Stock or a reclassification of Common Stock into a greater or lesser number of shares of Common Stock, in which event the Conversion Rate will be adjusted based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the Close of Business on (i) the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification;

CR1 = the new Conversion Rate in effect immediately after the Close of Business on (i) the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification;

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OS0 = the number of shares of Common Stock outstanding immediately prior to the Close of Business on (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification; and

OS1 = the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, the completion of such event.

Any adjustment made pursuant to this clause (1) shall be effective immediately prior to the Open of Business on the Trading Day immediately following the Record Date, in the case of a dividend or distribution, or the effective date in the case of a subdivision, combination or reclassification. If any such event is declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such event shall not occur, to the Conversion Rate that would then be in effect if such event had not been declared.

(b) Calculation of Adjustments. All adjustments to the Conversion Rate shall be calculated by the Corporation to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent of the Conversion Rate; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided, further that any such adjustment of less than one percent that has not been made will be made upon any Conversion Date.

(c) When No Adjustment Required.

(1) Except as otherwise provided in this Section 9, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, or for the repurchase of Common Stock.

(2) No adjustment of the Conversion Rate shall be made as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans.

(3) Notwithstanding the foregoing, no adjustment to the Conversion Rate shall be made:

(A) if such adjustment would cause the outstanding Series A Preferred Stock to be convertible in the aggregate into more than 19.9% of the shares of Common Stock outstanding on the date hereof unless Stockholder Approval (as defined in the Investment Agreement) has been obtained;

(B) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in

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Common Stock under any plan in which purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Corporation bears the ordinary costs of administration and operation of the plan, including brokerage commissions;

(C) upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director, manager or consultant benefit plan or program of or assumed by the Corporation or any of its Subsidiaries or of any employee agreements or arrangements or programs;

(D) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Issue Date;

(E) for a change in the par value of the Common Stock; or

(F) for accrued and unpaid dividends on the Series A Preferred Stock.

(d) Successive Adjustments. After an adjustment to the Conversion Rate under this Section 9, any subsequent event requiring an adjustment under this Section 9 shall cause an adjustment to each such Conversion Rate as so adjusted.

(e) Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 9 under more than one subsection hereof (other than where holders of Series A Preferred Stock are entitled to elect the applicable adjustment, in which case such election shall control), such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section 9 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.

(f) Other Adjustments. The Corporation may, but shall not be required to, make such increases in the Conversion Rate, in addition to those required by this Section 9, as the Board considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.

(g) Notice of Adjustments. Whenever the Conversion Rate is adjusted as provided under this Section 9, the Corporation shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Corporation is not aware of such occurrence, as soon as reasonably practicable after becoming so aware) or the date the Corporation makes an adjustment pursuant to Section 9(f):

(1) compute the adjusted applicable Conversion Rate in accordance with this Section 9 and prepare and transmit to the Conversion Agent an officer’s certificate setting forth the applicable Conversion Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

(2) provide a written notice to the holders of the Series A Preferred Stock of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Rate was determined and setting forth the adjusted applicable Conversion Rate.

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(h) Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any holder of Series A Preferred Stock to determine whether any facts exist that may require any adjustment of the applicable Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on any officer’s certificate delivered pursuant to Section 9(h) and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, that may at the time be issued or delivered with respect to any Series A Preferred Stock; and the Conversion Agent makes no representation with respect thereto. The Conversion Agent, if other than the Corporation, shall not be responsible for any failure of the Corporation to issue, transfer or deliver any shares of Common Stock pursuant to the conversion of Series A Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Corporation contained in this Section 9.

(i) Fractional Shares. No fractional shares of Common Stock will be delivered to the holders of Series A Preferred Stock upon conversion. In lieu of fractional shares otherwise issuable, holders of Series A Preferred Stock will be entitled to receive an amount in cash equal to the fraction of a share of Common Stock, multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date. In order to determine whether the number of shares of Common Stock to be delivered to a holder of Series A Preferred Stock upon the conversion of such holder’s shares of Series A Preferred Stock will include a fractional share (in lieu of which cash would be paid hereunder), such determination shall be based on the aggregate number of shares of Series A Preferred Stock of such holder that are being converted on any single Conversion Date.

(j) Reorganization Events. In the event of:

(1) any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Corporation with or into another Person, in each case, pursuant to which the Common Stock (but not the Series A Preferred Stock) is changed or converted into, or exchanged for, cash, securities or other property of the Corporation or another person;

(2) any sale, transfer, lease or conveyance to another Person of all or substantially all the property and assets of the Corporation, in each case pursuant to which the Common Stock (but not the Series A Preferred Stock) is converted into cash, securities or other property; or

(3) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Common Stock (but not the Series A Preferred Stock) into other securities,

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(each of which is referred to as a “Reorganization Event”), each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of the holders of Series A Preferred Stock and subject to Section 9(k), remain outstanding but shall become convertible into, out of funds legally available therefor, the number, kind and amount of securities, cash and other property (the “Exchange Property”) (without any interest on such Exchange Property and without any right to dividends or distribution on such Exchange Property which have a record date that is prior to the applicable Conversion Date) that the holder of such share of Series A Preferred Stock would have received in such Reorganization Event had such holder converted its share of Series A Preferred Stock into the applicable number of shares of Common Stock immediately prior to the effective date of the Reorganization Event, assuming that such holder is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Corporation and non-Affiliates; provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person other than a Constituent Person or an Affiliate thereof, then for the purpose of this Section 9(j), the kind and amount of securities, cash and other property receivable upon such Reorganization Event will be deemed to be the weighted average, as determined by the Corporation in good faith, of the types and amounts of consideration received by the holders of Common Stock. Any notice mailed as provided in this subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A Preferred Stock designated for repurchase shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock.

(k) Exchange Property Election. In the event that the holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Exchange Property that the holders of Series A Preferred Stock shall be entitled to receive shall be determined by the holders of a majority of the outstanding shares of Series A Preferred Stock on or before the earlier of (i) the deadline for elections by holders of Common Stock and (ii) two Business Days before the anticipated effective date of such Reorganization Event. The number of units of Exchange Property for each share of Series A Preferred Stock converted following the effective date of such Reorganization Event shall be determined from among the choices made available to the holders of the Common Stock and based on the per share amount as of the effective date of the Reorganization Event, determined as if the references to “share of Common Stock” in this Certificate of Designations were to “units of Exchange Property.”

(l) Successive Reorganization Events. The above provisions of Section 9(j) and Section 9(k) shall similarly apply to successive Reorganization Events and the provisions of Section 9 shall apply to any shares of Capital Stock (or capital stock of any other issuer) received by the holders of the Common Stock in any such Reorganization Event.

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(m) Reorganization Event Notice. The Corporation (or any successor) shall, no less than twenty (20) Business Days prior to the occurrence of any Reorganization Event, provide written notice to the holders of Series A Preferred Stock of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 9.

(n) The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series A Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 9, and (ii) to the extent that the Corporation is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series A Preferred Stock into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event, or in the case of a Reorganization Event described in Section 9(j)(2), an exchange of Series A Preferred Stock for the stock of the Person to whom the Corporation’s assets are conveyed or transferred, having voting powers, preferences, and relative, participating, optional or other special rights as nearly equal as possible to those provided in this Certificate of Designations.

Section 10. Reservation of Shares. The Corporation shall at all times when the Series A Preferred Stock shall be outstanding reserve and keep available, free from preemptive rights, for issuance upon the conversion of Series A Preferred Stock, such number of its authorized but unissued Common Stock as will from time to time be sufficient to permit the conversion of all outstanding Series A Preferred Stock. Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall comply with all applicable laws and regulations which require action to be taken by the Corporation.

Section 11. Notices. Except as otherwise provided herein, any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to or at the Close of Business on a Business Day and electronic confirmation of receipt is received by the sender, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than the Close of Business on any Business Day, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Corporation, attention: Chief Executive Officer and General Counsel, or (ii) if to a holder of Series A Preferred Stock, to the address or facsimile number appearing on the Corporation’s stockholder records or such other address or facsimile number as such holder may provide to the Corporation in accordance with this Section 11.

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Section 12. Certain Definitions. As used in this Certificate of Designations, the following terms shall have the following meanings, unless the context otherwise requires:

“Affiliate” with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person; provided, however, that (i) portfolio companies in which any person or any of its Affiliates has an investment shall not be deemed an Affiliate of such person, or (ii) the Corporation, any of its Subsidiaries, or any of the Corporation’s other controlled Affiliates, in each case, will not be deemed to be Affiliates of the Brookfield Group for purposes of this Certificate of Designations. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

“Beneficially Own” shall mean “beneficially own” as defined in Rule 13d-3 of the Exchange Act or any successor provision thereto.

“Brookfield Group” means Brookfield Capital Partners Ltd. and any of its Affiliates, any successor entity and any other investment fund, vehicle or similar entity of which such person or an Affiliate, advisor or manager of such person serves as the general partner, manager or advisor.

“Board” shall have the meaning ascribed to it in the recitals.

“Business Day” shall mean a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York, New York, or Cleveland, Ohio, generally are authorized or obligated by law, regulation or executive order to close.

“Capital Stock” shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by the Corporation.

“Certificate of Designations” shall mean this Certificate of Designations relating to the Series A Preferred Stock, as it may be amended from time to time.

“Change of Control” shall mean the occurrence of any of the following on or after May 4, 2015:

(1) any Person (other than a member of the Brookfield Group) shall Beneficially Own, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, shares of the Corporation’s Capital Stock entitling such Person to exercise 35% or more of the total voting power of all classes of Voting Stock of the Corporation, other than an acquisition by the Corporation, any of the Corporation’s Subsidiaries or any of the Corporation’s employee benefit plans (for purposes of this clause (1), “Person” shall include any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act);

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(2) the Corporation (i) merges or consolidates with or into any other Person, another Person merges with or into the Corporation, or the Corporation conveys, sells, transfers or leases all or substantially all of the Corporation’s assets to another Person or (ii) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case other than a merger, consolidation or sale:

1. that does not result in a reclassification, conversion, exchange or cancellation of the Corporation’s outstanding Common Stock; or

2. which is effected solely to change the Corporation’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity; or

3. where the Voting Stock outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

(3) the Common Stock ceases to be listed or quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors),

provided, that (x) transfers by any holder of any shares of Series A Preferred Stock (or shares of Common Stock converted therefrom) to any Person shall not be taken into account for purposes of determining whether or not a Change of Control has occurred and (y) notwithstanding the foregoing, a transaction or transactions will not constitute a Change of Control if at least 90% of the consideration received or to be received by holders of Common Stock (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in connection with such transaction or transactions consists of common stock, ordinary shares, American depositary receipts or American depositary shares and any associated rights listed and traded on the New York Stock Exchange or another U.S. national securities exchange or automated inter-dealer quotation system (or which will be so listed and traded when issued or exchanged in connection with such consolidation or merger).

“Close of Business” shall mean 5:00 p.m., New York City time, on any Business Day.

“Closing Price” shall means the price per share of the final trade of the Common Stock on the applicable Trading Day on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

“Common Stock” shall have the meaning ascribed to it in Section 3.

“Constituent Person” shall have the meaning ascribed to it in Section 9(j).

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“Conversion Rate” shall have the meaning ascribed to it in Section 7(c).

“Corporation” shall have the meaning ascribed to it in the recitals.

“Dividend” shall have the meaning ascribed to it in Section 4(a).

“Dividend Payment Date” shall have the meaning ascribed to it in Section 4(b).

“Exchange Property” shall have the meaning ascribed to it in Section 9(j).

“Fair Value” shall have the meaning ascribed to it in Section 8(b).

“Indebtedness” shall mean any indebtedness (including principal and premium) in respect of borrowed money.

“Investment Agreement” shall mean that certain Investment Agreement, dated as of May 4, 2015, by and between GrafTech International Ltd. and BCP IV Graftech Holdings LP.

“Issue Date” shall mean [●], 2015.

“Junior Stock” shall have the meaning ascribed to it in Section 3.

“Liquidation” shall have the meaning ascribed to it in Section 5(a).

“Liquidation Preference” shall have the meaning ascribed to it in Section 5(a).

“Majority Holders” shall have the meaning ascribed to it in Section 6(b).

“Open of Business” shall mean 9:00 a.m., New York City time, on any Business Day.

“Outstanding Preferred Percentage” means, as of any date, the percentage equal to (i) the aggregate number of shares of Series A Preferred Stock then outstanding divided by (ii) the total number of shares of Series A Preferred Stock issued pursuant to the Investment Agreement.

“Parity Stock” shall have the meaning ascribed to it in Section 3.

“Participating Dividend” shall have the meaning ascribed to it in Section 4(a).

“Person” shall mean any individual, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Preferred Stock” shall mean any and all series of preferred stock of the Corporation, including the Series A Preferred Stock.

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“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract, this Certificate of Designations or otherwise).

“Regular Dividend” shall have the meaning ascribed to it in Section 4(a).

“Regular Dividend Payment Date” shall have the meaning ascribed to it in Section 4(b).

“Regular Dividend Period” shall have the meaning ascribed to it in Section 4(b).

“Reorganization Event” shall have the meaning ascribed to it in Section 9(j).

“Series A Preferred Stock” shall have the meaning ascribed to it in Section 1.

“Stated Value” shall have the meaning ascribed to it in Section 4(a).

“Stockholder Rights Agreement” shall have the meaning ascribed to it in Section 6(a).

“Subsidiary” means any company or corporate entity for which the Corporation owns, directly or indirectly, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of such company or corporate entity).

“Trading Day” shall mean any Business Day on which the Common Stock is traded, or able to be traded, on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

“Voting Stock” shall mean Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances (determined without regard to any classification of directors) to elect one or more members of the Board of Directors of the Corporation (without regard to whether or not, at the relevant time, Capital Stock of any other class or classes (other than Common Stock) shall have or might have voting power by reason of the happening of any contingency).

“VWAP” shall have the meaning ascribed to it in Section 7(a).

Section 13. Headings. The headings of the paragraphs of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

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Section 14. Record Holders. To the fullest extent permitted by applicable law, the Corporation may deem and treat the record holder of any share of the Series A Preferred Stock as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

Section 15. Notices. All notices or communications in respect of the Series A Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or By-laws or by applicable law or regulation. Notwithstanding the foregoing, if the Series A Preferred Stock is issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of the Series A Preferred Stock in any manner permitted by such facility.

Section 16. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.

Section 17. Transfer Agent, Conversion Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Conversion Agent, Registrar and Paying Agent for the Series A Preferred Stock shall be the Corporation. The Corporation may, in its sole discretion, resign from its position as Transfer Agent or remove a successor Transfer Agent in accordance with the agreement between the Corporation and such Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of any such resignation or removal. Upon any such removal, resignation or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series A Preferred Stock.

Section 18. Severability. If any term of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

Section 19. Other Rights. The shares of Series A Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law and regulation.

Section 20. Transfer Rights. The shares of Series A Preferred Stock may be sold or otherwise transferred except as prohibited in the Stockholder Rights Agreement.

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IN WITNESS WHEREOF, GrafTech International Ltd. has caused this Certificate of Designations to be duly executed by its authorized corporate officer this [●] day of [●], 2015.

GRAFTECH INTERNATIONAL LTD.

By
Name:
Title:

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Annex 1

Fair Value Calculations

Annex 1

The basis for the Fair Value Top-Up Payment will be the Black Scholes Option Valuation methodology as described below:

Call Value (CV) = SN (d1) – Ke–rtN(d2)

where by,

S = The Change of Control price

K = The conversion price

t = The time to option expiration (put date)

r = ln(1+r’) where r’ = US Treasury with closest maturity to option expiration (put date)

N = The Normal Distribution of d1 amd d2 where, as defined below,

s = Volatility of the underlying security

The Fair Value Top-Up Payment will then be calculated as follows:

Fair Value Top-Up Payment = Net Option Value * Conversion Ratio * Preferred Shares Outstanding

* (% of Fair Value Top – Up Applicable Percentage)

where by,

Net Option Value = Call Value – In the Money Value where,

In the Money Value = S – K

Fair Value Top – Up Applicable Percentage = one of the following scenarios:

(i)	Change of Control on or after 2nd anniversary of the date of the Investment Agreement:

Fair Value Top – Up Applicable Percentage = 100%

(ii)	Change of Control before 2nd anniversary of the date of the Investment Agreement not initiated by an Approved Holder (as defined in the Investment Agreement) or any of their respective Affiliates (as defined in the Investment Agreement):

Fair Value Top – Up Applicable Percentage = 100%

(iii)	Change of Control before 2nd anniversary of the date of the Investment Agreement initiated by Approved Holder (as defined in the Investment Agreement) or any of their respective Affiliates (as defined in the Investment Agreement):

Fair Value Top – Up Applicable Percentage = 25%

(iv)	Change of Control during Go-Shop Period (or Go-Shop Extension) (each as defined in that certain letter of intent, dated as of April 29, 2015, by and between the Company and Brookfield Capital Partners Ltd. regarding a proposed tender offer for the outstanding shares of the Common Stock)

Fair Value Top – Up Applicable Percentage = 0%

A holder of shares of Series A Preferred Stock would be entitled to the amount such holder would have received had they converted such shares into shares of Common Stock immediately prior to such transaction.

An illustrative example of the Fair Value is as follows:

Assumptions

		Source:
Market Assumptions
Issue Date	30-Apr-15
US Treasury[1]	1.29%	Bloomberg
Change of Control Price	$5.50

Options Assumptions
Put Date	30-Apr-22
Change of Control Date	30-Apr-18
Strike Price	$5.00
Volatility	35.00%	Fixed

1.	Liquid US Treasury with closest maturity to Put Date from Bloomberg

US$ Option Value Calculation

Expiry Date (Put Date)		30-Apr-22
Change of Control Price	S=	$5.50
Strike Price	K=	$5.00
Time to Expiration (years)	t=	4 years
US Govt’ Risk Free Rate	r’=	1.29%
Continuous Risk Free Rate = r = ln(1 + r’) =		0.013
Volatility	s=	35%
Normal Distribution of d1		0.712
Normal Distribution of d2		0.444

[A] Call Value = SN(d1) - Ke-rtN(d2) =		$1.81

	0.392	=	0.559
	0.700

d2= d1 - s * Öt =	(0.141)

N(d1) =	0.712
N(d2) =	0.444

Fair Value in Change of Control

US$

Par Value per Share of Preferred Stock	$1,000.00
Strike Price of Conversion Option	$5.00

Shares of Common Equity per share of Preferred Stock	200

[A] Call Value of Conversion Option per share of Common Stock	$1.81
Less: In-the-money Value of Conversion Option	($0.50)

Net Fair Value Payment per share of Common Stock (as-converted basis)	$1.31
Shares of Common Stock per share of Preferred Stock	200

Fair Value of Top-Up Payment per share of Preferred Stock	$261.37
Shares of Preferred Stock Issued	150,000

Fair Value Top-Up Payment in Change of Control	$39,204,791
Fair Value Top-up Applicable Percentage	100%

Adjusted Fair Value Top-Up Payment in Change of Control	$39,204,791
Adjusted Fair Value Top-Up Payment in Change of Control per Share of Preferred Stock	$261.37

Shares of Common Stock per share of Preferred Stock	200
Change of Control Price	$5.50

As-Converted Value of a Share of Preferred Stock	$1,100.00
Adjusted Fair Value Top-Up Payment in Change of Control per Share of Preferred Stock	$261.37

Fair Value per share of Preferred Stock	$1,361.37

In addition, an illustrative example of Fair Value Top-Up Payment under several Change of Control outcomes is provided below, noting that such outcomes do not intend to demonstrate an exhaustive set of potential outcomes. The values in the below tables are calculated using the US Treasury rate from the above example for simplicity (i.e. 4 year) and are not intended to govern the agreement.

(i)	Change of Control on or after 2nd anniversary of the date of the Investment Agreement

Change of Control on or after 2nd anniversary of the date of the  Investment Agreement

US$

Time of	Time to	Change of Control Price
CoC	Expiration	$5.00	$5.25	$5.50	$5.75	$6.00	$6.25	$6.50
2.0 yrs	5.0 yrs	$49,044,551	$46,742,523	$44,598,312	$42,599,769	$40,735,714	$38,995,872	$37,370,804
3.0 yrs	4.0 yrs	$43,875,023	$41,449,736	$39,204,791	$37,126,081	$35,200,522	$33,416,021	$31,761,423
4.0 yrs	3.0 yrs	$37,952,855	$35,387,837	$33,035,583	$30,879,008	$28,902,078	$27,089,842	$25,428,428
5.0 yrs	2.0 yrs	$30,885,686	$28,158,618	$25,697,547	$23,480,019	$21,484,511	$19,690,665	$18,079,438

(ii)	Change of Control before 2nd anniversary of the date of the Investment Agreement not initiated by an Approved Holder (as defined in the Investment Agreement) or any of their respective Affiliates (as defined in the Investment Agreement):

Change of Control before 2nd anniversary of the date of the Investment  Agreement not Initiated by Investor or Holder

US$

Time of	Time to	Change of Control Price
CoC	Expiration	$5.00	$5.25	$5.50	$5.75	$6.00	$6.25	$6.50
0.0 yrs	7.0 yrs	$57,860,533	$55,769,503	$53,806,092	$51,960,656	$50,224,403	$48,589,314	$47,048,063
0.5 yrs	6.5 yrs	$55,810,421	$53,670,321	$51,664,133	$49,781,699	$48,013,746	$46,351,799	$44,788,108
1.0 yrs	6.0 yrs	$53,665,431	$51,473,976	$49,423,449	$47,503,117	$45,703,159	$44,014,582	$42,429,157
1.5 yrs	5.5 yrs	$51,414,613	$49,169,276	$47,072,767	$45,113,694	$43,281,609	$41,566,926	$39,960,859

(iii)	Change of Control before 2nd anniversary of the date of the Investment Agreement initiated by Approved Holder (as defined in the Investment Agreement) or any of their respective Affiliates (as defined in the Investment Agreement):

Change of Control before 2nd anniversary of the date of the Investment  Agreement Initiated by Investor or Holder

US$

Time of	Time to	Change of Control Price
CoC	Expiration	$5.00	$5.25	$5.50	$5.75	$6.00	$6.25	$6.50
0.0 yrs	7.0 yrs	$14,465,133	$13,942,376	$13,451,523	$12,990,164	$12,556,101	$12,147,329	$11,762,016
0.5 yrs	6.5 yrs	$13,952,605	$13,417,580	$12,916,033	$12,445,425	$12,003,437	$11,587,950	$11,197,027
1.0 yrs	6.0 yrs	$13,416,358	$12,868,494	$12,355,862	$11,875,779	$11,425,790	$11,003,646	$10,607,289
1.5 yrs	5.5 yrs	$12,853,653	$12,292,319	$11,768,192	$11,278,424	$10,820,402	$10,391,731	$9,990,215

SCHEDULE B

CERTIFICATE OF DESIGNATIONS

OF THE

SERIES B CONVERTIBLE PREFERRED STOCK,

PAR VALUE $0.01 PER SHARE,

OF

GRAFTECH INTERNATIONAL LTD.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the “Board”) of GrafTech International Ltd., a Delaware corporation (hereinafter called the “Corporation”), with the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, having been fixed by the Board pursuant to authority granted to it under Article Sixth of the Corporation’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”) and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware:

RESOLVED: That, pursuant to authority conferred upon the Board by the Certificate, the Board hereby authorizes the issuance of [●]1 shares of Series B Convertible Preferred Stock, par value $0.01 per share, of the Corporation and hereby fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such shares, in addition to those set forth in the Certificate, as follows:

Section 1. Designation. The shares of such series shall be designated “Series B Convertible Preferred Stock,” and the number of shares constituting such series shall be [●] (the “Series B Preferred Stock”). The number of shares of Series B Preferred Stock may be increased or decreased by resolution of the Board and the approval by the holders of a majority of the outstanding shares of the Series B Preferred Stock, voting as a separate class; provided that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares of such series then outstanding.

Section 2. Currency. All Series B Preferred Stock shall be denominated in United States currency, and all payments and distributions thereon or with respect thereto shall be made in United States currency. All references herein to “$” or “dollars” refer to United States currency.

Section 3. Ranking. The Series B Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank senior to each other class or series of shares of the Corporation that the Corporation may issue in the future the terms of which do not expressly provide that such class or series ranks equally with, or senior to, the Series B Preferred Stock, with respect to dividend rights and/or rights upon liquidation, winding up or dissolution, including, without limitation, the common stock of the Corporation, par value $0.01 per share (the “Common Stock”) (such junior stock being referred to hereinafter collectively as “Junior Stock”).

[1]	NTD: The number of shares shall equal the difference between 150,000 and the number of shares of Series A Preferred Stock issued.

The Series B Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank equally with each other class or series of shares of the Corporation that the Corporation may issue in the future the terms of which expressly provide that such class or series shall rank equally with the Series B Preferred Stock with respect to dividend rights and rights upon liquidation, winding up or dissolution (“Parity Stock”).

The Series B Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank junior to each other class or series of shares of the Corporation that the Corporation may issue in the future, the terms of which expressly provide that such class or series shall rank senior to the Series B Preferred Stock with respect to dividend rights and rights upon liquidation, winding up or dissolution. The Series B Preferred Stock shall also rank junior to the Corporation’s existing and future Indebtedness.

For the avoidance of doubt, the Series A Convertible Preferred Stock of the Corporation (the “Series A Preferred Stock”) shall, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank equally with the Series B Preferred Stock.

Section 4. Dividends.

(a) The holders of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any funds legally available therefor, dividends per share of Series B Preferred Stock of an amount equal to (i) 7.0% per annum of the Stated Value (as herein defined) of each share of such Series B Preferred Stock then in effect, before any dividends shall be declared, set apart for or paid upon the Junior Stock (the “Regular Dividends”), and (ii) the aggregate amount of any dividends or other distributions, whether cash or other property (but excluding dividends in kind), paid on outstanding shares of Common Stock on a per share basis based on the number of shares of Common Stock a share of Series A Preferred Stock could be converted into on the applicable record date for such dividends or other distributions, assuming such shares of Common Stock were outstanding on the applicable record date for such dividend or other distributions (the “Participating Dividends” and, together with the Regular Dividends, the “Dividends”). For purposes hereof, the term “Stated Value” shall mean $1,000.00 per share of Series B Preferred Stock, as adjusted as described in Section 4(c) below.

(b) Regular Dividends shall be payable quarterly in arrears on [January 1, April 1, July 1 and October 1] of each year (unless any such day is not a Business Day, in which event such Regular Dividends shall be payable on the next succeeding Business Day, without accrual to the actual payment date), commencing on [July 1], 2015 (each such payment date being a “Regular Dividend Payment Date”, and the period from the date of issuance of the Series B Preferred Stock to the first Regular Dividend Payment Date and each such quarterly period thereafter being a “Regular Dividend Period”). The amount of Regular Dividends payable on the Series B Preferred Stock for any period shall be computed on the basis of a 365-day year and the actual number of days elapsed. Participating Dividends shall be payable as and when paid to the holders of shares of Common Stock (each such date being a “Participating Dividend Payment Date,” and, together with each Regular Dividend Payment Date, a “Dividend Payment Date”).

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(c) Regular Dividends shall begin to accrue from the Issue Date and, if not declared, shall be cumulative. Any Regular Dividend or portion thereof undeclared and accrued but unpaid on any Regular Dividend Payment Date shall be added to the Stated Value until, but only until, such Regular Dividend or portion thereof is paid in cash in full. If at any time the Corporation does not pay any Regular Dividend in full on any scheduled Regular Dividend Payment Date, such Regular Dividends will accrue at an annual rate of 8.0% of the Stated Value from such scheduled Regular Dividend Payment Date to the date that all accumulated Regular Dividends on the Series B Preferred Stock have been paid in cash in full, and thereafter will accrue at an annual rate of 7.0%. For the avoidance of doubt, Regular Dividends shall accumulate whether or not in any Regular Dividend Period there have been funds of the Corporation legally available for the payment of such dividends. Participating Dividends are payable on a cumulative basis once declared, whether or not there shall be funds legally available for the payment thereon.

(d) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of Dividends then accrued but unpaid with respect to the Series B Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the Stated Value on all shares of Series B Preferred Stock held by each such holder as of the record date for such payment. When Dividends are not paid in full upon the shares of Series B Preferred Stock, all Dividends declared on Series B Preferred Stock and any other Parity Stock shall be paid pro rata so that the amount of Dividends so declared on the shares of Series B Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accrued but unpaid Dividends (for the full amount of dividends that would be payable for the most recently payable dividend period if dividends were declared in full on non-cumulative Parity Stock) on the shares of Series B Preferred Stock and such other class or series of Parity Stock bear to each other.

(e) When and if declared, the Regular Dividends shall be paid in cash.

(f) The Corporation shall not declare or pay any dividends on shares of Common Stock unless the holders of the Series B Preferred Stock then outstanding, other than in the case of a dividend payable on the Common Stock in shares of Common Stock, shall simultaneously receive Participating Dividends on a pro rata basis as if the shares of Series B Preferred Stock had been converted into shares of Series A Preferred Stock pursuant to Section 7 immediately prior to the record date for determining the stockholders eligible to receive such dividends.

(g) Each Dividend shall be payable to the holders of record of shares of Series A Preferred Stock as they appear on the stock records of the Corporation at the Close of Business on such record dates (each, a “Dividend Payment Record Date”), which (i) with respect to Regular Dividends, shall be not more than thirty (30) days nor less than ten (10) days preceding the applicable Regular Dividend Payment Date, and (ii) with respect to Participating Dividends, shall be the same day as the record date for the payment of dividends or distributions to the holders of shares of Common Stock.

(h) From and after the time, if any, that the Corporation shall have failed to pay all accrued but unpaid Regular Dividends for all prior Regular Dividend Periods and/or declared and unpaid Participating Dividends in accordance with this Section 4, no dividends shall be

3

declared or paid or set apart for payment, or other distribution declared or made, upon any Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Stock) by the Corporation, directly or indirectly until all such Regular Dividends and/or Participating Dividends have been paid in full, without the consent of the holders of a majority of the outstanding shares of Series B Preferred Stock; provided, however, that the foregoing limitation shall not apply to:

(1) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, managers or consultants of or to the Corporation or any of its Subsidiaries;

(2) an exchange, redemption, reclassification or conversion of any class or series of Junior Stock for any class or series of Junior Stock; or

(3) any dividend in the form of stock, warrants, options or other rights where the dividended stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

Section 5. Liquidation, Dissolution or Winding Up.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (each, a “Liquidation”), after satisfaction of all liabilities and obligations to creditors of the Corporation and before any distribution or payment shall be made to holders of any Junior Stock, each holder of Series B Preferred Stock shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) legally available therefor, an amount per share of Series B Preferred Stock equal to the greater of:

(1) the Stated Value per share, plus an amount equal to any Regular Dividends accrued but unpaid thereon (whether or not declared) plus declared but unpaid Participating Dividends, in each case, through the date of Liquidation; and

(2) the payment such holders would have received had their shares of Series B Preferred Stock been converted into Series A Preferred Stock (at the then applicable Conversion Rate), pursuant to Section 7, immediately prior to such Liquidation, plus declared but unpaid Participating Dividends through the date of Liquidation.

(the greater of (1) and (2) is referred to herein as the “Liquidation Preference”). Holders of Series B Preferred Stock will not be entitled to any other amounts from the Corporation after they have received the full amounts provided for in this Section 5(a) and will have no right or claim to any of the Corporation’s remaining assets.

(b) If, in connection with any distribution described in Section 5(a) above, the assets of the Corporation or proceeds thereof are not sufficient to pay in full the Liquidation Preference payable on the Series B Preferred Stock and the corresponding amounts payable on the Parity Stock, then such assets, or the proceeds thereof, shall be paid pro rata in accordance with the full respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

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(c) For purposes of this Section 5, the merger or consolidation of the Corporation with or into any other corporation or other entity, or the sale, conveyance, lease or other disposition of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Voting Rights.

(a) The holders of shares of Series B Preferred Stock will not have any voting rights, including the right to elect any directors, except (i) the right to vote as a class on all matters adversely affecting the rights of holders of Series B Preferred Stock or (ii) any other voting rights required by law.

(b) For so long as the Outstanding Preferred Percentage is at least 50%, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the written consent or affirmative vote at a meeting called for that purpose of holders of a majority of outstanding shares of Series B Preferred Stock and Series A Preferred Stock, voting together as a single class, take any of the following actions:

(1) Any change, amendment, alteration or repeal (including as a result of a merger, consolidation, or other similar or extraordinary transaction) of any provisions of the Certificate or By-Laws that adversely amends, modifies or affects the rights, preferences, privileges or voting powers of the Series B Preferred Stock; or

(2) Any authorization, issuance or reclassification of stock that would rank equal or senior to the Series B Preferred Stock with respect to the redemption, liquidation, dissolution or winding up of the Corporation or with respect to dividend rights.

Section 7. Conversion.

(a) Mandatory Conversion. Effective as of the close of business on the Stockholder Approval Date, each share of Series B Preferred Stock shall automatically, without any action of the holder, convert into one share of Series A Preferred Stock, plus an amount in cash per share of Series B Preferred Stock equal to accrued but unpaid dividends on such share from and including the immediately preceding Dividend Payment Date to but excluding the date of such conversion, out of funds legally available therefor. No Holder may convert shares of Series B Preferred Stock other than pursuant to this Section 7(a).

(b) Conversion Procedures.

(1) In the event of conversion pursuant to Section 7(a), the Corporation shall deliver as promptly as practicable written notice to each holder specifying (A) the Stockholder Approval Date; and (B) the place or places where certificates or evidence of book-entry notation for such shares of Series B Preferred Stock are to be surrendered for issuance of certificates or evidence of book-entry notation representing shares of Series A Preferred Stock; and

5

Unless the shares of Series A Preferred Stock issuable upon conversion are to be issued in the same name as the name in which such shares of Series B Preferred Stock are registered, each share surrendered for mandatory conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder thereof or such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax in accordance with Section 7(f).

The “Conversion Date” shall be the Stockholder Approval Date.

(c) Effect of Conversion. Effective immediately prior to the Close of Business on the Conversion Date applicable to any shares of Series B Preferred Stock, dividends shall no longer accrue or be declared on any such shares of Series B Preferred Stock and such shares of Series B Preferred Stock shall cease to be outstanding.

(d) Record Holder of Underlying Securities as of Conversion Date. The Person or Persons entitled to receive the Series A Preferred Stock and, to the extent applicable, cash, issuable upon conversion of Series B Preferred Stock on a Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Series A Preferred Stock and/or cash as of the Close of Business on such Conversion Date. As promptly as practicable on or after the Conversion Date (and in any event no later than three Trading Days thereafter), the Corporation shall issue the number of shares of Series A Preferred Stock issuable upon conversion. Such delivery of shares of Series A Preferred Stock and, if applicable, cash, shall be made in certificated form or by book-entry. Any such certificate or certificates shall be delivered by the Corporation to the appropriate holder on a book-entry basis or by mailing certificates evidencing the shares to the holders at their respective addresses as set forth in the conversion notice. In the event that a holder shall not by written notice designate the name in which shares of Series A Preferred Stock to be delivered upon conversion of shares of Series B Preferred Stock should be registered or paid, or the manner in which such shares and, if applicable, cash, should be delivered, the Corporation shall be entitled to register and deliver such shares and, if applicable, cash, in the name of the holder and in the manner shown on the records of the Corporation.

(e) Status of Converted or Acquired Shares. Shares of Series B Preferred Stock duly converted in accordance with this Certificate of Designations, or otherwise acquired by the Corporation in any manner whatsoever, shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement and any filing required by the Delaware General Corporation Law become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board pursuant to the provisions of the Certificate of Incorporation.

(f) Taxes.

(1) The Corporation and its paying agent shall be entitled to withhold taxes on all payments on the Series B Preferred Stock or the Series A Preferred Stock or other securities issued upon conversion of the Series B Preferred Stock to the extent required

6

by law. Prior to the date of any such payment, the Corporation shall request and, upon request, each holder of Series B Preferred Stock shall deliver to the Corporation or its paying agent a duly executed, valid, accurate and properly completed Internal Revenue Service Form W-9 or an appropriate Internal Revenue Service Form W-8, as applicable.

(2) Absent a change in law or Internal Revenue Service practice, or a contrary determination (as defined in Section 1313(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”)), each holder of Series B Preferred Stock and the Corporation agree not to treat the Series B Preferred Stock (based on their terms as set forth in this Certificate of Designations) as “preferred stock” within the meaning of Section 305 of the Code, and Treasury Regulation Section 1.305-5 for United States federal income tax and withholding tax purposes and shall not take any position inconsistent with such treatment.

(3) The Corporation shall pay any and all documentary, stamp and similar issuance or transfer tax due on (x) the issuance of the Series B Preferred Stock and (y) the issuance of shares of Series A Preferred Stock upon conversion of the Series B Preferred Stock. However, in the case of conversion of Series B Preferred Stock, the Corporation shall not be required to pay any tax or duty that may be payable in respect of any transfer involved in the issuance and delivery of shares of Series A Preferred Stock in a name other than that of the holder of the shares to be converted, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or duty, or has established to the satisfaction of the Corporation that such tax or duty has been paid.

(4) Each holder of Series B Preferred Stock and the Corporation agree to cooperate with each other in connection with any redemption of part of the shares of Series B Preferred Stock and to use good faith efforts to structure such redemption so that such redemption may be treated as a sale or exchange pursuant to Section 302 of the Code; provided that nothing in this Section 7(f) shall require the Corporation to purchase any shares of Series B Preferred Stock, and provided further that the Corporation makes no representation or warranty in this Section 7(f) regarding the tax treatment of any redemption of Series B Preferred Stock.

Section 8. Redemption and Repurchase.

(a) Optional Redemption.

(1) The Series B Preferred Stock may be redeemed, in whole or in part, at any time on or after the seventh anniversary of the Issue Date, at the option of the Corporation, upon giving notice of redemption pursuant to Section 8(d), at a redemption price per share equal to the sum of the Stated Value per share of the Series B Preferred Stock to be redeemed plus an amount per share equal to accrued but unpaid dividends on such share of Series B Preferred Stock from and including the immediately preceding Dividend Payment Date to but excluding the date of redemption.

7

(2) The Series B Preferred Stock may be redeemed in whole or in part, if, at any time after the fourth anniversary of the Issue Date, the daily volume weighted average price (“VWAP”) of the Common Stock equals or exceeds 175.0% of the Conversion Price then in effect for at least 40 Trading Days during a period of 60 consecutive Trading Days, at the option of the Corporation, upon giving notice of redemption pursuant to Section 8(d), at a redemption price per share equal to the sum of the Stated Value per share of the Series B Preferred Stock to be redeemed plus an amount per share equal to accrued but unpaid dividends on such share of Series B Preferred Stock from and including the immediately preceding Dividend Payment Date to but excluding the date of redemption.

(3) For the avoidance of doubt, the Series B Preferred Stock shall convert into Series A Preferred Stock pursuant to Section 7(a) upon occurrence of the Stockholder Approval Date prior to any date fixed for redemption.

(b) Repurchase at the Option of the Holder Upon a Change of Control. Upon the occurrence of a Change of Control, each holder of shares of Series B Preferred Stock shall have the right to require the Corporation to repurchase, by irrevocable, written notice to the Corporation, all or any portion of such holder’s shares of Series B Preferred Stock at a purchase price per share equal to the value calculated in accordance with the applicable formula as set forth on Annex 1 (the “Fair Value”).

Within thirty (30) days of the occurrence of a Change of Control, the Corporation shall send notice by first class mail, postage prepaid, addressed to the holders of record of the shares of Series B Preferred Stock at their respective last addresses appearing on the books of the Corporation stating (1) that a Change of Control has occurred, (2) that all shares of Series B Preferred Stock tendered prior to a specified Business Day no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed shall be accepted for repurchase and (3) the procedures that holders of the Series B Preferred Stock must follow in order for their shares of Series B Preferred Stock to be repurchased, including the place or places where certificates for such shares are to be surrendered for payment of the repurchase price. Any notice mailed as provided in this subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series B Preferred Stock designated for repurchase shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock.

(c) Mandatory Redemption. If the Stockholder Approval is not obtained by the date that is the later of (i) the date that is 180 days from the date of the Investment Agreement and (ii) the date that is 90 days from the Tender Offer Closing, a holder of shares of Series B Preferred Stock may thereafter irrevocably elect to require the Corporation to repurchase all or any portion of such holder’s shares of Series B Preferred Stock by giving irrevocable, written notice to the Corporation (a “Redemption Notice”) at a repurchase price per share, payable in cash, equal to the greater of (x) the Stated Value and (y) the average trading price of the Common Stock for the 20 Trading Days immediately preceding the date of the Redemption Notice multiplied by (ii) the number of shares of Common Stock into which a share of Series A Preferred Stock would have been convertible.

8

(d) Notice of Redemption at the Option of the Corporation. Notice of every redemption of shares of Series B Preferred Stock pursuant to Section 8(a) shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least thirty (30) days and not more than sixty (60) days before the date fixed for redemption. Any notice mailed as provided in this Section 8(d) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series B Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of the Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(e) Partial Redemption. In case of any redemption of part of the shares of Series B Preferred Stock at the time outstanding pursuant to Section 8(a), the shares to be redeemed shall be selected pro rata. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series B Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(f) Effectiveness of Redemption. If notice of redemption has been duly given under Section 8(d) and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date specified in the notice dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares (including voting and consent rights) shall forthwith on such redemption date specified in the notice cease and terminate, except that the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest shall survive such cessation and termination. Any funds unclaimed at the end of three years from the redemption date specified in the notice shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

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Section 9. Anti-Dilution Provisions.

(a) Reorganization Events. In the event of:

(1) any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Corporation with or into another Person, in each case, pursuant to which the Series A Preferred Stock is changed or converted into, or exchanged for, cash, securities or other property of the Corporation or another person;

(2) any sale, transfer, lease or conveyance to another Person of all or substantially all the property and assets of the Corporation, in each case pursuant to which the Series A Preferred Stock is converted into cash, securities or other property; or

(3) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Series A Preferred Stock into other securities,

(each of which is referred to as a “Reorganization Event”), each share of Series B Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of the holders of Series B Preferred Stock and subject to Section 9(b), remain outstanding but shall become convertible into, out of funds legally available therefor, the number, kind and amount of securities, cash and other property (the “Exchange Property”) (without any interest on such Exchange Property and without any right to dividends or distribution on such Exchange Property which have a record date that is prior to the applicable Conversion Date) that the holder of such share of Series B Preferred Stock would have received in such Reorganization Event had such holder converted its share of Series B Preferred Stock into the applicable number of shares of Series A Preferred Stock immediately prior to the effective date of the Reorganization Event, assuming that such holder is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Series A Preferred Stock held by Affiliates of the Corporation and non-Affiliates; provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Series A Preferred Stock held immediately prior to such Reorganization Event by a Person other than a Constituent Person or an Affiliate thereof, then for the purpose of this Section 9(j), the kind and amount of securities, cash and other property receivable upon such Reorganization Event will be deemed to be the weighted average, as determined by the Corporation in good faith, of the types and amounts of consideration received by the holders of Common Stock. Any notice mailed as provided in this subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series B Preferred Stock designated for repurchase shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock.

(b) Exchange Property Election. In the event that the holders of the shares of Series A Preferred Stock have the opportunity to elect the form of consideration to be received in such transaction, the Exchange Property that the holders of Series B Preferred Stock shall be entitled

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to receive shall be determined by the holders of a majority of the outstanding shares of Series B Preferred Stock on or before the earlier of (i) the deadline for elections by holders of Series A Preferred Stock and (ii) two Business Days before the anticipated effective date of such Reorganization Event. The number of units of Exchange Property for each share of Series B Preferred Stock converted following the effective date of such Reorganization Event shall be determined from among the choices made available to the holders of the Series A Preferred Stock and based on the per share amount as of the effective date of the Reorganization Event, determined as if the references to “share of Series A Preferred Stock” in this Certificate of Designations were to “units of Exchange Property.”

(c) Successive Reorganization Events. The above provisions of Sections 9(a) and Section 9(b) shall similarly apply to successive Reorganization Events and the provisions of Section 9 shall apply to any shares of Capital Stock (or capital stock of any other issuer) received by the holders of the Series A Preferred Stock in any such Reorganization Event.

(d) Reorganization Event Notice. The Corporation (or any successor) shall, no less than twenty (20) Business Days prior to the occurrence of any Reorganization Event, provide written notice to the holders of Series B Preferred Stock of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 9.

(e) The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series B Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 9, and (ii) to the extent that the Corporation is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series B Preferred Stock into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event, or in the case of a Reorganization Event described in Section 9(a)(2), an exchange of Series B Preferred Stock for the stock of the Person to whom the Corporation’s assets are conveyed or transferred, having voting powers, preferences, and relative, participating, optional or other special rights as nearly equal as possible to those provided in this Certificate of Designations.

Section 10. Reservation of Shares. The Corporation shall at all times when the Series B Preferred Stock shall be outstanding reserve and keep available, free from preemptive rights, for issuance upon the conversion of Series B Preferred Stock, such number of its authorized but unissued Series A Preferred Stock as will from time to time be sufficient to permit the conversion of all outstanding Series B Preferred Stock. Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series B Preferred Stock, the Corporation shall comply with all applicable laws and regulations which require action to be taken by the Corporation.

Section 11. Notices. Except as otherwise provided herein, any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is

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delivered via facsimile at the facsimile number specified in this Section prior to or at the Close of Business on a Business Day and electronic confirmation of receipt is received by the sender, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than the Close of Business on any Business Day, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Corporation, attention: Chief Executive Officer and General Counsel, or (ii) if to a holder of Series B Preferred Stock, to the address or facsimile number appearing on the Corporation’s stockholder records or such other address or facsimile number as such holder may provide to the Corporation in accordance with this Section 11.

Section 12. Certain Definitions. As used in this Certificate of Designations, the following terms shall have the following meanings, unless the context otherwise requires:

“Affiliate” with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person; provided, however, that (i) portfolio companies in which any person or any of its Affiliates has an investment shall not be deemed an Affiliate of such person, or (ii) the Corporation, any of its Subsidiaries, or any of the Corporation’s other controlled Affiliates, in each case, will not be deemed to be Affiliates of the Brookfield Group for purposes of this Certificate of Designations. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

“Beneficially Own” shall mean “beneficially own” as defined in Rule 13d-3 of the Exchange Act or any successor provision thereto.

“Brookfield Group” means Brookfield Capital Partners Ltd. and any of its Affiliates, any successor entity and any other investment fund, vehicle or similar entity of which such person or an Affiliate, advisor or manager of such person serves as the general partner, manager or advisor.

“Board” shall have the meaning ascribed to it in the recitals.

“Business Day” shall mean a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York, New York, or Cleveland, Ohio, generally are authorized or obligated by law, regulation or executive order to close.

“Capital Stock” shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by the Corporation.

“Certificate of Designations” shall mean this Certificate of Designations relating to the Series B Preferred Stock, as it may be amended from time to time.

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“Change of Control” shall mean the occurrence of any of the following on or after May [●], 2015:

(1) any Person (other than a member of the Brookfield Group) shall Beneficially Own, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, shares of the Corporation’s Capital Stock entitling such Person to exercise 35% or more of the total voting power of all classes of Voting Stock of the Corporation, other than an acquisition by the Corporation, any of the Corporation’s Subsidiaries or any of the Corporation’s employee benefit plans (for purposes of this clause (1), “Person” shall include any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act);

(2) the Corporation (i) merges or consolidates with or into any other Person, another Person merges with or into the Corporation, or the Corporation conveys, sells, transfers or leases all or substantially all of the Corporation’s assets to another Person or (ii) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case other than a merger, consolidation or sale:

1. that does not result in a reclassification, conversion, exchange or cancellation of the Corporation’s outstanding Common Stock; or

2. which is effected solely to change the Corporation’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity; or

3. where the Voting Stock outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

(3) the Common Stock ceases to be listed or quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors),

provided, that (x) transfers by any holder of any shares of Series B Preferred Stock (or shares of Series A Preferred Stock converted therefrom) to any Person shall not be taken into account for purposes of determining whether or not a Change of Control has occurred and (y) notwithstanding the foregoing, a transaction or transactions will not constitute a Change of Control if at least 90% of the consideration received or to be received by holders of Common Stock (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in connection with such transaction or transactions consists of common stock, ordinary shares, American depositary receipts or American depositary shares and any associated rights listed and traded on the New York Stock Exchange or another U.S. national securities exchange or automated inter-dealer quotation system (or which will be so listed and traded when issued or exchanged in connection with such consolidation or merger).

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“Close of Business” shall mean 5:00 p.m., New York City time, on any Business Day.

“Closing Price” shall means the price per share of the final trade of the Common Stock on the applicable Trading Day on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

“Common Stock” shall have the meaning ascribed to it in Section 3.

“Constituent Person” shall have the meaning ascribed to it in Section 9(j).

“Conversion Rate” shall have the meaning ascribed to it in Section 7(c).

“Corporation” shall have the meaning ascribed to it in the recitals.

“Dividend” shall have the meaning ascribed to it in Section 4(a).

“Dividend Payment Date” shall have the meaning ascribed to it in Section 4(b).

“Exchange Property” shall have the meaning ascribed to it in Section 9(j).

“Fair Value” shall have the meaning ascribed to it in Section 8(b).

“Indebtedness” shall mean any indebtedness (including principal and premium) in respect of borrowed money.

“Investment Agreement” shall mean that certain Investment Agreement, dated as of May 4, 2015, by and between GrafTech International Ltd. and BCP IV Graftech Holdings LP.

“Issue Date” shall mean [●], 2015.

“Junior Stock” shall have the meaning ascribed to it in Section 3.

“Liquidation” shall have the meaning ascribed to it in Section 5(a).

“Liquidation Preference” shall have the meaning ascribed to it in Section 5(a).

“Open of Business” shall mean 9:00 a.m., New York City time, on any Business Day.

“Outstanding Preferred Percentage” means, as of any date, the percentage equal to (i) the aggregate number of shares of Series B Preferred Stock then outstanding divided by (ii) the total number of shares of Series B Preferred Stock issued pursuant to the Investment Agreement.

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“Parity Stock” shall have the meaning ascribed to it in Section 3.

“Participating Dividend” shall have the meaning ascribed to it in Section 4(a).

“Person” shall mean any individual, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Preferred Stock” shall mean any and all series of preferred stock of the Corporation, including the Series B Preferred Stock.

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract, this Certificate of Designations or otherwise).

“Regular Dividend” shall have the meaning ascribed to it in Section 4(a).

“Regular Dividend Payment Date” shall have the meaning ascribed to it in Section 4(b).

“Regular Dividend Period” shall have the meaning ascribed to it in Section 4(b).

“Reorganization Event” shall have the meaning ascribed to it in Section 9(j).

“Series B Preferred Stock” shall have the meaning ascribed to it in Section 1.

“Stated Value” shall have the meaning ascribed to it in Section 4(a).

“Stockholder Approval” means the stockholder approval of the proposal to issue Series A Preferred Stock upon conversion of the Series B Preferred Stock pursuant to the terms of this Certificate of Designation in compliance with Rule 312 of the NYSE Listed Company Manual.

“Stockholder Approval Date” means the date on which the Stockholder Approval is obtained.

“Stockholder Rights Agreement” shall have the meaning ascribed to it in Section 6(a).

“Subsidiary” means any company or corporate entity for which the Corporation owns, directly or indirectly, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of such company or corporate entity).

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“Tender Offer Closing” means the closing of the tender offer contemplated by that certain letter of intent, dated as of April 29, 2015, by and between the Corporation and Brookfield Capital Partners Ltd. regarding a proposed tender offer for the outstanding shares of the Common Stock.

“Trading Day” shall mean any Business Day on which the Common Stock is traded, or able to be traded, on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

“Voting Stock” shall mean Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances (determined without regard to any classification of directors) to elect one or more members of the Board of Directors of the Corporation (without regard to whether or not, at the relevant time, Capital Stock of any other class or classes (other than Common Stock) shall have or might have voting power by reason of the happening of any contingency).

“VWAP” shall have the meaning ascribed to it in Section 7(a).

Section 13. Headings. The headings of the paragraphs of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

Section 14. Record Holders. To the fullest extent permitted by applicable law, the Corporation may deem and treat the record holder of any share of the Series B Preferred Stock as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

Section 15. Notices. All notices or communications in respect of the Series B Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or By-laws or by applicable law or regulation. Notwithstanding the foregoing, if the Series B Preferred Stock is issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of the Series B Preferred Stock in any manner permitted by such facility.

Section 16. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.

Section 17. Transfer Agent, Conversion Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Conversion Agent, Registrar and Paying Agent for the Series B Preferred Stock shall be the Corporation. The Corporation may, in its sole discretion, resign from its position as Transfer Agent or remove a successor Transfer Agent in accordance with the agreement between the Corporation and such Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of

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any such resignation or removal. Upon any such removal, resignation or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series B Preferred Stock.

Section 18. Severability. If any term of the Series B Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

Section 19. Other Rights. The shares of Series B Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law and regulation.

Section 20. Transfer Rights. The shares of Series B Preferred Stock may not be sold or otherwise transferred.

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IN WITNESS WHEREOF, GrafTech International Ltd. has caused this Certificate of Designations to be duly executed by its authorized corporate officer this [●] day of [●], 2015.

GRAFTECH INTERNATIONAL LTD.

By
Name:
Title:

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Annex 1

Fair Value Calculations

Annex 1

The basis for the Fair Value Top-Up Payment will be the Black Scholes Option Valuation methodology as described below:

Call Value (CV) = SN(d1) – Ke–rtN(d2)

where by,

S = The Change of Control price

K = The conversion price

t = The time to option expiration (put date)

r = ln(1+r’) where r’ = US Treasury with closest maturity to option expiration (put date)

N = The Normal Distribution of d1 amd d2 where, as defined below,

s = Volatility of the underlying security

The Fair Value Top-Up Payment will then be calculated as follows:

Fair Value Top-Up Payment = Net Option Value * Conversion Ratio * Preferred Shares Outstanding

* (% of Fair Value Top – Up Applicable Percentage)

where by,

Net Option Value = Call Value – In the Money Value where,

In the Money Value = S – K

Fair Value Top – Up Applicable Percentage = one of the following scenarios:

(i)	Change of Control on or after 2nd anniversary of the date of the Investment Agreement:

Fair Value Top – Up Applicable Percentage = 100%

(ii)	Change of Control before 2nd anniversary of the date of the Investment Agreement not initiated by an Approved Holder (as defined in the Investment Agreement) or any of their respective Affiliates (as defined in the Investment Agreement):

Fair Value Top – Up Applicable Percentage = 100%

(iii)	Change of Control before 2nd anniversary of the date of the Investment Agreement initiated by Approved Holder (as defined in the Investment Agreement) or any of their respective Affiliates (as defined in the Investment Agreement):

Fair Value Top – Up Applicable Percentage = 25%

(iv)	Change of Control during Go-Shop Period (or Go-Shop Extension) (each as defined in that certain letter of intent, dated as of April 29, 2015, by and between the Company and Brookfield Capital Partners Ltd. regarding a proposed tender offer for the outstanding shares of the Common Stock)

Fair Value Top – Up Applicable Percentage = 0%

A holder of shares of Series A Preferred Stock would be entitled to the amount such holder would have received had they converted such shares into shares of Common Stock immediately prior to such transaction.

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An illustrative example of the Fair Value is as follows:

Assumptions

		Source:
Market Assumptions
Issue Date	30-Apr-15
US Treasury[1]	1.29%	Bloomberg
Change of Control Price	$5.50

Options Assumptions
Put Date	30-Apr-22
Change of Control Date	30-Apr-18
Strike Price	$5.00
Volatility	35.00%	Fixed

1.	Liquid US Treasury with closest maturity to Put Date from Bloomberg

US$ Option Value Calculation

Expiry Date (Put Date)		30-Apr-22
Change of Control Price	S=	$5.50
Strike Price	K=	$5.00
Time to Expiration (years)	t=	4 years
US Govt’ Risk Free Rate	r’=	1.29%
Continuous Risk Free Rate = r = ln(1 + r’) =		0.013
Volatility	s=	35%
Normal Distribution of d1		0.712
Normal Distribution of d2		0.444

[A] Call Value = SN(d1) - Ke-rtN(d2) =		$1.81

	0.392	=	0.559
	0.700

d2= d1 - s * Öt =	(0.141)

N(d1) =	0.712
N(d2) =	0.444

Fair Value in Change of Control

US$

Par Value per Share of Preferred Stock	$1,000.00
Strike Price of Conversion Option	$5.00

Shares of Common Equity per share of Preferred Stock	200

[A] Call Value of Conversion Option per share of Common Stock	$1.81
Less: In-the-money Value of Conversion Option	($0.50)

Net Fair Value Payment per share of Common Stock (as-converted basis)	$1.31
Shares of Common Stock per share of Preferred Stock	200

Fair Value of Top-Up Payment per share of Preferred Stock	$261.37
Shares of Preferred Stock Issued	150,000

Fair Value Top-Up Payment in Change of Control	$39,204,791
Fair Value Top-up Applicable Percentage	100%

Adjusted Fair Value Top-Up Payment in Change of Control	$39,204,791
Adjusted Fair Value Top-Up Payment in Change of Control per Share of Preferred Stock	$261.37

Shares of Common Stock per share of Preferred Stock	200
Change of Control Price	$5.50

As-Converted Value of a Share of Preferred Stock	$1,100.00
Adjusted Fair Value Top-Up Payment in Change of Control per Share of Preferred Stock	$261.37

Fair Value per share of Preferred Stock	$1,361.37

In addition, an illustrative example of Fair Value Top-Up Payment under several Change of Control outcomes is provided below, noting that such outcomes do not intend to demonstrate an exhaustive set of potential outcomes. The values in the below tables are calculated using the US Treasury rate from the above example for simplicity (i.e. 4 year) and are not intended to govern the agreement.

(i)	Change of Control on or after 2nd anniversary of the date of the Investment Agreement

Change of Control on or after 2nd anniversary of the date of the  Investment Agreement

US$

Time of	Time to	Change of Control Price
CoC	Expiration	$5.00	$5.25	$5.50	$5.75	$6.00	$6.25	$6.50
2.0 yrs	5.0 yrs	$49,044,551	$46,742,523	$44,598,312	$42,599,769	$40,735,714	$38,995,872	$37,370,804
3.0 yrs	4.0 yrs	$43,875,023	$41,449,736	$39,204,791	$37,126,081	$35,200,522	$33,416,021	$31,761,423
4.0 yrs	3.0 yrs	$37,952,855	$35,387,837	$33,035,583	$30,879,008	$28,902,078	$27,089,842	$25,428,428
5.0 yrs	2.0 yrs	$30,885,686	$28,158,618	$25,697,547	$23,480,019	$21,484,511	$19,690,665	$18,079,438

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(ii)	Change of Control before 2nd anniversary of the date of the Investment Agreement not initiated by an Approved Holder (as defined in the Investment Agreement) or any of their respective Affiliates (as defined in the Investment Agreement):

Change of Control before 2nd anniversary of the date of the Investment  Agreement not Initiated by Investor or Holder

US$

Time of	Time to	Change of Control Price
CoC	Expiration	$5.00	$5.25	$5.50	$5.75	$6.00	$6.25	$6.50
0.0 yrs	7.0 yrs	$57,860,533	$55,769,503	$53,806,092	$51,960,656	$50,224,403	$48,589,314	$47,048,063
0.5 yrs	6.5 yrs	$55,810,421	$53,670,321	$51,664,133	$49,781,699	$48,013,746	$46,351,799	$44,788,108
1.0 yrs	6.0 yrs	$53,665,431	$51,473,976	$49,423,449	$47,503,117	$45,703,159	$44,014,582	$42,429,157
1.5 yrs	5.5 yrs	$51,414,613	$49,169,276	$47,072,767	$45,113,694	$43,281,609	$41,566,926	$39,960,859

(iii)	Change of Control before 2nd anniversary of the date of the Investment Agreement initiated by Approved Holder (as defined in the Investment Agreement) or any of their respective Affiliates (as defined in the Investment Agreement):

Change of Control before 2nd anniversary of the date of the Investment  Agreement Initiated by Investor or Holder

US$

Time of	Time to	Change of Control Price
CoC	Expiration	$5.00	$5.25	$5.50	$5.75	$6.00	$6.25	$6.50
0.0 yrs	7.0 yrs	$14,465,133	$13,942,376	$13,451,523	$12,990,164	$12,556,101	$12,147,329	$11,762,016
0.5 yrs	6.5 yrs	$13,952,605	$13,417,580	$12,916,033	$12,445,425	$12,003,437	$11,587,950	$11,197,027
1.0 yrs	6.0 yrs	$13,416,358	$12,868,494	$12,355,862	$11,875,779	$11,425,790	$11,003,646	$10,607,289
1.5 yrs	5.5 yrs	$12,853,653	$12,292,319	$11,768,192	$11,278,424	$10,820,402	$10,391,731	$9,990,215

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SCHEDULE C

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2015, is by and between GrafTech International Ltd., a Delaware corporation (the “Company”), and BCP IV GrafTech Holdings LP, its wholly-owned designee (the “Purchaser”). The Purchaser and any other Person who may become a party hereto pursuant to Section 11(c) are referred to individually as a “Shareholder” and collectively as the “Shareholders.”

WHEREAS, the Company and the Purchaser are parties to the Investment Agreement, dated as of May 4, 2015 (as the same may be amended, supplemented or otherwise modified from time to time, the “Investment Agreement”); and

WHEREAS, the Purchaser desires to have, and the Company desires to grant, certain registration and other rights with respect to the Registrable Securities on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings, and terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Investment Agreement:

“Adverse Disclosure” means public disclosure of material non-public information that the Company has determined in good faith (after consultation with legal counsel): (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement or report would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement or report; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Agreement” shall have the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” shall have the meaning set forth in Rule 405 (or any successor provision) of the Securities Act.

“Certificate of Designations” shall mean that certain Certificate of Designations of the Company, setting forth the rights, privileges, preferences and restrictions of the Series A Convertible Preferred Stock, dated as of the date hereof, as the same may be amended from time to time.

“Common Stock” shall mean all shares currently or hereafter existing of Common Stock, par value $0.01 per share, of the Company.

“Convertible Preferred Stock” shall mean all shares currently or hereafter existing of Series A Preferred Stock.

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“Demand Notice” shall have the meaning set forth in Section 3(a).

“Demand Registration” shall have the meaning set forth in Section 3(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Indemnified Party” shall have the meaning set forth in Section 8(c).

“Indemnifying Party” shall have the meaning set forth in Section 8(c).

“Investment Agreement” shall have the meaning set forth in the recitals.

“Long-Form Registration” shall have the meaning set forth in Section 3(a).

“Losses” shall have the meaning set forth in Section 8(a).

“Marketed Offering” shall mean a registered underwritten offering of Registrable Securities (including any registered underwritten Shelf Offering) that is consummated, withdrawn or abandoned by the applicable Shareholders following formal participation by the Company’s management in a customary “road show” (including an “electronic road show”) or other similar marketing effort by the Company.

“Person” shall mean any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Piggyback Notice” shall have the meaning set forth in Section 4(a).

“Piggyback Registration” shall have the meaning set forth in Section 4(a).

“Piggyback Request” shall have the meaning set forth in Section 4(a).

“Proceeding” shall mean an action, claim, suit, arbitration or proceeding (including an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall mean the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

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“Public Offering” shall mean the sale of Common Stock to the public pursuant to an effective Registration Statement (other than Form S-4 or Form S-8 or any successor form) filed under the Securities Act or any comparable law or regulatory scheme of any foreign jurisdiction.

“Registrable Securities” shall mean, as of any date of determination, any shares of Common Stock that the Shareholders have acquired or have the right to acquire upon conversion of the Convertible Preferred Stock, and any other securities issued or issuable with respect to any such shares by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise acquired from time to time. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) the holder thereof, together with its, his or her affiliates, beneficially owns less than 1.0% of the shares of Common Stock (including all shares issuable upon the conversion of all Convertible Preferred Stock) at such time and such holder is able to dispose of all of its, his or her Registrable Securities pursuant to Rule 144 without any volume limitations or manner of sale limitations thereunder, provided that at such time such Registrable Securities are not required to bear any legend restricting the transfer thereof, or (iii) they shall have ceased to be outstanding.

“Registration Statement” shall mean any registration statement of the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” shall mean the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Shareholders” shall have the meaning set forth in the preamble.

“Shelf Offering” shall have the meaning set forth in Section 4(c).

“Short-Form Registration” shall have the meaning set forth in Section 3(a).

“Take-Down Notice” shall have the meaning set forth in Section 4(c).

“underwritten registration” or “underwritten offering” shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

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“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 (or any successor provision) of the Securities Act.

Section 2. Holders of Registrable Securities. A Person is deemed, and shall only be deemed, to be a holder of Registrable Securities if such Person owns Registrable Securities or has a right to acquire such Registrable Securities and such Person is a Shareholder.

Section 3. Demand Registrations.

(a) Requests for Registration. Subject to the following paragraphs of this Section 3(a), one or more Shareholders shall have the right, by delivering or causing to be delivered a written notice to the Company, to require the Company to register pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the offer, sale and distribution of the number of Registrable Securities requested to be so registered pursuant to the terms of this Agreement on Form S-3 (which, unless all Shareholders delivering such notice request otherwise, shall be (i) filed pursuant to Rule 415 under the Securities Act and (ii) if the Company is a Well-Known Seasoned Issuer at the time of filing such registration statement with the SEC, designated by the Company as an Automatic Shelf Registration Statement), if the Company is then eligible for such short-form, or any similar or successor short-form registration (“Short-Form Registrations”) or, if the Company is not then eligible for such short form registration, on Form S-1 or any similar or successor long-form registration (“Long-Form Registrations”) (any such written notice, a “Demand Notice” and any such registration, a “Demand Registration”), as soon as reasonably practicable after delivery of such Demand Notice, but, in any event, the Company shall be required to make the initial filing of the Registration Statement within 30 days following receipt of such Demand Notice in the case of a Short-Form Registration or within 90 days following receipt of such Demand Notice in the case of a Long-Form Registration; provided, however, that, unless a Shareholder requests to have registered all of its Registrable Securities, a Demand Notice for a Marketed Offering may only be made if the sale of the Registrable Securities requested to be registered by such Shareholders is reasonably expected to result in aggregate gross cash proceeds in excess of $50,000,000 (without regard to any underwriting discount or commission). Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 3(a), the Company shall use its reasonable best efforts to file a Registration Statement in accordance with such Demand Notice as promptly as reasonably practicable and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

No Demand Registration shall be deemed to have occurred for purposes of this Section 3(a), and any Demand Notice delivered in connection therewith shall not count as a Demand Notice for purposes of Section 3(e), if (x) the Registration Statement relating thereto (and covering not less than all Registrable Securities specified in the applicable Demand Notice for sale in accordance with the intended method or methods of distribution specified in such Demand Notice) (i) does not become effective, or (ii) is not maintained effective for the period required pursuant to this Section 3 or (y) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction, or similar order or requirement of the SEC during such period or (z) the conditions to closing specified in any underwriting agreement, purchase agreement, or similar agreement entered into in connection with the registration relating to such request are not satisfied other than as a result of the Shareholders’ actions.

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All requests made pursuant to this Section 3 will specify the number of Registrable Securities to be registered and the intended method(s) of disposition thereof.

Except as otherwise agreed by all Shareholders with Registrable Securities subject to a Demand Registration, the Company shall maintain the continuous effectiveness of the Registration Statement with respect to any Demand Registration until such securities cease to be Registrable Securities or such shorter period upon which all Shareholders with Registrable Securities included in such Registration Statement have notified the Company that such Registrable Securities have actually been sold.

Within five business days after receipt by the Company of a Demand Notice pursuant to this Section 3(a), the Company shall deliver a written notice of any such Demand Notice to all other holders of Registrable Securities, and the Company shall, subject to the provisions of Section 3(b), include in such Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein (whether or not any of the Shareholders have exercised its, his or her conversion rights) within 10 business days after the date that such notice has been delivered; provided that such holders must agree to the method of distribution proposed by the Shareholders who delivered the Demand Notice and, in connection with any underwritten registration, such holders (together with the Company and the other holders including securities in such underwritten registration) must enter into an underwriting agreement in the form reasonably approved by the Company and the Shareholders holding the majority of the Registrable Securities.

(b) Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in an underwritten offering, and the managing underwriter(s) advise the holders of such securities in writing that in its good faith opinion the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the price, timing or distribution of such offering (including securities proposed to be included by other holders entitled to include such securities in such Registration Statement pursuant to incidental or piggyback registration rights), then there shall be included in such underwritten offering the number or dollar amount of Registrable Securities that in the opinion of such managing underwriter(s) can be sold without adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows:

(i) first, pro-rata among the Shareholders of Registrable Securities that have requested to participate in such Demand Registration on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders;

(ii) second, pro-rata among any other holders entitled to include such securities in such Registration Statement pursuant to piggyback registration rights; and

(iii) third, the securities for which inclusion in such Demand Registration, as the case may be, was requested by the Company.

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No Securities excluded from the underwriting by reason of the managing underwriter’s marketing limitations shall be included in such offering.

(c) Postponement of Demand Registration. The Company shall be entitled to postpone (but not more than once in any 12-month period), for a reasonable period of time not in excess of 75 days, the filing (but not the preparation) of a Registration Statement if the Company delivers to the Shareholders requesting registration a certificate signed by an executive officer certifying that such registration and offering would (i) require the Company to make an Adverse Disclosure or (ii) materially interfere with any bona fide material financing, acquisition, disposition or other similar transaction involving the Company or any of its Subsidiaries then under consideration. Such certificate shall contain a statement of the reasons for such postponement and an approximation of the anticipated delay. The Shareholders receiving such certificate shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 6(o). If the Company shall so postpone the filing of a Registration Statement, the Shareholders requesting such registration shall have the right to withdraw the request for registration by giving written notice to the Company within 10 days of the anticipated termination date of the postponement period, as provided in the certificate delivered to the applicable Shareholders and, for the avoidance of doubt, upon such withdrawal, the withdrawn request shall not constitute a Demand Notice; provided that in the event such Shareholders do not so withdraw the request for registration, the Company shall continue to prepare a Registration Statement during such postponement such that, if it exercises its rights under this Section 3(c), it shall be in a position to and shall, as promptly as practicable following the expiration of the applicable deferral or suspension period, file or update and use its reasonable efforts to cause the effectiveness of the applicable deferred or suspended Registration Statement.

(d) Cancellation of a Demand Registration. Holders of a majority of the Registrable Securities that are to be registered in a particular offering pursuant to this Section 3 shall have the right to notify the Company that they have determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement; provided, that such Demand Notice underlying such abandonment or withdrawal shall not be deemed to be a Demand Notice for purposes of Section 3(e) if such Demand Notice is abandoned or withdrawn in response to a material adverse change regarding the Company or a material adverse change in the financial markets generally.

(e) Number of Demand Notices. In connection with the provisions of this Section 3, the Shareholders collectively shall have (i) three Demand Notices in connection with Marketed Offerings, which they are permitted to deliver (or cause to be delivered) to the Company hereunder; provided, that in connection therewith the Company shall cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including participation in “road shows”), and (ii) three additional Demand Notices (other than in connection with a Marketed Offering), which they are permitted to deliver (or cause to be delivered) to the Company hereunder; provided, that (A) in connection therewith the Company shall not be obligated to cause its officers to support the marketing of the Registrable Securities covered by the Registration Statement and such officers will not be obligated to participate in any “road shows,” and (B) the Shareholders may not make more than two Demand Registration requests in any 365-day period.

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Section 4. Piggyback Registration; Shelf Take Down.

(a) Right to Piggyback. Except with respect to a Demand Registration, the procedures for which are addressed in Section 3, if the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock, whether or not for sale for its own account and whether or not an underwritten offering or an underwritten registration (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan), then the Company shall give prompt written notice of such filing no later than five business days prior to the filing date (the “Piggyback Notice”) to all of the holders of Registrable Securities. The Piggyback Notice shall offer such holders the opportunity to include (or cause to be included) in such registration statement the number of Registrable Securities as each such holder may request (each, a “Piggyback Registration”). Subject to Section 4(b), the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each a “Piggyback Request”) within 10 business days after notice has been given to the applicable holder. The Company shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (x) 180 days after the effective date thereof and (y) consummation of the distribution by the holders of the Registrable Securities (other than those making Piggyback Requests) included in such Registration Statement.

(b) Priority on Piggyback Registrations. If any of the Registrable Securities to be registered pursuant to the registration giving rise to the rights under this Section 4 are to be sold in an underwritten offering, the Company shall use reasonable best efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit holders of Registrable Securities who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each holder’s Piggyback Request on the same terms and subject to the same conditions as any other shares of capital stock, if any, of the Company included in the offering. Notwithstanding the foregoing, if the managing underwriter(s) of such underwritten offering advise the Company in writing that it is their good faith opinion the total number or dollar amount of securities that such holders, the Company and any other Persons having rights to participate in such registration, intend to include in such offering is such as to adversely affect the price, timing or distribution of the securities in such offering, then there shall be included in such underwritten offering the number or dollar amount of securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows: (i) first, all securities proposed to be sold by the Company for its own account; (ii) second, all Registrable Securities requested to be included in such registration by the Shareholders pursuant to Section 4, pro rata among such holders on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders; and (iii) third, all other securities requested to be included in such Registration Statement by other holders of securities entitled to include such securities in such Registration Statement pursuant to piggyback registration rights; provided that any Shareholder may, prior to the earlier of the (i) effectiveness of the Registration Statement and (ii) time at which the offering price and/or underwriter’s discount are determined with the managing underwriter(s), withdraw its request to be included in such registration pursuant to this Section 4.

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(c) Shelf-Take Downs. At any time that a shelf registration statement covering Registrable Securities pursuant to Section 3 or Section 4 (or otherwise) is effective, if any Shareholder delivers a notice to the Company (each, a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the shelf registration statement (each, a “Shelf Offering”), then, the Company shall amend or supplement the shelf registration statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account the inclusion of Registrable Securities by any other holders pursuant to this Section 4(c)). In connection with any Shelf Offering, including any Shelf Offering that is a Marketed Offering:

(i) such proposing holder(s) shall also deliver the Take-Down Notice to all other holders of Registrable Securities included on such shelf registration statement and permit each such holder to include its Registrable Securities included on the shelf registration statement in the Shelf Offering if such holder notifies the proposing holder(s) and the Company within five days after delivery of the Take-Down Notice to such holder; and

(ii) if the Shelf Offering is underwritten, in the event that the managing underwriter(s) of such Shelf Offering advise such holders in writing that it is their good faith opinion the total number or dollar amount of securities proposed to be sold exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be included, then the managing underwriter(s) may limit the number of Registrable Securities which would otherwise be included in such Shelf Offering in the same manner as described in Section 3(b) with respect to a limitation of shares to be included in a registration;

provided, however, that each Shelf Offering that is a Marketed Offering initiated by a Shareholder shall be deemed to be a demand subject to the provisions of Section 3(a) (subject to Section 3(d)), and shall decrease by one the number of Demand Notices the Shareholders are entitled to pursuant to Section 3(e)(i).

Section 5. Restrictions on Public Sale by Holders of Registrable Securities.

(a) If any registration pursuant to Section 3 or Section 4 of this Agreement shall be in connection with any: (i) Marketed Offering (including with respect to a Shelf Offering pursuant to Section 4(c) hereof), the Company will cause each of its executive officers and directors to sign a customary “lock-up” agreement containing provisions consistent with those contemplated pursuant to Section 5(b); and (ii) underwritten offering (including with respect to a Shelf Offering pursuant to Section 4(c) hereof), the Company will also not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement (A) on Form S-4, Form S-8 or any successor forms thereto or (B) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account, within 90 days (plus, a then customary “booster shot” extension to the extent required to permit research analysts to publish research reports compliant with Rule 139 under the Securities Act pursuant to FINRA Rule 2711 (or a successor thereto)) after the date of the Prospectus for such offering except as may otherwise be agreed with the holders of the Registrable Securities in such offering.

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(b) Each holder of Registrable Securities agrees with all other holders of Registrable Securities and the Company in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 3 or Section 4, as applicable, if requested in writing by the managing underwriter or underwriters in such offering, it will not (i) subject to customary exceptions, effect any public sale or distribution of any of the Company’s securities (except as part of such underwritten offering), including a sale pursuant to Rule 144 or any swap or other economic arrangement that transfers to another Person any of the economic consequences of owning Common Stock, or (ii) give any Demand Notice during the period commencing on the date of the Prospectus pursuant to which such underwritten public offering may be made and continuing for not more than 90 days after the date of such Prospectus (or Prospectus supplement if the offering is made pursuant to a “shelf” registration), plus a then customary “booster shot” extension to the extent required to permit research analysts to publish research reports compliant with Rule 139 under the Securities Act pursuant to FINRA Rule 2711 (or a successor thereto). In connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 3 or Section 4, the Company, or, if Shareholders will be selling more Registrable Securities in the offering than the Company, Shareholders holding a majority of the Registrable Securities shall be responsible for negotiating all “lock-up” agreements with the underwriters and, in addition to the foregoing provisions of this Section 5, the Shareholders agree to execute the form so negotiated; provided, that the form so negotiated is reasonably acceptable to the Company or the Shareholders, as applicable, and consistent with the agreement set forth in this Section 5 and that the Company’s executive officers and directors shall also have executed a form of agreement substantially similar to the agreement so negotiated, subject to customary exceptions applicable to natural persons.

Section 6. Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 3 or Section 4, the Company shall use its reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall use its reasonable best efforts, as promptly as practicable to the extent applicable, to:

(a) prepare and file with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the holders thereof or by the Company in accordance with the intended method or methods of distribution thereof and in accordance with this Agreement, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC,

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and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Registration to which the holders of a majority of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company’s counsel, such filing is necessary to comply with applicable law;

(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;

(c) notify each selling holder of Registrable Securities, its counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 6(n) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) if the Company has knowledge of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall notify the selling holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

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(d) prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practicable;

(e) if requested by the managing underwriters, if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 6(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(f) furnish or make available to each selling holder of Registrable Securities, its counsel and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such holder, counsel or underwriter); provided that the Company may furnish or make available any such documents in electronic format;

(g) deliver to each selling holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request from time to time in connection with the distribution of the Registrable Securities; provided that the Company may furnish or make available any such documents in electronic format (other than, in the case of a Marketed Offering, upon the request of the managing underwriters thereof for printed copies of any such Prospectus or Prospectuses); and the Company, subject to the last paragraph of this Section 6, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(h) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement and to take any other action that may be necessary or advisable to enable such holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where would not otherwise be

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required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in any such jurisdiction where it would not otherwise be subject but for this Agreement;

(i) cooperate with, and direct the Company’s transfer agent to cooperate with, the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely settlement of any offering or sale of Registrable Securities, including the preparation and delivery of certificates (not bearing any legends) or book-entry (not bearing stop transfer instructions) representing Registrable Securities to be sold after receiving written representations from each holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such holder will be transferred in accordance with the Registration Statement and, in connection therewith, if reasonably required by the Company’s transfer agent, the Company shall promptly after the effectiveness of the registration statement cause an opinion of counsel as to the effectiveness of any Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without restriction upon sale by the holder of such shares of Registrable Securities under the Registration Statement;

(j) upon the occurrence of, and its knowledge of, any event contemplated by Section 6(c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the Purchaser of the Registrable Securities being sold thereunder, such that the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(k) prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;

(l) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(m) cause all shares of Registrable Securities covered by such Registration Statement to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange, as the case may be, prior to the effectiveness of such Registration Statement;

(n) enter into such agreements (including underwriting agreements in form, scope and substance as is customary in underwritten offerings and such other documents reasonably required under the terms of such underwriting agreements, including customary legal opinions and auditor “comfort” letters) and take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities;

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(o) in connection with a customary due diligence review, make available for inspection by a representative of the selling holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by such selling holders or underwriter (collectively, the “Offering Persons”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such Registration Statement, provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Offering Persons unless (i) disclosure of such information is required by court or administrative order or in connection with an audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor, (ii) disclosure of such information, in the reasonable judgment of the Offering Persons, is required by law or applicable legal process (including in connection with the offer and sale of securities pursuant to the rules and regulations of the SEC), (iii) such information is or becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Offering Persons in violation of this Agreement or (iv) such information (A) was known to such Offering Persons (prior to its disclosure by the Company) from a source other than the Company when such source, to the knowledge of the Offering Persons, was not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information, (B) becomes available to the Offering Persons from a source other than the Company when such source, to the knowledge of the Offering Persons, is not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information or (C) was developed independently by the Offering Persons or their respective representatives without the use of, or reliance on, information provided by the Company. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure (except in the case of (ii) above when a proposed disclosure was or is to be made in connection with a Registration Statement or Prospectus under this Agreement and except in the case of clause (i) above when a proposed disclosure is in connection with a routine audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor); and

(p) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA, including the use reasonable best efforts to obtain FINRA’s pre-clearance or pre-approval of the Registration Statement and applicable Prospectus upon filing with the SEC.

Each holder of Registrable Securities as to which any registration is being effected shall furnish to the Company in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing as a condition for any

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Registrable Securities to be included in the applicable registration hereunder. For the avoidance of doubt, failure of any holder of Registrable Securities to furnish the Company with such information as requested by the Company pursuant to the preceding sentence shall relieve the Company of any obligation hereunder to include the applicable Registrable Securities in the Registration Statement with respect to which such information was requested.

Each holder of Registrable Securities agrees if such holder has Registrable Securities covered by such Registration Statement that, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 6(c) (ii), (iii), (iv) or (v), such holder will forthwith discontinue disposition of such Registrable Securities pursuant to such Registration Statement or Prospectus until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(j), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the holder is required to discontinue disposition of such securities.

Section 7. Registration Expenses. All fees and expenses incurred by the Company and incident to the performance of or compliance with this Agreement by the Company (including without limitation (i) all registration and filing fees (including fees and expenses with respect to (A) all SEC, stock exchange or trading system and FINRA registration, listing, filing and qualification and any other fees associated with such filings, including with respect to counsel for the underwriters and any qualified independent underwriter in connection with FINRA qualifications, (B) rating agencies and (C) compliance with securities or “blue sky” laws, including any fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 6(h)), (ii) fees and expenses of the financial printer, (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of all independent certified public accountants, including the expenses of any special audits and/or “comfort letters” required by or incident to such performance and compliance) and all reasonable fees and expenses of one counsel retained by the holders of Registrable Securities, shall be borne by the Company, whether or not any Registration Statement is filed or becomes effective. All underwriters’ discounts and selling commissions, in each case related to Registrable Securities registered in accordance with this Agreement, shall be borne by the holders of Registrable Securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

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Section 8. Indemnification.

(a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter, from and against any and all reasonably foreseeable losses, claims, damages, liabilities, costs (including costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, in each case arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, offering circular, any amendments or supplements thereto, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and (without limitation of the preceding portions of this Section 8(a)) will reimburse each such holder, each of its officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees and each Person who controls each such holder and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each such underwriter, and each Person who controls any such underwriter, for any reasonable and documented out-of-pocket legal and any other expenses actually incurred in connection with investigating and defending or, subject to the last sentence of this Section 8(a), settling any such Loss or action, provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such holder or underwriter, but only if such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information regarding such holder of Registrable Securities furnished to the Company by such holder of Registrable Securities or its authorized representatives expressly for inclusion therein. It is agreed that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld).

(b) Indemnification by Holder of Registrable Securities. Each holder of Registrable Securities shall indemnify, to the fullest extent permitted by law, severally and not jointly with any other holders of Registrable Securities, the Company, its Subsidiaries, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of

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the Exchange Act) and each their respective officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees from and against all Losses arising out of or based on any untrue statement of a material fact contained in such Registration Statement, Prospectus, offering circular, any amendments or supplements thereto, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to reimburse the Company, its Subsidiaries, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and each their respective officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees for any reasonable and documented out-of-pocket legal or any other expenses actually incurred in connection with investigating or defending any such Loss or action, subject to the immediately following proviso, settling any such Loss or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, offering circular, any amendments or supplements thereto, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document in reliance upon and in conformity with written information regarding such holder of Registrable Securities furnished to the Company by such holder of Registrable Securities or its authorized representatives expressly for inclusion therein; provided, however, that the foregoing obligations shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such holder of Registrable Securities shall be limited to the net proceeds received by such selling holder from the sale of Registrable Securities covered by such Registration Statement.

(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (each, an “Indemnifying Party”) of any claim or of the commencement of any Proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or Proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or Proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, in which case the Indemnified Party shall have the right to employ separate counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with

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any one such claim or Proceeding or separate but substantially similar or related claims or Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 8) shall be paid to the Indemnified Party, as incurred, promptly upon receipt of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder, provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification under this Section 8).

(d) Contribution. If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), an Indemnifying Party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 8(b) by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Section 9. Rule 144. The Company shall use reasonable best efforts to: (i) file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, to the extent required from time to time to enable all holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144; and (ii) so long as any Registrable Securities are outstanding, furnish holders thereof upon request (A) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act and (B) a copy of the most recent annual or quarterly report of the Company (except to the extent the same is available on EDGAR).

Section 10. Underwritten Registrations. In connection with any underwritten offering, the investment banker or investment bankers and managers shall be selected by the Shareholders holding the majority of Registrable Securities included in any Demand Registration, including any Shelf Offering, initiated by such Shareholders, subject to the reasonable satisfaction of the Company.

Section 11. Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Shareholders holding a majority of the Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders pursuant to such Registration Statement.

(b) Notices. All notices required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied and confirmed, or mailed by certified mail, return receipt requested, or overnight delivery service with proof of receipt maintained, at the following address (or any other address that any such party may designate by written notice to the other parties): If to the Company, to the address of its principal executive offices. If to any Shareholder, at such Shareholder’s address as set forth on the records of the Company. Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy, be deemed received on the first business day following confirmation; shall, if delivered by overnight delivery service, be deemed received the first business day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five business days after the date of deposit in the United States mail.

(c) Successors and Assigns; Shareholder Status. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties,

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including subsequent holders of Registrable Securities acquired, directly or indirectly, from the Shareholders in compliance with any restrictions on transfer or assignment; provided, however, that (x) the Company may not assign this Agreement (in whole or in part) without the prior written consent of the holders of a majority of the Registrable Securities and (y) such successor or assign shall not be entitled to such rights unless the successor or assign shall have executed and delivered to the Company an Addendum Agreement substantially in the form of Exhibit A hereto (which shall also be executed by the Company) promptly following the acquisition of such Registrable Securities, in which event such successor or assign shall be deemed a Shareholder for purposes of this Agreement; provided, however, that a Shareholder may assign its rights and obligations under this Agreement upon written notice to the Company (i) if such assignment is in connection with (1) a transfer or sale of all or substantially all of the Registrable Securities held by such Shareholder or (2) a transfer or sale of at least one million shares of Common Stock or Registrable Securities that represent at least one million shares of Common Stock on an “as-converted basis” (as adjusted after the date hereof for stock splits, stock dividends, recapitalizations and similar transactions) or (ii) to any of its partners, members, equityholders, or Affiliates or one or more private equity funds sponsored or managed by an Affiliate. For the avoidance of doubt, if any Shareholder assigns some or all of its rights hereunder to deliver a Demand Notice or a Take-Down Notice to any permitted assignee, such Shareholder shall, if such rights to deliver Demand Notices or Take-Down Notices are subject to limitations pursuant to this Agreement, including Section 3(e) and the provisos to Section 4(c), no longer be entitled to exercise such rights, but only to the extent not assigned, and the exercise of such Demand Notice or Take-Down Notice by such assignee shall be subject to the provisions of this Agreement, including Section 3(e) and the provisos to Section 4(c). Except as provided in Section 8 with respect to an Indemnified Party, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.

(d) Counterparts. This Agreement may be executed in two or more counterparts and delivered by facsimile, pdf or other electronic transmission with the same effect as if all signatory parties had signed and delivered the same original document, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e) Headings; Construction. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context requires otherwise: (i) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (ii) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation,”; (iii) references to sections and paragraphs refer to sections and paragraphs of this Agreement; and (iv) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including Exhibit A hereto, and not to any particular subdivision unless expressly so limited.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with, the laws of the State of New York.

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(g) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h) Entire Agreement. This Agreement, that certain Confidentiality Agreement, dated as of March 20, 2015, by and between the Company and Brookfield Capital Partners LLC, that certain Stockholder Rights Agreement, dated as of the date hereof, by and between the Company and the Purchaser, the Investment Agreement, the Certificate of Designations and that certain Certificate of Designations of the Company, setting forth the rights, privileges, preferences and restrictions of the Series B Convertible Preferred Stock, dated as of the date hereof, are intended by the parties as a final expression of their agreement, and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein, with respect to the registration rights granted by the Company with respect to Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. Notwithstanding the foregoing, this Agreement shall not supersede the transfer restrictions in that certain Stockholder Rights Agreement, dated as of the date hereof, by and between the Company and the Purchaser.

(i) Securities Held by the Company or its Subsidiaries. Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

(j) Specific Performance; Further Assurances. The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach. The parties hereto agree that in the event the registrations and sales of Registrable Securities are effected pursuant to the laws of any jurisdiction outside of the United States, such parties shall use their respective reasonable best efforts to give effect as closely as possible to the rights and obligations set forth in this Agreement, taking into account customary practices of such foreign jurisdiction, including executing such documents and taking such further actions as may be reasonably necessary in order to carry out the foregoing.

(k) Term. This Agreement shall terminate with respect to a Shareholder on the date on which such Shareholder ceases to hold Registrable Securities; provided, that, such Shareholder’s rights and obligations pursuant to Section 8, as well as the Company’s obligations to pay expenses pursuant to Section 7, shall survive with respect to any registration statement in

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which any Registrable Securities of such Shareholders were included. From and after the date of this Agreement, the Company shall not, without the consent of the Shareholders holding a majority of the Registrable Securities, enter into any agreement with any Person giving, including any holder or prospective holder of any securities of the Company, any registration rights (i) the terms of which are more favorable than, senior to or conflict with, the registration rights granted to the Shareholders hereunder or (ii) permitting such Person to exercise a demand registration right during the period expiring on the second anniversary of the date hereof; provided, that, the Company may enter into an agreement granting such rights if such agreement provides the Shareholders with piggyback rights consistent with those granted to the Shareholders pursuant to Section 4, and, if such agreement contains any underwriter cutbacks consistent with Section 4(b), then the Shareholders shall participate with such other holders on a pro rata basis; and provided, further, that the Company may enter into an agreement granting such demand rights in connection with the issuance of securities of the Company pursuant to (i) a bona fide material acquisition, disposition or other similar transaction involving the Company or any of its Subsidiaries, (ii) the terms of any employment agreement or arrangement or employee benefit plan of the Company or any of its Subsidiaries, (iii) an exchange of indebtedness of the Company into equity and (iv) a proposed resale of convertible securities of the Company by any holder thereof, in each case, to the extent that the entering into of such an agreement is customary in a transaction of the type contemplated.

(l) Consent to Jurisdiction; Waiver of Jury Trial. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the State of New York located in New York County and the federal courts of the United States of America located in New York County, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.

Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in the paragraph above by the mailing of a copy thereof in the manner specified by the provisions of Section 11(b).

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

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IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first above written.

GRAFTECH INTERNATIONAL LTD.

By:
Name:
Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

BCP IV GRAFTECH HOLDINGS LP

By its general partner, BPE IV (Non-Cdn) GP LP,

By its general partner, Brookfield Capital Partners Ltd.,

Name:	David Nowak
Title:	Managing Partner

Name:	J. Peter Gordon
Title:	Managing Partner

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

EXHIBIT A

ADDENDUM AGREEMENT

This Addendum Agreement is made this day of , 20 , by and between (the “New Shareholder”) and GrafTech International Ltd. (the “Company”), pursuant to a Registration Rights Agreement dated as of [●], 2015 (the “Agreement”), by and between the Company and the Purchaser. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

W I T N E S S E T H:

WHEREAS, the Company has agreed to provide registration rights with respect to the Registrable Securities as set forth in the Agreement; and

WHEREAS, the New Shareholder has acquired Registrable Securities directly or indirectly from a Shareholder; and

WHEREAS, the Company and the Shareholders have required in the Agreement that all persons desiring registration rights pursuant to the Agreement must enter into an Addendum Agreement binding the New Shareholder to the Agreement to the same extent as if it were an original party thereto;

NOW, THEREFORE, in consideration of the mutual promises of the parties, the New Shareholder acknowledges that it has received and read the Agreement and that the New Shareholder shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement to the same extent as if it were an original party to the Agreement (or as otherwise provided therein) and shall be deemed to be a Shareholder thereunder.

New Shareholder

Address:

Agreed to on behalf of GrafTech International Ltd. pursuant to Section 11(c) of the Agreement.

GRAFTECH INTERNATIONAL LTD.

By:
Printed Name and Title

SCHEDULE D

STOCKHOLDER RIGHTS AGREEMENT

by and between

GRAFTECH INTERNATIONAL LTD.

and

BCP IV GRAFTECH HOLDINGS LP

Dated as of [●], 2015

-i-

STOCKHOLDER RIGHTS AGREEMENT, dated as of [●], 2015 (as may be amended from time to time, this “Agreement”), by and between GrafTech International Ltd., a Delaware corporation (the “Company”) and BCP IV GrafTech Holdings LP, a limited partnership formed under the laws of Delaware (the “Initial Stockholder”).

W I T N E S S E T H:

WHEREAS, the Company and the Initial Stockholder have entered into an Investment Agreement, dated as of May [●], 2015 (as may be amended from time to time, the “Investment Agreement”), pursuant to which, among other things, the Company is issuing to the Initial Stockholder shares of Series A Preferred Stock and Series B Preferred Stock (together, “Convertible Preferred Stock”);

WHEREAS, simultaneously with the execution and delivery of this Agreement by the parties hereto, the Company and the Initial Stockholder have entered into a Registration Rights Agreement, dated as of [●], 2015 (as may be amended from time to time, the “Registration Rights Agreement”), pursuant to which, among other things, the Company grants the Initial Stockholder certain registration and other rights with respect to the Convertible Preferred Stock and Common Stock; and

WHEREAS, each of the parties hereto wishes to set forth in this Agreement certain terms and conditions regarding the Initial Stockholder’s ownership of the Securities.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

GOVERNANCE

1.1 Board of Directors.

(a) (i) For so long as the Approved Holders hold at least twenty-five percent (25%) but less than seventy-five percent (75%) of the Original Preferred Shares, the Majority Approved Holders shall have the right to designate for nomination one (1) member of the board of directors of the Company (the “Board”); provided, that if the holders of the shares of Series A Preferred Stock are entitled pursuant to Section 6 of the Series A Certificate to elect one (1) director, the designee provided for herein shall be the nominee for such position and (ii) for so long as the Approved Holders hold at least seventy-five percent (75%) or more of the Original Preferred Shares, the Majority Approved Holders shall have the right to designate for nomination two (2) members of the Board; provided, that if the holders of the shares of Series A Preferred Stock are entitled pursuant to Section 6 of the Series A Certificate to elect two (2) directors, the designees provided for herein shall be the nominees for such positions. In the event the Approved Holders do not hold at least twenty-five percent (25%) or seventy-five percent (75%) of the Original Preferred Shares, as applicable, (i) the Approved Holders shall promptly (x) cause all members of the Board designated by the Majority Approved Holders for nomination to the Board (or one (1) member of the Board, if the Approved Holders hold at least twenty-five percent (25%) but less than seventy-five percent (75%) of the Original Preferred Shares) to immediately tender their resignations from the Board, and (y) if such member or members of the Board do not resign, take all actions necessary to remove the member or members from the Board to the extent permitted by applicable Law and (ii) the Approved Holders hereby expressly authorize the Company to remove such members (or one (1) member chosen by the Majority Approved Holders, if the Approved Holders hold at least twenty-five percent (25%) but less than seventy-five percent (75%) of the Original Preferred Shares), to the extent permitted by applicable Law.

(b) The Board shall recommend that such designees be included in the slate of nominees in the class to be elected or appointed to the Board at the next (and each applicable subsequent) annual or special meeting of stockholders by (i) the Preferred Stockholders pursuant to Section 6(a)(v) of the Series A Certificate so long as such class vote exists and thereafter, (ii) such other class to be elected or appointed to the Board at the next (and each applicable subsequent) annual or special meeting of the stockholders, subject in each case to such designee’s satisfaction of all applicable requirements regarding service as a director of the Company under applicable Law and NYSE rules (or the rules of the principal market on which the Common Stock is then listed) regarding service as a director and such other criteria and qualifications for service as a director applicable to all directors of the Company as in effect on the date thereof; provided, however, that in no event shall any such designee’s relationship with the Approved Holders or their Affiliates (or any other actual or potential lack of independence resulting therefrom) be considered to disqualify such designee from being a member of the Board pursuant to this Section 1.1.

(c) For so long as the Majority Approved Holders have the right to designate directors for nomination pursuant to Section 1.1(a):

(i) the Company or the Board shall (i) to the extent necessary cause the Board to have sufficient vacancies to permit such persons to be added as members of the Board, (ii) nominate such persons for election to the Board and (iii) recommend that the Company’s stockholders vote in favor of the persons designated for nomination by the Majority Approved Holders in all subsequent stockholder meetings. In the event of the death, disability, resignation or removal of any person designated by the Majority Approved Holders as a member of the Board, subject to the continuing satisfaction of the applicable threshold set forth in Sections 1.1(a), the Majority Approved Holders may designate a person satisfying the criteria and qualifications set forth in Section 1.1(b) to replace such person and the Company shall cause such newly designated person to fill such resulting vacancy. So long as any person designated by the Majority Approved Holders as a member of the Board is eligible to be so designated in accordance with this Section 1.1, the Company shall not take any action to remove such person as such a director without cause without the prior written consent of the Majority Approved Holders;

(ii) the Board shall appoint at least one (1) of such designees as a member of each committee of the Board (excluding the special committee formed to handle the 2015 annual meeting of stockholders and any committee formed to review or approve of transactions or matters involving conflicts of interest with a Holder), subject to compliance with NYSE

(or the rules of the principal market on which the Common Stock is then listed) and U.S. Securities and Exchange Commission rules regarding qualification and independence and the publicly disclosed qualifications of such committee established by the Board prior to the date of this Agreement;

(iii) the Company or the Board shall not delegate the general powers of the Board to any committee that does not include at least one (1) of the Majority Approved Holders’ designees to the Board as a member except the special committee formed to handle the 2015 annual meeting of stockholders and any committee formed to review or approve of transactions or matters involving conflicts of interest with a Holder.

(iv) each of the Majority Approved Holders’ designees for the Board shall be entitled to compensation consistent with the compensation received by other members of the Board, including any fees and equity awards, and reimbursement for reasonable, out-of-pocket and documented expenses incurred in attending meetings of the Board and its committees; and

(v) the Company shall provide the Majority Approved Holders’ designees for the Board with the same rights to indemnification and advancement that it provides to the other members of the Board.

(d) For as long as the Approved Holders hold more than zero percent (0%) but less than twenty-five percent (25%) of the Original Preferred Shares, the Majority Approved Holders shall have the right to designate one (1) observer to the Board, with the person so designated subject to the approval of the Board, which approval shall not be unreasonably withheld, who shall have (i) the right to attend all meetings of the Board as an observer (but whose presence shall not be counted towards the Board’s quorum), (ii) the right to receive advance notice of each meeting, including such meeting’s time and place, at the same time and in the same manner as such notice is provided to the members of the Board and (iii) the right to receive copies of all materials, including notices, minutes, consents and regularly compiled financial and operating data distributed to the members of the Board at the same time as such materials are distributed to the Board; provided, however, the Company shall have the right to exclude such observer or withhold such information to the extent such observer’s presence or receipt of such information could reasonably be expected to result in the loss of attorney-client privilege or any other privilege or a violation of antitrust, export control or other Laws, breach of any confidentiality agreement or any other adverse consequence to the Company. The Board observer shall be bound by all applicable fiduciary duties and confidentiality, conflicts of interests, trading and disclosure and other governance requirements of a director on the Board.

(e) For so long as twenty-five percent (25%) of the Original Preferred Shares remain outstanding, the Company shall not, without the prior written approval of the holders of a majority of the outstanding shares of Series A Preferred Stock, increase the size of the Board in excess of eleven (11).

ARTICLE II

OTHER COVENANTS

2.1 Preemptive Rights.

(a) So long as a Stockholder and its Affiliates who are Permitted Transferees, collectively, hold at least twenty-five percent (25%) of the shares of the Series A Preferred Stock (including Series A Preferred Stock issued upon conversion of Series B Preferred Stock), the Stockholders shall be entitled to the preemptive rights set forth in this Section 2.1 with respect to any issuance of Common Stock or Equity-based Securities by the Company and, with respect to an issuance in connection with the sale of Equity-based Securities in an initial public offering, its current and future Subsidiaries (each a “Group Company” and collectively, the “Group Companies”), other than a Permitted Issuance (a “Preemptive Rights Issuance”).

(b) If the Company at any time or from time to time effects a Preemptive Rights Issuance, the Company shall give written notice to the Stockholders a reasonable period in advance of such issuance (but in no event later than ten (10) days prior to such issuance), which notice shall set forth the number and type of the securities to be issued, the issuance date, the offerees or transferees, the price per security, and all of the other material terms and conditions of such issuance, which shall be deemed updated by delivery or filing of documentation with such material terms and conditions for such issuance to the Stockholders (including a pricing term sheet or free writing prospectus, in the case of a public offering). Each Stockholder may, by irrevocable written notice to the Company (a “Preemptive Rights Notice”) delivered no later than five (5) days after delivery of such Company notice, commit itself to purchase (or designate an Affiliate thereof to purchase) up to such number of securities as necessary to maintain such Stockholder’s Percentage Ownership of the Company as of immediately prior to such Preemptive Rights Issuance, in the amount specified in such Preemptive Rights Notice (which amount shall not exceed the number of securities necessary to maintain the Stockholder’s Percentage Ownership of the Company as of immediately prior to such Preemptive Rights Issuance), on the same terms and conditions as such Preemptive Rights Issuance (it being understood and agreed that the price per security that such Stockholder shall pay shall be the same as the price per security set forth in the Preemptive Rights Notice). If a Stockholder exercises its preemptive rights hereunder with respect to such Preemptive Rights Issuance, the Company shall issue to such Stockholder (or its designated Affiliates) the number of securities specified in such Preemptive Rights Notice in accordance with the terms of the issuance, but in no event earlier than fifteen (15) days after delivery of the Preemptive Rights Notice. For the avoidance of doubt, in the event that the issuance of Common Stock or Equity-based Securities in a Preemptive Rights Issuance involves the purchase of a package of securities that includes Common Stock or Equity-based Securities and other securities in the same Preemptive Rights Issuance, each Stockholder shall only have the right to acquire its applicable pro rata portion of such other securities, together with its applicable pro rata portion of such Common Stock or Equity-based Securities, in the same manner described above (as to amount, price and other terms).

(c) The election by a Stockholder not to exercise its preemptive rights hereunder in any one instance shall not affect its right as to any future Preemptive Rights Issuances.

(d) Notwithstanding anything contained in this Section 2.1, to the extent a Preemptive Rights Issuance is being made only to investors that are “accredited investors” within the meaning of Rule 501 under Regulation D promulgated under the Securities Act, then, at the option of the Board, in its sole discretion, any Stockholder may be excluded from the offer to purchase any securities pursuant to this Section 2.1 and shall have no rights under this Section 2.1 with respect to such Preemptive Rights Issuance to the extent it is not an “accredited investor”.

(e) If the Board determines in good faith that circumstances require the Company to effect a Preemptive Rights Issuance without first complying with the terms set forth in this Section 2.1, the Company shall be permitted to do so without complying with the terms set forth in this Section 2.1 in connection with such Preemptive Rights Issuance; provided, that as promptly as practicable following such Preemptive Rights Issuance, the Company permits each Stockholder to purchase its proportionate amount of the applicable securities in the manner contemplated by this Section 2.1.

(f) If the underwriter or placement agent with respect to a Preemptive Rights Issuance advises the Board that, in its or their opinion, a Stockholder’s purchase of a portion of the securities that are to be issued in such Preemptive Rights Issuance is likely to adversely affect such offering, including, but not limited to, with respect to the price, timing or distribution of the securities offered or the market for the securities offered, then the Company shall be permitted to effect such Preemptive Rights Issuance without complying with the terms of this Section 2.1 with respect to such Stockholder and such Stockholder shall not have any preemptive rights with respect thereto.

(g) Notwithstanding anything to the contrary contained herein, the Company shall not be required to issue any securities pursuant to this Section 2.1, and may modify the voting or other rights of such securities, in each case to the extent that the issuance of such securities to a Stockholder would constitute noncompliance with NYSE rules (or the rules of the principal market on which the Common Stock is then listed) regarding approval by stockholders or would require such approval.

2.2 Information Rights.

(a) Following the Closing and for as long as the Majority Approved Holders have the right to designate at least one (1) director for nomination pursuant to Section 1.1(a), and subject to Section 5.4, (i) the Company shall provide the Approved Holders with unaudited monthly (as soon as reasonably possible after they become available but in no event before they are sent to the Board) management financial statements, quarterly (as soon as reasonably possible after they become available but in no event before they are sent to the Board) financial statements and audited (by a nationally recognized accounting firm) annual (as soon as reasonably possible after they become available but in no event before they are sent to the Board) financial statements, in each case, prepared in accordance with GAAP as in effect from time to time, which statements shall include the consolidated balance sheets of the Company and its Subsidiaries and the related consolidated statements of income, shareholders’ equity and cash flows and (ii) subject to reasonable restrictions imposed by the Company to comply with antitrust, export control and other Laws and to avoid disclosure to competitors, suppliers and vendors, the Company shall permit the Approved Holders or any authorized representatives designated by the Approved Holders reasonable access to visit and inspect any of the properties of the Company or any of its Subsidiaries, including its and their books of accounting and other records, and to discuss its and their affairs, finances and accounts with its and their officers, all upon reasonable notice and at such reasonable times and as often as the Approved Holders may reasonably request. Any investigation pursuant to this Section 2.2 shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the Company and its Subsidiaries.

(b) Following the Closing and for as long as the Approved Holders have the right to designate at least one (1) director for nomination pursuant to Section 1.1(a), subject to Section 5.4, the Company shall provide to the Approved Holders all written information that is provided to the Board at substantially the same time at which such information is first delivered or otherwise made available in writing to the Board; provided, however, that the Company shall not be required to provide information to the extent it could reasonably be expected to result in the loss of privilege or a violation of antitrust, export control or other Laws.

(c) Nothing herein shall require the Company or any of its Subsidiaries to disclose any information to the extent (i) prohibited by applicable Law, (ii) that the Company reasonably believes such information to be competitively sensitive or proprietary information or (iii) that such disclosure would reasonably be expected to cause a violation of any agreement to which the Company or any of its Subsidiaries is a party or would cause a risk of loss of privilege to the Company or any of its Subsidiaries (provided that the Company shall use reasonable best efforts to make appropriate substitute arrangements under circumstances where the restrictions in clauses (i), (ii) and/or (iii) apply).

2.3 Transfer Restrictions. Without the prior written consent of the Company in its sole discretion, no Stockholder may Transfer any shares of Convertible Preferred Stock or any shares of Common Stock issued or issuable upon conversion of the Convertible Preferred Stock to any Persons listed on Exhibit A attached hereto (“Prohibited Transferees”); provided that no such restriction shall apply to a Transfer in a widely distributed registered public offering. Prohibited Transferees shall also include the Subsidiaries and Affiliates of each person listed on Exhibit A.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Stockholders. The Initial Stockholder, as of the date hereof, and each other Stockholder, as of the date such Stockholder becomes a party to this Agreement, hereby represent and warrant to the Company as follows:

(a) Such Stockholder has been duly formed, is validly existing and is in good standing under the laws of its jurisdiction of organization. Such Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b) The execution and delivery by such Stockholder of this Agreement and the performance by such Stockholder of its obligations under this Agreement does not and will not conflict with, violate any provision of, or require the consent or approval of any Person under, Applicable Law, the organizational documents of such Stockholder, or any Contract to which such Stockholder is a party or to which any of its assets are subject.

(c) The execution, delivery and performance of this Agreement by the such Stockholder has been duly authorized by all necessary corporate (or similar) action on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

3.2 Representations and Warranties of the Company. The Company hereby represents and warrants to the Initial Stockholder as of the date hereof as follows:

(a) The Company is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b) The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement do not and will not conflict with, violate any provision of, or require any consent or approval of any Person under, (i) Applicable Law, (ii) the organizational documents of the Company, or (iii) any Contract to which the Company is a party or to which any assets of the Company and its Subsidiaries are subject, in case of clauses (i) and (iii), except as would not be reasonably expected to have a Company Material Adverse Effect (as defined in the Investment Agreement).

(c) The execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Stockholders, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

ARTICLE IV

DEFINITIONS

4.1 Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms

“controlling,” “controlled by” and “under common control with” have correlative meanings. For purposes of this Agreement, none of the Stockholders and their respective Affiliates shall be deemed to be Affiliates of the Company or any of its subsidiaries.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Law” means all applicable provisions of (i) constitutions, statutes, laws, rules, regulations, ordinances, codes or orders of any Governmental Entity, and (ii) any orders, decisions, injunctions, judgments, awards or decrees of any Governmental Entity.

“Approved Holders” means the Initial Stockholder and any Permitted Transferees.

“Board” has the meaning set forth in Section 1.1.

“Closing” has the meaning set forth in the Investment Agreement.

“Common Stock” means the common stock, par value $0.01 of the Company.

“Company” has the meaning set forth in the Preamble.

“Confidential Information” means any and all confidential or proprietary information pertaining to (i) the Company or its Affiliates, or the respective businesses and operations thereof, furnished or made available by the Company to, any Stockholder; provided, that “Confidential Information” shall not include information that (A) is, at the time of disclosure, already in such Stockholder’s possession (provided, however, that such information is not known by the Stockholder to be subject to an obligation of confidentiality owed to the Company or any other Person), (B) is or becomes generally available to the public other than as a result of a disclosure by such Stockholder or any of its Representatives in violation of this Agreement or any applicable confidentiality or non-disclosure agreement, (C) becomes available to such Stockholder on a non-confidential basis from a source other than the Company or its Representatives (provided, however, that such source is not known by the Stockholder to be bound by an obligation of confidentiality owed to the Company or any other Person) or (D) such Stockholder can demonstrate was independently developed by such Stockholder or its Affiliates without reference to, incorporation of or other use of any Confidential Information or information from any source that is known by the Stockholder to be bound by an obligation of confidentiality owed to the Company or any other Person.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of March 20, 2015, by and between GrafTech International Ltd. and Brookfield Capital Partners LLC.

“Contract” means any contract, agreement, obligation, note, bond, mortgage, indenture, guarantee, agreement, subcontract, lease or undertaking (whether written or oral and whether express or implied).

“Convertible Preferred Stock” has the meaning set forth in the Recitals.

“Equity-based Security” means capital stock (including a new class of common stock of the Company other than Common Stock), any preferred stock or any other equity-like or hybrid securities (including debt securities with equity components), including options, warrants, convertibles, exchangeable or exercisable securities, stock appreciation rights or any other security or arrangement whose economic value is derived for the value of the equity of the Group Companies.

“Exchange Act” means the U.S. Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Entity” means any foreign, federal or local government, or regulatory or enforcement authority of any such government or any court, administrative agency or commission or other authority or instrumentality of any such government.

“Initial Stockholder” has the meaning set forth in the Preamble.

“Investment Agreement” has the meaning set forth in the Recitals.

“Law” means any applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or other legally binding requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Majority Approved Holders” means, as of any date, the Approved Holders holding a majority of the Original Preferred Shares then held by all Approved Holders.

“Majority Stockholders” means, as of any date, the Stockholders holding a majority of the Common Stock of the Company on a fully-diluted, as converted basis then held by all Stockholders.

“Original Preferred Shares” means, as of any date, the Common Stock issuable upon conversion of the Series A Preferred Stock issued pursuant to the Investment Agreement on the date hereof plus the shares of Common Stock that were converted from shares of Series A Preferred Stock issued pursuant to the Investment Agreement as of the date hereof (excluding, for the avoidance of doubt, all shares of Series A Preferred Stock issued upon the conversion of the Series B Preferred Stock and all shares of Common Stock issued upon conversion of such shares of Series A Preferred Stock.

“Percentage Ownership” means, as to any Stockholder and as of any date, the percentage equal to (i) the aggregate number of shares of Common Stock held by such Stockholder on a fully diluted as-converted basis divided by (ii) the total number of outstanding shares of Common Stock of the Company on a fully diluted, as-converted basis.

“Permitted Issuance” means any issuance of Common Stock or Equity-based Securities in connection with (i) stock dividends, (ii) stock splits or subdivisions, (iii) reclassifications, redomestications and similar transactions (except to the extent that new capital is raised in connection therewith), (iv) equity kickers to bona fide lenders, (v)

issuances in respect of any equity incentive, stock option, restricted stock or similar plan approved by the Board, (vi) issuances in respect of acquisitions, (vii) issuances in respect of any shareholder rights plan or (viii) issuances in respect of conversion of the Convertible Preferred Stock.

“Permitted Transferee” means a Person (other than a Prohibited Transferee) to which the Initial Stockholder has Transferred Original Preferred Shares following written approval thereof by the Board, which approval shall not be unreasonably withheld, and that executes a joinder agreement substantially in the form attached hereto as Exhibit B; provided, that controlled Affiliates of Brookfield Asset Management Inc. shall be deemed approved by the Board for the purposes of this definition.

“Person” means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Preemptive Rights Issuance” has the meaning set forth in Section 2.1(a).

“Preemptive Rights Notice” has the meaning set forth in Section 2.1(b).

“Prohibited Transferee” has the meaning set forth in Section 2.3.

“Representative” means, with respect to any Person, any director, officer, employee, Affiliate, advisor (including any financial advisor, legal counsel, accountant or consultant), agent or other representative of such Person.

“Securities” shall mean the Convertible Preferred Stock, including the Common Stock underlying the Convertible Preferred Stock.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means shares of preferred stock, par value $0.01 per share, designated as “Series A Convertible Preferred Stock”, of the Company issued pursuant to the Investment Agreement.

“Series B Preferred Stock” means shares of preferred stock, par value $0.01 per share, designated as “Series B Convertible Preferred Stock”, of the Company issued pursuant to the Investment Agreement.

“Stockholders” means the Initial Stockholder and any Person (i) (x) who acquires Convertible Preferred Stock (or to whom Convertible Preferred Stock is transferred), whether from a Stockholder or, (y) to whom any rights, interests or obligations hereunder are assigned pursuant to Section 5.3 and (ii) in the case of both (i)(x) and (i)(y), who executes a written joinder agreement substantially in the form attached hereto as Exhibit B.

“Transfer” by any person means directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any securities owned by such person or of any interest (including any voting interest) in any securities owned by such person.

4.2 Terms Generally. The words “hereby,” “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which such word appears. All references herein to “Articles” and “Sections” shall be deemed references to Articles and Sections of this Agreement unless the context shall otherwise require. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” References to “$” or “dollars” means United States dollars. The definitions given for terms in this Article IV and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. References herein to any agreement or letter shall be deemed references to such agreement or letter as it may be amended, restated or otherwise revised from time to time.

ARTICLE V

MISCELLANEOUS

5.1 Term. This Agreement will be effective as of the Closing and, except as otherwise set forth herein, will continue in effect thereafter until the mutual written agreement of the Company and the Majority Stockholders.

5.2 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Majority Stockholders. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

5.3 Successors and Assigns. Except as otherwise provided below, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the Company and the Majority Stockholders. Notwithstanding the foregoing, (i) subject to the execution of a joinder agreement substantially in the form set forth as Exhibit B, a Stockholder may assign all or any portion of its rights, interests or obligations under this Agreement to any Person (other than a Prohibited Transferee) to which such Stockholder assigns or transfers Securities and (ii) this Agreement may be assigned by operation of law by the Company. This Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective permitted successors and assigns. Any attempted assignment in violation of this Section 5.3 shall be void.

5.4 Confidentiality. The parties recognize that, in connection with the performance of this Agreement, the Company may provide the Stockholders with access to, or otherwise furnish the Stockholders with, certain Confidential Information. The Stockholders shall keep all Confidential Information strictly confidential and not disclose any such Confidential Information to any other Person, except as may be required by applicable Law, or at the request of any applicable Governmental Entity; provided, however, that each Stockholder may disclose such Confidential Information to its Representatives who need to know such Confidential Information for purposes of such Stockholder’s investment in the Company and who agree to be bound by the terms of this Section 5.4. Furthermore, each Stockholder shall not, and shall cause its Representatives not to, use any Confidential Information for any purpose whatsoever other than to evaluate its investment in the Company. Each Stockholder shall take precautions that are reasonable, necessary and appropriate to guard the confidentiality of the Confidential Information and shall treat such Confidential Information with at least the same degree of care which it applies to its own confidential and proprietary information. In the event that any Stockholder (or any Affiliates thereof) is required by applicable Law, or at the request of any applicable Governmental Entity, to disclose any Confidential Information, it shall, to the extent permitted by applicable Law, provide prompt written notice to the Company to enable the Company to seek an appropriate protective order or remedy. Each Stockholder hereby acknowledges and agrees that all Confidential Information is and shall at all times remain the sole and exclusive property of the Company or its Affiliates. For the avoidance of doubt, the terms of this Section 5.4 shall survive the termination of this Agreement.

5.5 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

5.6 Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

5.7 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement), together with the Confidentiality Agreement, the Investment Agreement and the Registration Rights Agreement, constitutes the entire agreement among the parties or to which they are subject and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of the transactions contemplated hereby and thereby.

5.8 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (excluding choice-of-law principles of the laws of such State that would permit the application of the laws of a jurisdiction other than such State), without regard to any applicable conflicts-of-law principles. The parties hereto agree that any suit, action or proceeding brought by any party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the federal courts of the United States of America located in the State of Delaware. Each of the parties hereto submits to the exclusive jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

5.9 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.10 Specific Performance. The parties hereto agree that irreparable damage may occur if any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to seek an injunction or injunctions or other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court set forth in Section 5.8, in addition to any other remedy to which they are entitled at law or in equity.

5.11 No Third-Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns, all of whom shall be third-party beneficiaries of this Agreement.

5.12 Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to:

GrafTech International Ltd.

Suite 300 Park Center I

6100 Oak Tree Boulevard

Independence, Ohio 44131

Attn:	General Counsel
E-mail:	john.moran@graftech.com
Fax:	216-676-2526

with copies (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attn:	Steven A. Seidman
Michael A. Schwartz
E-mail:	sseidman@willkie.com
mschwartz@willkie.com
Fax:	212-728-8111

and

Withers Bergman LLP
660 Steamboat Road
Greenwich, Connecticut 06830
Attn:	M. Ridgway Barker
E-mail:	mr.barker@withersworldwide.com
Fax:	203-302-6613

If to the Initial Stockholder, to:

BCP IV GrafTech Holdings LP
c/o: Brookfield Capital Partners Ltd.
Brookfield Place
181 Bay Street, Suite 300
Toronto, Ontario M5J 2T3
Attn:	David Nowak
Peter Gordon
E-mail:	David.Nowak@brookfield.com
Peter.Gordon@brookfield.com
Fax:	416-365-9642

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attn:	Michael J. Aiello
Jackie Cohen
E-mail:	michael.aiello@weil.com
jackie.cohen@weil.com
Fax:	212-310-8007

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

GRAFTECH INTERNATIONAL LTD.

By:
Name:
Title:

[Signature page to Stockholder Rights Agreement]

BCP IV GRAFTECH HOLDINGS LP

By its general partner, BPE IV (Non-Cdn) GP LP,

By its general partner, Brookfield Capital Partners Ltd.,

Name:	David Nowak
Title:	Managing Partner

Name:	J. Peter Gordon
Title:	Managing Partner

[Signature page to Stockholder Rights Agreement]

EXHIBIT A

PROHIBITED TRANSFEREES

The following names are based on information available and minor discrepancies shall not be deemed to exclude such entities from the definition of Prohibited Transferees.

Energoprom Group

Graphite India Limited

Electrocarbon S.A. (also known as Slatina)

HEG Limited

Henan Sanli Carbon Products Co., Ltd.

Hunan Yinguang Carbon Co., Ltd.

Xuzhou Jiang Long Carbon Co., Ltd.

Jinneng Datong Carbon Co., Ltd.

Kaifeng Carbon Company Limited

Hebei Shuntian Electrode Co. Ltd, fka (Laishui Long Great Wall Electrode Co., Ltd.)

Fangda Group (Fushun, Chengdu, Hefei and Lanzhou)

Liaoyang Carbon Co., Ltd.

Liaoyang Shoushan Carbon Factory

Linyi County Lubei Carbon Co., Ltd.

Linzhou Electrical Carbon Co., Ltd

Linzhou Hongqiqu Electrical Carbon Co., Ltd.

Nantong Yangzi Carbon Co., Ltd. (also known as Nantong River-East Carbon Joint Stock Co., Ltd.)

Nippon Carbon Company, Co., Ltd.

SEC Carbon Limited

SGL Group

Shandong Basan Carbon Co., Ltd.

Shijiazhuang Huanan Carbon Factory

Showa Denko K.K.

Sinosteel Carbon Co., Ltd. (Jilin, Songjiang)

Showa Denko Sichuan Carbon Co., Ltd.

Superior Graphite

Tokai Carbon Co., Ltd.

Ukrainian Graphite Pubjsc (also known as Ukrainsky Grafit Company)

Henglongjiang Xinyuan Carbon Co., Ltd.

Pingdingshan Sanji Carbon Co., Ltd.

Dandong Xinxing Carbon Co., Ltd.

Neimeng Xinghe Xingyong Carbon

Fushun Jinli Petrochemical Co., Ltd.

Linghai Hongfeng Carbon Co., Ltd.

Shanxi Zhiyao Carbon Co., Ltd.

Xinghe Muzi Carbon Co., Ltd.

Xuzhou Jinno Graphite Co., Ltd.

Datong Xincheng Carbon Co., Ltd.

Shanxi Hongte - SGL JV

Xinzhengshi Yudian Carbon Co., Ltd.

Handan Huayuan Carbon Co., Ltd.

Mersen S.A.

Toyo Tanso Co. Ltd.

Ibiden Co., Ltd.

Phillips 66 Company

C-Chem Co., Ltd.

Mitsubishi

Nippon Steel Chemical Co.

Sumitomo Corporation

Koch Industries, Inc.

The Morgan Crucible Company PLC

EXHIBIT B

JOINDER AGREEMENT

GrafTech International Ltd.

Suite 300 Park Center Drive

6100 Oak Tree Boulevard

Independence, Ohio 44131

Attention: General Counsel

Ladies and Gentlemen:

Reference is made to the Stockholder Rights Agreement, dated as of [●], 2015 (as such agreement may have been or may be amended from time to time) (the “Agreement”), by and among GrafTech International Ltd., a Delaware corporation, BCP IV GrafTech Holdings LP, a limited partnership formed under the laws of Delaware and any other parties identified on the signature pages of any joinder agreements substantially similar to this joinder agreement executed and delivered in accordance with the Agreement. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement.

The undersigned agrees that, as of the date written below, the undersigned shall become a party to the Agreement, and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as a “Stockholder,” as though an original party thereto. The undersigned represents and warrants that the representations and warranties set forth in Section 3.1 of the Agreement are true and correct in all respects as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the [    ]th day of [            ], [        ].

[ ]

By:
Name:
Title: